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IMPORTANT NOTICE

     Attached to this notice is an electronic copy of a Preliminary Prospectus, dated September 27, 2006, (the “Preliminary Prospectus”), related to the offering of certain Mortgage Pass-Through Certificates, Series 2006-6 (the “Certificates”), to be issued by Luminent Mortgage Trust 2006-6 (the “Issuing Entity”). The Preliminary Prospectus does not constitute an offer to purchase any securities issued or to be issued by the Issuing Entity other than the Certificates.

     Distribution of an electronic copy of the Preliminary Prospectus to any person other than (a) the person receiving the electronic copy of the Preliminary Prospectus from an Underwriter (as defined in the Preliminary Prospectus) or (b) any person retained to advise the person receiving the electronic copy with respect to the offering contemplated by the Preliminary Prospectus (each, an “Authorized Recipient”) is prohibited. Any copying, disclosure or alteration of the Preliminary Prospectus, and any forwarding of the Preliminary Prospectus or any portion thereof by electronic mail or any other means to a person other than an Authorized Recipient, also is prohibited. By accepting delivery of an electronic copy of the Preliminary Prospectus, each recipient will be deemed to have agreed to the foregoing.

The information herein is not complete and may be changed. A registration statement relating to the securities described herein has been filed with the Securities and Exchange Commission and is effective. However, the sale of the securities described herein may not be settled prior to the time a final prospectus is completed. This preliminary prospectus will not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor will there be any such offer, solicitation or sale, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Preliminary Prospectus dated September 27, 2006

PROSPECTUS SUPPLEMENT DATED SEPTEMBER __, 2006
(TO PROSPECTUS DATED JULY 20, 2006)

$765,779,000 (Approximate)

LUMINENT MORTGAGE TRUST 2006-6
Issuing Entity
Mortgage Pass-Through Certificates, Series 2006-6

Lares Asset Securitization, Inc.,	Luminent Mortgage Capital, Inc.
Depositor	Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page S-11 of this prospectus supplement and page 10 in the accompanying prospectus.

The certificates will represent obligations of the issuing entity only and will not represent interests in or obligations of Luminent Mortgage Capital, Inc., Lares Asset Securitization, Inc., any of their affiliates or any other entity.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any other person.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
Class	Approximate Initial Principal Balance	Credit Ratings: S&P / Moody’s

A-1	$427,710,000	AAA / Aaa
A-2A	50,000,000	AAA / Aaa
A-2B	163,850,000	AAA / Aaa
A-3	71,286,000	AAA / Aaa
Total Seniors	$712,846,000

B-1	$14,296,000	AA+ / Aa1
B-2	10,818,000	AA / Aa1
B-3	4,250,000	AA- / Aa2
B-4	7,341,000	A+ / A1
B-5	3,864,000	A / A2
B-6	3,864,000	A- / A3
B-7	3,864,000	BBB / Baa2
B-8	4,636,000	BBB- / Ba1
Total Subordinates Offered Hereby	$52,933,000

The classes of certificates offered by this prospectus supplement are listed, together with the interest rates and certain other terms and material characteristics of these certificates, in the table on page (iv) of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the offered certificates listed in the table and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

The assets of the issuing entity primarily will consist of a pool of residential, conventional, first lien, pay option adjustable rate mortgage loans.

Distributions on the offered certificates will be made monthly as described in this prospectus supplement, commencing October 25, 2006. Credit enhancement for the offered certificates includes subordination, excess interest, overcollateralization, allocation of losses and cap agreement for certain classes provided by Barclays Bank PLC.

Barclays Capital and Bear, Stearns & Co., Inc., as underwriters, intend to distribute the offered certificates by selling them at varying prices to be determined at the time of sale. Total proceeds to the depositor for the offered certificates are anticipated to be approximately 99.94% of their aggregate initial certificate principal balance, plus accrued interest, before deducting expenses payable by the depositor and estimated to be approximately $825,000.

Delivery of the offered certificates will be made only in book-entry facilities of the depository Trust Company and, upon request, through Clearstream Banking Luxembourg and the Euroclear System on or about September 28, 2006. The first monthly distribution date will be October 25, 2006.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BARCLAYS CAPITAL	BEAR, STEARNS & CO. INC.

The date of this prospectus supplement is September __, 2006.

Important notice about information presented in this prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and (2) this prospectus supplement, which describes the specific terms of your certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We have filed preliminary information regarding the issuing entity’s assets and your certificates with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all such preliminary information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the front of this prospectus supplement.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to Lares Asset Securitization, Inc.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the sponsor, the servicers, the master servicer, the securities administrator or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Defined terms used but not defined in this prospectus supplement will have the meanings set forth in the prospectus. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The tables of contents to prospectus supplement and prospectus provide the pages on which these captions are located.

i

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant Member State it has not made and will not make an offer of securities to the public in that relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another relevant Member State and notified to the competent authority in that relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of securities to the public in that relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this prospectus supplement may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than: (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong; or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the such ordinance. Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above. No person to whom this prospectus supplement is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this prospectus supplement to any person.

The Certificates

The certificates consist of the classes of certificates listed in the tables below. Only the offered certificates are offered by this prospectus supplement.

Offered Certificates(1)
Class	Class Principal Balance(2)		Interest Rate Formula (until Optional Termination Date)(3)	Interest Rate Formula (after Optional Termination Date)(4)	Final Scheduled Distribution Date(5)	Expected Final Distribution Date(6)	CUSIP Number	Initial Certificate Ratings

								S&P	Moody’s

A-1	$427,710,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AA 6	AAA	Aaa
A-2A	$50,000,000		LIBOR + __% (7)	LIBOR + __% (7)	October 2046	December 2014	55027Y AB 4	AAA	Aaa
A-2B	$163,850,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AC 2	AAA	Aaa
A-3	$71,286,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AE 8	AAA	Aaa
B-1	$14,296,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AG 3	AA+	Aa1
B-2	$10,818,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AH 1	AA	Aa1
B-3	$4,250,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AJ 7	AA–	Aa2
B-4	$7,341,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AK 4	A+	A1
B-5	$3,864,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AL 2	A	A2
B-6	$3,864,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	December 2014	55027Y AM 0	A–	A3
B-7	$3,864,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	March 2014	55027Y AN 8	BBB	Baa2
B-8	$4,636,000		LIBOR + __% (8)	LIBOR + __% (8)	October 2046	March 2013	55027Y AP 3	BBB–	Ba1
Non-Offered Certificates
B-9	$2,318,000
C	$4,635,311	(9)
R	$0
RX	$0

(1)
The offered certificates are offered in minimum denominations of $100,000 and increments of $1 in excess thereof. The record date for the offered certificates is the close of business on the business date immediately preceding each distribution date.

(2)	These balances are approximate and subject to a variance of up to 5%.

(3)
Reflects the interest rate formula up to and including the earliest possible distribution date on which the Class C certificateholder has the option to purchase the mortgage loans as described in this prospectus supplement under “The Pooling Agreement—Optional Termination.”

(4)
Reflects the interest rate formula for each distribution date if the option to purchase the mortgage loans is not exercised by the Class C certificateholder at the earliest possible distribution date as described in this prospectus supplement under “The Pooling Agreement—Optional Termination.”

(5)	The final scheduled distribution date for the offered certificates is based upon the first distribution date following the month of the last scheduled payment of the latest maturing mortgage loan.

(6)
The expected final distribution date, based upon (a) 100% of the prepayment assumption and the structuring assumptions used in this prospectus supplement, each as described herein under “Yield, Prepayment and Weighted Average Life Considerations—Structuring Assumptions” and (b) the assumption that the option to purchase the mortgage loans is exercised by the Class C certificateholders on the earliest possible distribution date as described in this prospectus supplement under “The Pooling Agreement—Optional Termination.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(7)
The Class A-2A certificates are subject to a cap, as discussed in footnote (8), but have the benefit of a cap agreement intended to pay certificateholders on each distribution date the difference, if any, between LIBOR plus the applicable margin and the adjusted weighted average of the net loan rates (adjusted to account for negative amortization on the mortgage loans in excess of the principal distribution amount).

(8)	Subject to a maximum interest rate equal to a cap based on weighted average of the net loan rates of the mortgage loans, adjusted for the related accrual period.

(9)	Initial overcollateralization amount.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

v

APPENDIX A	Certain Characteristics of the Mortgage Loans
APPENDIX B	Assumed Mortgage Loan Characteristics
APPENDIX C	Class Principal Balance Decrement Tables

TABLE OF CONTENTS

PROSPECTUS

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SUMMARY OF TERMS

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction. Accordingly, what actually occurs may be very different from the projections included in this prospectus supplement.

•

Whenever we refer to a percentage of some or all of the mortgage loans of the issuing entity, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans in relation to all of the mortgage loans as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement under “Description of the Mortgage Loans—General” how the scheduled principal balance of a mortgage loan is determined.

Issuing Entity

Luminent Mortgage Trust 2006-6, a common law trust. See “The Pooling Agreement - The Issuing Entity” in this prospectus supplement.

Sponsor

Luminent Mortgage Capital, Inc., a Maryland corporation. The sponsor is the ultimate parent of the depositor and the seller. See “The Sponsor” in this prospectus supplement.

Depositor

Lares Asset Securitization, Inc., a Delaware corporation, will transfer the mortgage loans to the issuing entity. See “The depositor” in this prospectus supplement.

Seller

Maia Mortgage Finance Statutory Trust, a Maryland business trust, will sell the mortgage loans to the depositor.

Originators

Approximately 40.36%, 37.30%, 11.11% and 8.53% of the mortgage loans were originated (or acquired from correspondent lenders) by GMAC Mortgage Corporation, Residential Funding Corporation, MortgageIT, Inc. and Countrywide Home Loans, Inc. No other originator originated more than 5% of the mortgage loans. The originators will make representations in respect of the mortgage loans sold to the trust. See “Description of the Mortgage Loans” in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A. will monitor the servicing of the mortgage loans by the servicers.

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See “The Master Servicer” in this prospectus supplement.

Servicers

Residential Funding Corporation will be the named servicer with respect to approximately 77.66% of the mortgage loans, of which approximately 37.30% will be subserviced by Homecomings and the balance will be subserviced by GMAC Mortgage Corporation. GMAC Mortgage Corporation will service an additional approximately 11.11% of the mortgage loans until October 31, 2006, after which they will be serviced by Central Mortgage Company. Approximately 8.53% of the mortgage loans will be serviced by Countrywide HomeLoans Servicing. No other entity will service more than 5% of the mortgage loans. Residential Funding Corporation, GMAC Mortgage Corporation and Homecomings are affiliated entities, and Countrywide HomeLoans Servicing is affiliated with one of the originators, Countrywide Home Loans, Inc. See “The Servicers” in this prospectus supplement.

Trustee

HSBC Bank USA, National Association. See “The Pooling Agreement - The Trustee” in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A. See “The Pooling Agreement - The Securities Administrator” in this prospectus supplement.

Custodian

Wells Fargo Bank, N.A. See “The Pooling Agreement - Custody of the Mortgage Files; Custodian” in this prospectus supplement.

Cap Provider

Barclays Bank PLC will provide a cap contract for the benefit of the Class A-2A certificates. The cap provider is an affiliate of the lead underwriter, Barclays Capital. See “The Cap Agreement” in this prospectus supplement.

Supplemental Interest Trustee

Wells Fargo Bank, N.A., in its capacity as securities administrator.

Closing Date

On or about September 28, 2006.

Cut-off Date

September 1, 2006.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month beginning in October 2006. If the 25th day is not a business day, then the distribution date will be the next business day.

The Offered Certificates

On the closing date, the seller will sell the mortgage loans described below to the depositor, and the depositor will sell the mortgage loans to the issuing entity. The issuing entity will be formed pursuant to a pooling agreement dated as of the cut-off date, among the depositor, the seller, the master servicer, the securities administrator and the trustee. The issuing entity will issue four classes of Class A certificates, nine classes of Class B certificates, and one class each of Class C, Class R and Class RX certificates pursuant to the pooling agreement. The certificates will represent the entire ownership interest in the issuing entity, which, as of the cut-off date, will consist primarily of approximately 2,070 mortgage loans. Only the Class A and Class B-1 through Class B-8 certificates are being offered by this prospectus supplement and are referred to herein as the “offered certificates.” The offered certificates will have an initial aggregate certificate principal balance of approximately $765,779,000. Any difference between the aggregate certificate principal balance of the offered certificates on the date they are issued and the approximate certificate principal balance of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

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The offered certificates will be issued in book-entry form and will have the initial certificate principal balances and other features set forth in the table on page (iv). The offered certificates will be issued in authorized minimum denominations of $100,000 and integral multiples of $1 in excess thereof. See “Description of the Offered Certificates—General” in this prospectus supplement.

Other Certificates

In addition to the offered certificates, the issuing entity will issue the Class B-9, the Class C, the Class R and the Class RX certificates. These certificates are not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to such certificates is provided only to permit a better understanding of the offered certificates. See “Description of the Offered Certificates” in this prospectus supplement.

The transfers of the mortgage loans from the seller to the depositor to the issuing entity in exchange for the certificates are illustrated below:

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Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page (iv). The final scheduled distribution date for the offered certificates is the month after the month in which the latest maturity mortgage loan matures. The actual final distribution date for each class of offered certificates may be earlier and could be substantially earlier, than the applicable final scheduled distribution date.

Interest Distributions

On each distribution date, holders of the offered certificates will be entitled to receive interest accrued on the offered certificates during the related interest accrual period and any interest due that was not received on prior distribution dates, together with interest thereon. Interest will accrue on each class of offered certificates at the certificate interest rate for that class as described in this prospectus supplement.

The certificate interest rates on the offered certificates (other than the Class A-2A certificates) will be subject to a weighted average net mortgage loan rate. For any distribution date, interest distributions on the offered certificates (other than the Class A-2A certificates) will be further limited to the adjusted net mortgage loan rate, which is equal to the weighted average net mortgage loan rate minus the per annum equivalent of any negative amortization on the mortgage loans in excess of the principal distribution amount. Any shortfalls arising from the application of the weighted average net mortgage loan rate or adjusted net mortgage loan rate will be payable from excess cash flow to holders of the offered certificates (other than, in certain cases, the Class A-2A certificates) as described herein.

The certificate interest rates on the Class A-2A certificates also will be subject to the foregoing caps but will have the benefit of a cap agreement from the cap provider. For so long as the cap agreement is in effect with respect to the Class A-2A certificates, the cap provider will pay to the supplemental interest trust the excess of LIBOR plus the Class A-2A margin over the interest rate on such Class if it is subject to the weighted average net mortgage loan rate and adjusted net mortgage loan rate.

On each distribution date, the interest collections on the mortgage loans remaining after the payment of certain administrative fees and expenses of the issuing entity will be applied to pay interest on the certificates and the excess, if any, will be applied as excess cash flow in the manner described in this prospectus supplement.

Priority of Interest Distributions

In general, on each distribution date, the interest collections on the mortgage loans remaining after the payments of certain issuing entity fees and expenses will be distributed in the following order of priority:

•	first, pro rata, to the Class A certificates,
•	second, sequentially, to the Class B certificates, and
•	third, to excess cashflow.

See “Description of the Offered Certificates—Distributions to Certificateholders” in this prospectus supplement.

Principal Distributions

Principal distributions on the offered certificates will generally reflect principal collections on the mortgage loans held by the issuing entity, net of any negative amortization on the mortgage loans. Principal distributions on the offered certificates may include a portion of interest collections on the mortgage loans, after they have been applied to pay certain administrative fees and expenses of the issuing entity and interest due on the offered certificates and the Class B-9 certificates, to the extent necessary to improve or maintain overcollateralization at the required level as described under “Description of the Offered Certificates—Credit Enhancement” in this prospectus supplement.

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Priority of Principal Distributions

In general, on each distribution date, the principal collections (reduced by any negative amortization of the mortgage loans) will be distributed initially in the following order of priority:

•	first, pro rata, to the Class A certificates, and
•	second, sequentially, to the Class B certificates.

After the stepdown date, the Class A certificates will receive the senior principal distribution amount, and each class of Class B certificates will receive its respective principal distribution amount, unless a “trigger event” is in effect. The stepdown date is the later to occur of the October 2009 distribution date and the first distribution date on which the credit enhancement percentage is at least 19.375% (if such distribution date is prior to September 2012 or the first distribution date after the Class A certificates have been paid in full) or 15.500% (on or after the distribution date in September 2012).

See “Description of the Offered Certificates—Distributions to Certificateholders” in this prospectus supplement.

Trigger Events

A trigger event will exist if after the stepdown date if (1) the principal amount of mortgage loans that are 60 days or more delinquent (including foreclosed properties, REO and bankruptcy) on a three-month rolling average exceeds approximately 37% of the sum of the aggregate certificate principal balance of the Class B certificates and the overcollateralization amount, or (2) the cumulative realized losses with respect to the mortgage loans exceeds certain specified percentages as of specified distribution dates.

See “Description of the Offered Certificates—Distributions to Certificateholders” in this prospectus supplement.

Special Foreclosure Rights

The 100% holder of the most junior class of subordinate certificates will have the right to object to a servicer’s proposed course of action with respect to any mortgage loan that is more than 60 days delinquent. If the holder of the most junior subordinated certificates objects to the servicer’s course of action, it will be required to purchase the delinquent mortgage loan from the trust fund at fair market value as provided in the pooling agreement. See “Servicing of the Mortgage Loans—Special Foreclosure Rights” in this prospectus supplement for additional information.

Fees and Expenses

Before distributions are made on the certificates, each servicer will be paid a monthly fee from the collections on the mortgage loans. The servicing fees accrue at the servicing fee rate or rates set forth under “Fees and Expenses” in the prospectus supplement. In addition to the servicing fees, the servicers will be entitled to retain as additional servicing compensation (i) all service-related fees, including assumption fees, modification fees, extension fees, bad check fees and late payment charges (but not prepayment premiums), and (ii) any interest or other income earned on funds held in the custodial account and any escrow accounts.

The master servicer will be paid a monthly fee equal to 1/12 of 0.0135% of the stated principal balance of the mortgage loans. The fees of the trustee, securities administrator and custodian will be paid by the master servicer.

Limited Recourse

The only source of cash available to make interest and principal distributions on the certificates will be the mortgage loans of the issuing entity and, to a limited extent for the Class A-2A certificates, payments received under the cap agreement. There will be no source of cash for such purposes other than collections and recoveries on the mortgage loans and certain payments under the cap agreement. No entity other than the issuing entity and, in the

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case of the Class A-2A certificates, the supplemental interest trust will be required or expected to make any payments on the certificates.

Credit Enhancement

Credit enhancement is intended to reduce the loss caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the offered certificates includes subordination, excess interest, overcollateralization and realized loss allocation. See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement” in this prospectus supplement.

Subordination

The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions. The rights of priority on distributions are intended to increase the likelihood that the holders of Class A certificates will receive regular distributions of interest and principal. See “Description of the Offered Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Excess Interest

The mortgage loans owned by the issuing entity bear an amount of interest that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and certain fees and expenses of the issuing entity. This “excess interest” received from the mortgage loans each month will be available to absorb losses realized on the mortgage loans, abate any impairment and maintain overcollateralization at the required levels. See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

The overcollateralization amount is the excess, if any, of the aggregate stated principal balance of the mortgage loans over the aggregate certificate principal balance of the Class A certificates and Class B certificates. On the closing date, the aggregate scheduled principal balance of the mortgage loans is expected to exceed the aggregate certificate principal balance of the Class A certificates and Class B certificates by approximately $4,635,311, which represents approximately 0.60% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization.” After the closing date, to the extent described in this prospectus supplement, a portion of the excess cash flow may be distributed as principal on the certificates, which may (a) reduce the aggregate certificate principal balance of the certificates at a faster rate than the aggregate scheduled principal balance of the mortgage loans is being reduced and (b) achieve and maintain the required level of overcollateralization. We cannot assure you, however, that sufficient excess cash flow will be generated by the mortgage loans to achieve and/or maintain the required level of overcollateralization. See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Allocation of Realized Losses

As described in this prospectus supplement, realized losses on the mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to first reduce the certificate principal balances of the class B certificates sequentially in reverse numerical order until the certificate principal balance of each class of certificates has been reduced to zero. Thereafter, realized losses will be applied to reduce the certificate principal balance of, first, the Class A-3 certificates until the certificate principal balance thereof has been

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reduced to zero, then the Class A-2A and Class A-2B certificates, pro rata, based upon their respective principal amounts, and finally the Class A-1 certificates. If a realized loss has been allocated to reduce the certificate principal balance of a class, such certificate principal balance will not be reinstated (except in the case of subsequent recoveries) and it is unlikely that holders of such class of certificates will receive any payment in respect of that reduction. See “Description of the Offered Certificates—Credit Enhancement—Realized Losses” in this prospectus supplement.

Cap Agreement

The Class A-2A certificates will have the benefit of a cap agreement that will be entered into on the closing date with Barclays Bank PLC as cap provider. On each distribution date that the cap contract is in effect, the cap provider will be obligated to make a payment to the supplemental interest trust equal to the excess of the related certificate interest rate (calculated without regard to the weighted average net mortgage loan rate) and the certificate interest rate if distributions of accrued interest were limited by the adjusted weighted average net mortgage loan rate.

The Mortgage Loans

General

On the closing date, the assets of the issuing entity will consist primarily of approximately 2,070 adjustable rate mortgage loans with an aggregate stated principal balance of approximately $772,732,311. The mortgage loans will be secured by first lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

All of the mortgage loans are pay option ARMs, the interest rate on which adjust monthly after an initial period, subject to maximum interest rates. Amortization schedules are reset annually, subject to payment caps, with the result that the mortgage loans may be subject to negative amortization.

Approximately 96.39% of the mortgage loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 1 Year MTA. Approximately 2.56% of the mortgage loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 1 Month LIBOR. Approximately 0.93% of the mortgage loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 6 Month LIBOR. Approximately 0.11% of the mortgage loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon COFI. After the initial fixed interest rate period, the interest rate for each mortgage loan will adjust monthly to equal the sum of the related index and the gross margin. None of the mortgage loans is subject to a periodic rate adjustment cap. All of the mortgage loans are subject to a maximum mortgage rate.

For all of the mortgage loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter (except that 0.75% of the mortgage loans have their first payment adjustment in month 61), subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance would exceed a percentage (either 110% or 115% as specified in the related note) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

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Negative amortization on a mortgage loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the mortgage loan. The amount of such deficiency is added to the unpaid principal balance of the mortgage loan.

Approximately 9.36% of the mortgage loans have original terms to stated maturity of approximately 40 years. The mortgage loans will not be insured or guaranteed by any government agency.

See the Summary of Mortgage Loans. Also, see “Description of the Mortgage Loans” in this prospectus supplement.

Total Mortgage Loan Summary

	Range or Total	Average or Weighted Average

Number of Mortgage Loans	2,070	—
Total Stated Principal Balance	$772,732,311	—
Stated Principal Balances	$29,241 to $2,025,532	$373,301
Mortgage Rates	5.963% to 9.175%	7.609%
Original Terms to Maturity (in months)	360 to 480	371
Remaining Terms to Maturity (in months)	337 to 480	367
Original Loan-to-Value Ratios	14.89% to 95.00%	73.96%
Geographic Concentration in Excess of 5% of the Total Stated Principal Balance
CA	54.28%
FL	7.89%
AZ	6.44%
NJ	5.09%
Percentage of Mortgage Loans in the Maximum Single Zip Code Concentration	0.56	—
Credit Scores	621 to 813	718
Percentage of Mortgage Loans with Prepayment Penalties at Origination	48.03%	—
Gross Margins	1.400% to 4.450%	3.031%
Maximum Mortgage Rates	9.590% to 12.700%	9.956%
Minimum Mortgage Rates	1.400% to 4.450%	3.031%

(1)      Percentages are calculated based on the total principal balance of the mortgage loans. All percentages are approximate.

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Removal and Substitution of Assets

Upon the discovery of the breach of any representation or warranty made by an originator or the seller in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders, the originator or the seller, as the case may be, will be obligated to repurchase or, in certain cases, substitute, if within two years of the closing date, a new mortgage loan for the affected mortgage loan. These removals and/or substitutions may result in changes in the mortgage loan characteristics from that disclosed herein. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

Optional Termination

The majority holder of the Class C certificates may, at its option, purchase the mortgage loans and REO properties in the trust fund on any distribution date following the month in which the aggregate stated principal balance of the mortgage loans and REO properties equals 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date, which purchase would effect an early retirement of the certificates; however, such optional termination will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended. See “The Pooling Agreement—Optional Termination” in this prospectus supplement.

Advances

Pursuant to the terms of its servicing agreement, each servicer will be obligated to make monthly advances of the “minimum payment” as set forth in the related mortgage note (except that EMC Mortgage Corporation, the servicer of approximately 2.63% of the mortgage loans, will advance the scheduled interest payment only), in the event that the borrower does not make such payment and the servicer deems such advances to be recoverable from expected proceeds of the mortgage loan. If a servicer does not make such advances, the master servicer, in its capacity as successor servicer, will make such advances subject to limitations described in this prospectus supplement unless the master servicer deems such advances to be nonrecoverable from expected proceeds of the mortgage loan. The servicers also will make certain servicing advances with respect to payments of taxes and other servicing items.

Tax Status

Elections will be made to designate certain designated portions of the issuing entity as one or more “real estate mortgage investment conduits” or REMICs for federal income tax purposes. Each of the Certificates will represent an interest in two assets for federal income tax purposes: (i) a “regular interest” in a REMIC, which will be treated as newly-originated debt instruments for most federal income tax purposes and (ii)(a) in the case of the Class A-1, Class A-2B, Class A-3 and offered Class B Certificates, the right to payments of Net WAC Cap Carryover Amounts and (b) in the case of the Class A-2A Certificates, the right to payments from the Cap Agreement and, if the Cap Agreement is no longer in effect the right to payments of Net WAC Cap Carryover Amounts, and the obligation to make payments to the supplemental interest trust, each of which is expected to represent an interest in a notional principal contract for federal income tax purposes. The class R certificates and class RX certificates will be designated as the sole class of “residual interest” in one or more related REMICs. See “Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

The Class A-1 certificates are expected to be eligible for purchase by certain ERISA plans subject to certain conditions. The Class A-2A, Class A-2B, Class A-3 and offered Class B certificates are expected to be eligible for purchase by certain insurance company general accounts that meet certain conditions. Prospective investors should review with their legal advisors whether the purchase and holding of the offered certificates could give rise to a

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transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or similar laws. See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Legal Investment Considerations

The Class A, Class B-1, Class B-2 and Class B-3 certificates offered by this prospectus supplement will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the certificates.

See “Legal Investment Considerations” in this prospectus supplement and in the accompanying prospectus.

Ratings of the Certificates

It is a condition of the issuance of the certificates that they initially be assigned ratings by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. These ratings are set forth in the table on page (iv) of this prospectus supplement.

•	These ratings are not recommendations to buy, sell or hold the certificates. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.
•	These ratings do not address the possibility that, as a result of principal prepayments, the yields on the certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

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RISK FACTORS

An investment in the offered certificates described in this prospectus supplement involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Offered Certificates

The credit enhancement may be inadequate to avoid a loss on the offered certificates.

The excess interest, overcollateralization, subordination, realized loss allocation and other credit enhancement features described in this prospectus supplement are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization

We expect that the mortgage loans will generate more interest than is needed to pay interest accrued on the certificates and the fees, expenses and indemnification obligations of the issuing entity, at least during certain periods, because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the interest rates on the certificates and the rate of expected expenses. Any remaining interest generated by the mortgage loans will be available as part of the excess cashflow applied (a) to reimburse the offered certificates on account of losses on the mortgage loans and (b) to pay down the class principal amount of the offered certificates in order to restore and maintain overcollateralization at the required levels and to pay certain interest shortfalls. Any remaining excess interest together with any other remaining excess cash flow will be paid to the holder of the certificates not offered hereby.

The aggregate scheduled principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A certificates and Class B certificates by approximately $4,635,311. This excess is referred to in this prospectus supplement as “overcollateralization.” Overcollateralization will be available to absorb realized losses on the mortgage loans. Excess interest will be applied as part of excess cash flow to pay down principal on the certificates to restore and maintain the overcollateralization amount at the required levels. We cannot assure you, however, that the mortgage loans will generate enough excess cash flow in all periods to restore and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess cash flow that the mortgage loans will generate:

•

Prepayments. Every time a mortgage loan is prepaid, aggregate interest flow after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect of this reduction on the offered certificates will be influenced by the amount of prepaid mortgage loans and their characteristics and will not be offset by prepayment charges except in the case of approximately 36.14% of the mortgage loans as to which the issuing entity is entitled to the related prepayment charges. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess cash flow.

•	Defaults, Delinquencies and Liquidations. Delinquencies, defaults or losses on the mortgage loans reduce excess cash flow by the amount necessary to compensate for

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any shortfalls in cash available to distribute to certificateholders. Every time a mortgage loan is liquidated or written off, excess cash flow is reduced because such mortgage loan will no longer be outstanding and generating interest. Liquidations of high interest rate mortgage loans will have a greater negative effect on future excess interest than liquidations of lower interest rate mortgage loans.

•

Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to make distributions of interest to the certificateholders, and less cash will be available as excess cash flow to cover realized losses and to restore and maintain required levels of overcollateralization.

•

Extraordinary Expenses. The master servicer, securities administrator, custodian, servicers and the trustee will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to certificateholders. Payment of those expenses would have a negative effect on excess cash flow and may result in the inability to make distributions in full on the offered certificates.

See “Description of the Offered Certificates—Credit Enhancement—Excess Interest” and “—Overcollateralization” in this prospectus supplement.

Subordination and Realized Losses

In general, distributions on the Class B certificates on any distribution date will be subordinated to distributions on the Class A certificates on such distribution date. After the stepdown date, principal distributions will be made on the class B certificates as long as no trigger event is in effect. There can be no assurance that the trigger events will operate to prevent distributions to the lower-ranking classes while more senior classes remain outstanding.

Realized losses on the mortgage loans in excess of the amount of excess interest and overcollateralization will be applied to the class B certificates in reverse numerical order. To the extent that realized losses have been applied to a class of certificates, investors may not fully recover their initial investment.

See “Description of the Offered Certificates—Credit Enhancement—Subordination” and “—Realized Losses” in this prospectus supplement.

Certain classes of offered certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell.

The Class A and Class B-1, Class B-2 and Class B-3 certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The other classes of offered certificates will not constitute “mortgage related securities” for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those offered certificates, thereby limiting the market for such offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates. See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.

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Risks Related to Prepayment and Yield

Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on the offered certificates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on the offered certificates. We cannot predict the rate at which borrowers will prepay their mortgage loans.

Borrowers may prepay their mortgage loans in whole or in part at any time. Approximately 48.03% of the mortgage loans, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from six months to five years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period. The issuing entity owns the prepayment premiums with respect to approximately 36.14% of the mortgage loans.

The timing of payments of principal also may be affected by liquidations of or insurance payments on the mortgage loans. In addition, the originators or seller of the mortgage loans may be required to purchase mortgage loans from the issuing entity in the event that certain breaches of representations and warranties in respect of the mortgage loans made by each are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

Refinance programs, which may involve soliciting all or some of the borrowers to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs might be conducted by an originator or the servicer, the master servicer, any of their affiliates or a third party.

A prepayment or purchase of a mortgage loan usually will result in a payment of principal on the offered certificates. If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans may differ significantly from that of other similar mortgage loans.

See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The yields and weighted average lives of the certificates will be subject to any negative amortization on the mortgage loans.

If a monthly payment on a mortgage loan is less than the interest accrued on that mortgage loan with respect to such month, the shortfall will be added to the principal amount of the mortgage loan. For any distribution date, the principal distribution amount will be reduced by any such negative amortization until reduced to zero. Any additional negative amortization in excess of the principal distribution amount

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will constitute “additional negative amortization principal amount” that will increase the balance of the Class C certificate. The treatment of negative amortization with respect to the mortgage loans could reduce principal payments on the certificates from that which otherwise would occur. Similarly, if interest rates on the mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize faster.

For a discussion of the risks resulting from negative amortization mortgage loans, see “Risk Factors—Risks Related to the Mortgage Loans—Option ARM loans create more prepayment uncertainty and may have greater default risk than other loans” in this prospectus supplement and “Risk Factors—Risks related to Mortgage Loans—Negatively Amortizing Loans” in the prospectus.

The overcollateralization provisions of the certificates will affect the yields to maturity of the certificates.

The overcollateralization provisions of the certificates will affect the weighted average life of the certificates and consequently the yields to maturity of the certificates. If the overcollateralization level is reduced below the required level due to losses on the mortgage loans, such payments would have the effect of reducing the weighted average lives of the certificates. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cash flow as payments of principal on the certificates in order to maintain the required amount of overcollateralization.

Decrement tables are based upon assumptions and models.

The decrement tables set forth in Appendix C have been prepared on the basis of the structuring assumptions described under “Yield, Prepayment and Weighted Average Life Considerations—Structuring Assumptions.” There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of original certificate principal balance outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the decrement tables, the certificate principal balance of the class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

Risks Related to the Mortgage Loans

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.

The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties securing the mortgage loans. We cannot provide any assurance that the

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mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the mortgage loans may adversely affect the value of the offered certificates.

Option ARM loans create more prepayment uncertainty and may have greater default risk than other loans.

After an initial fixed rate period of generally one, two or three months after origination, the interest rates on the mortgage loans adjust monthly but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. After the end of the initial fixed rate period, the interest rates on some of the mortgage loans may be lower than the sum of the index applicable at origination and the related margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of a mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates. In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If interest rates on the mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize faster. If the unpaid principal balance of a mortgage loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. These features may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances.

For a discussion of the risks resulting from negative amortization mortgage loans, see “Risk Factors—Risks related to Mortgage Loans-Negatively Amortizing Loans” in the prospectus.

The rate of default on mortgage loans that are secured by investor properties or are secondary residences may be higher than on other mortgage loans.

Approximately 9.80% of the mortgage loans are secured by investor properties. Approximately 5.81% of the mortgage loans are secured by secondary residences. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the borrower’s primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the mortgage loan.

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Credit scores may not accurately predict the likelihood of default.

An originator generally uses credit scores as part of its underwriting process. The tables in Appendix A show credit scores for the borrowers obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans like mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the depositor, the sponsor or any originator makes any representations or warranties as to any borrower’s current credit score or the actual performance of any mortgage loans or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic concentration of mortgage loans may adversely affect the offered certificates.

The mortgage loans owned by an issuing entity may be secured by mortgaged properties located predominantly in one state or region of the United States. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher if mortgage loans are concentrated in a small number of states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

•	weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;
•	declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the effective loan-to-value ratios; or
•

a region’s economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

A number of states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in the western United States in particular are more susceptible to earthquakes, fires and mudslides. Properties located in the southeast portion of the United States may be particularly susceptible to wind and flood damage from hurricanes and tropical storms.

For additional information regarding the geographic concentration of the mortgage loans, see the geographic distribution table under “Description of the Mortgage Loans” and Annex A to this prospectus supplement.

Certain features of the mortgage loans may adversely affect your investment in the certificates.

The mortgage loans have features that create additional risks to investors. For instance, the stated principal balances of approximately 44 of the mortgage loans (representing approximately 6.63% of the mortgage loans) were in excess of $1,000,000 as of the cut-off date, including 2 in excess of $2,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may

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have a disproportionate effect on the mortgage pool as a whole. Additionally, one of the mortgage loans has an original loan-to-value ratio in excess of 80%, but does not have the benefit of mortgage insurance. Other features of the mortgage loans also may affect their performance and, thus, your investment in the certificates.

The transfer of servicing may result in increased delinquencies and losses on the mortgage loans.

Approximately 11.11% of the mortgage loans will be serviced by GMAC Mortgage Corporation until approximately October 31, 2006, and thereafter by Central Mortgage Servicing, Inc. Any servicing transfer will involve notifying borrowers to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer, and entering loan and borrower data on the management information systems of the servicer, and such transfers could result in misdirected notices, misapplied payments, data input error, and other problems. Industry experience indicates that the rate and severity of delinquencies, defaults and losses on mortgage loans are likely to temporarily increase, and may increase significantly, during the transition to a new servicer and immediately following the servicing transfer. Any transfer of servicing is expected to increase the rate of delinquencies, defaults, and losses on mortgage loans at least until all of the related borrowers are informed of such transfer, the new servicer has received all of the related loan files and records, and all relevant data has been entered on the new servicer’s management information systems, there can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults, or losses due to transfers of servicing. In addition, if the transferring servicer becomes bankrupt, a bankruptcy trustee may have the power to prevent or delay the completion of the servicing transfer. Any related delay in transfer of servicing may result in increased delinquencies and losses on the mortgage loans. To the extent that any such loss is not otherwise covered by the credit enhancement, holders of the offered notes will experience a loss on their notes.

DESCRIPTION OF THE MORTGAGE LOANS

General

Except where otherwise specifically indicated, the discussion that follows and the information presented in Annex A are derived solely from the characteristics of the mortgage loans as of September 1, 2006 or the origination date of the mortgage loans originated after such date (the “cut-off date”). Whenever reference is made in this prospectus supplement to the characteristics of the mortgage loans or to a percentage of the mortgage loans, unless otherwise specified, that reference is based on the stated principal balances of the mortgage loans as of the applicable cut-off date. The “stated principal balance” of any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the applicable cut-off date, after giving effect to scheduled monthly payments due on or before such date, whether or not received, reduced by (i) the principal portion of all scheduled monthly payments due on or before the due date in the due period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the prepayment period immediately preceding such date of determination. A “scheduled monthly payment” is the monthly scheduled payment of interest and principal specified in the related loan document for a mortgage loan including any required reductions. The “minimum monthly payment” is the amount, calculated as specified in the mortgage note, that the borrower is obligated to pay monthly, which may be more or less than the amount of interest that is accruing on the mortgage loan.

On the cut-off date, the mortgage loans will consist of approximately 2,070 mortgage loans, all of which have original terms to maturity of not more than 40 years, and which have a stated principal

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balance of approximately $772,732,311. All of the mortgage loans are pay option adjustable rate mortgage loans (“adjustable rate mortgage loans”).

The mortgage loans were selected by the sponsor, with advice from the underwriters as to the characteristics of the mortgage loans that will optimize marketability of the certificates, from the mortgage loans purchased from the originators, and were chosen to meet the requirements imposed by the rating agencies. The seller purchased each of the mortgage loans in the secondary market in the ordinary course of its business.

Approximately 40.36%, 37.30% and 11.11% of the mortgage loans were originated by GMAC Mortgage Corporation (“GMACM” or an “originator”), Residential Funding Corporation (“RFC” or an “originator”), and MortgageIT, Inc. (“MortgageIT” or an “originator”), respectively. Approximately 8.53% of the mortgage loans were originated by Countrywide Home Loans, Inc. (“Countrywide” or an “originator”), and no other entity originated more than 5% of the mortgage loans. The mortgage loans originated by GMACM were originated in accordance with the underwriting guidelines described under “Mortgage Loan Origination—GMAC Mortgage Corporation.” The mortgage loans originated by GMACM will be serviced by RFC, and subserviced by GMACM. The mortgage loans originated by RFC were originated in accordance with the underwriting guidelines described under “Mortgage Loan Origination—Residential Funding Corporation” in this prospectus supplement. The mortgage loans originated by RFC are being serviced by RFC and subserviced by Homecomings Financial Network, Inc. The mortgage loans originated by MortgageIT are being serviced until October 31, 2006 by GMACM and thereafter by Central Mortgage Company. The mortgage loans originated by Countrywide are being serviced by Countrywide HomeLoans Servicing LP. See “The Servicers” in this prospectus supplement.

The mortgage loans originated by GMACM or RFC were purchased by the seller from RFC, pursuant to various mortgage loan purchase agreements (each referred to herein as an “underlying purchase agreement”) and will be serviced by RFC under a reconstituted servicing agreement among the seller, RFC, the depositor and the master servicer (acknowledged by the trustee) (also referred to herein as a “reconstitution agreement”). The mortgage loans originated by MortgageIT were purchased by the seller from Barclays Bank PLC pursuant to a purchase price and terms agreement between Barclays and the seller, and will be serviced until October 31, 2006 by GMACM (also an “underlying purchase agreement”). Thereafter, they will be serviced by Central Mortgage Company, pursuant to a reconstituted servicing agreement. The remaining mortgage loans were originated by various originators and will be purchased by the seller from various transferors pursuant to underlying purchase agreements and serviced pursuant to reconstitution agreements.

Under the pooling agreement, the seller will transfer and assign the mortgage loans and all of its rights (other than rights to certain premium amounts in excess of the stated principal balance of repurchased or prepaid mortgage loans) with respect to each underlying purchase agreement, including rights with respect to representations and warranties made by each of the originators, to the depositor, which will in turn assign the mortgage loans and underlying purchase agreements to the trustee. Subject to certain limitations set forth in the underlying purchase agreements, the originator or transferors, as applicable, will be obligated to repurchase any related mortgage loan as to which there exists deficient documentation or an uncured breach of any representation or warranty, if such deficiency or breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such mortgage loan. The seller will make certain limited representations and warranties to the depositor with respect to the period during which the seller held the mortgage loans. Subject to certain limitations set forth in the pooling agreement, the seller (or if it fails to do so, the sponsor) will be obligated to repurchase, or substitute a similar loan for, any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if the breach of such representation or warranty materially and adversely affects the certificateholders’ interests in such mortgage loan. The depositor will

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make no representations or warranties with respect to the mortgage loans and neither the seller nor the depositor will have any obligation to cure, repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. No originator or transferor will have any obligation with respect to the certificates in its capacity as an originator or transferor other than the repurchase, indemnity or substitution obligations described in this prospectus supplement.

Several of the underlying purchase agreements provide that if one or more of the minimum monthly payments is not made by the mortgagor within 30 days of its due date, the originator is obligated to repurchase such mortgage loan. This affects approximately 88.77% of the mortgage loans with respect to payments due on September 1, 2006, approximately 68.91% of the mortgage loans with respect to payments due on October 1, 2006, approximately 51.48% of the mortgage loans with respect to payments due on November 1, 2006, and approximately 11.11% of the mortgage loans with respect to payments due on December 1, 2006. Any repurchases will have the effect of a prepayment on the mortgage loans. See “Risks Related to Prepayment and Yield—loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates” in this prospectus supplement.

The Indices. The index applicable to the determination of the loan rates of approximately 96.39% of the mortgage loans will be a per annum rate equal to the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the “MTA” index). The index applicable to the determination of the loan rates of approximately 2.56% of the mortgage loans will a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “One-Month LIBOR” index). The index applicable to the determination of the loan rates of approximately 0.93% of the mortgage loans will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “six-month LIBOR index). The index applicable to the determination of the loan rates of approximately 0.11% of the mortgage loans will be the weighted average cost of funds of depository institutions, headquartered in Arizona, California or Nevada and member of the Eleventh District of the Federal Home Loan Bank System, as computed from statistics tabulated and published by the FHLB of San Francisco (“COFI”).

The indices will be calculated as of the date specified in the related mortgage note. In the event that an index described above becomes unavailable or is otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Loan Rate Adjustments. The loan rates for the mortgage loans are generally fixed for one, two or three months following their origination and then adjust monthly. As of the cut-off date, approximately 3.67% of all of the mortgage loans were still in their initial one-, two- or three-month fixed rate period. The loan rate for each mortgage loan will be adjusted to equal the sum, generally rounded to or rounded up to, as applicable, the nearest multiple of 0.010% of the index and a fixed percentage amount known as the “gross margin” for that loan. The mortgage loans adjust according to the applicable index as discussed under “—The Indices” in this prospectus supplement.

No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of the maximum loan rates, the loan rate on each mortgage loan that has such a maximum loan rate, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See “—The Index” in this prospectus supplement.

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Monthly Payment Adjustments. Monthly scheduled payments on the mortgage loans adjust annually (except that 0.75% of the mortgage loans have their first payment adjustment in month 61) on a date specified in the related mortgage note (each, a “Payment Adjustment Date”), subject to the conditions (the “Payment Caps”) that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the related Payment Adjustment Date, (ii) as of the fifth Payment Adjustment Date and on the same day every fifth Payment Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either, 110% or 115%, depending on the mortgage loan) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

Because the loan rates on the mortgage loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the stated principal balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable loan rate is greater than the entire monthly payment due on the related due date (such excess accrued interest, “deferred interest”)); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event a mortgage loan negatively amortizes, deferred interest, if any, is added to the stated principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Prepayment Premium Payments. As of the cut-off date, approximately 48.03% of the mortgage loans require the payment of a prepayment premium in connection with a voluntary prepayment of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally for six months to five years from the date of origination of such mortgage loan. Certain mortgage loans that require the payment of a prepayment premium, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment premium. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note. Generally, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. A servicer may generally waive (or permit a subservicer to waive) a prepayment premium without the consent of the trustee, the master servicer, the depositor or the sponsor (and without reimbursing the trust fund from its own funds for any foregoing prepayment premium) only if (i) the prepayment is not the result of a refinancing by such servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of such servicers, such waiver would maximize recovery of total proceeds from the mortgage loan, taking into account the value of the prepayment premium and the related mortgage loan, (ii) such waiver relates to a prepayment premium the collection of which would, in the reasonable judgment of the related servicer, be in violation of law, (iii) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or (iv) the mortgage debt has been accelerated as a result of the mortgagor’s default in making its monthly payments. The issuing entity owns the

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prepayment premiums with respect to approximately 36.14% of the mortgage loans. The balance of the prepayment premiums were retained by the originator. If the prepayment premiums with respect to a mortgage loan belong to the issuing entity, the servicer thereof will be obligated to deposit with the master servicer all prepayment premiums collected by the servicer or, from its own funds, the amount of any prepayment premium to the extent not collected from a borrower (except with respect to a waiver of any such prepayment premium as described above). Prepayment premiums belonging to the issuing entity will be part of the funds available to make principal and interest payments on the offered certificates, as described herein under “Description of the Certificates.”

Attributes of the Mortgage Loans

The mortgage loans are expected to have the stated characteristics as of the cut-off date as set forth in Annex A to this prospectus supplement, which is incorporated herein by reference. The sum of the columns in Annex A may not equal the totals due to rounding.

All of the mortgage loans are or will be secured by mortgages or deeds of trust or other similar security instruments creating first liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

Each mortgage loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the mortgage loan or the replacement value of the improvements on the mortgaged property. See “Credit Enhancement—Hazard Insurance Policies” in the prospectus.

The “loan-to-value ratio” of a mortgage loan secured by a first lien mortgage at any time is the ratio of the original loan amount of such mortgage loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (b) the amount paid by the borrower for the mortgaged property.

The weighted average original loan-to-value ratio of the mortgage loans is approximately 73.96%. Approximately 185, or 6.77%, of the mortgage loans have loan-to-value ratios in excess of 80%. All but one of these loans are covered by existing primary mortgage insurance policies.

In the past twelve months, none of the mortgage loans has been 30 or more days delinquent in payment more than once and none of the mortgage loans has been 60 or more days delinquent in payment at any time. However, 25 of the mortgage loans were 30 or more days delinquent in payment at one time in the past twelve months, including 16 mortgage loans as to which the scheduled monthly payments due on August 1, 2006 have not yet been made. 15 of those 16 mortgage loans are subject to repurchase by the related originators pursuant to early payment default provisions contained in the related underlying purchase agreements if the delinquent payments thereon are not made.

ADDITIONAL INFORMATION

The description in this prospectus supplement of the mortgage loans and the mortgaged properties is based upon the mortgage loans as constituted at the close of business on the cut-off date, as adjusted for minimum monthly payments due on or before the related cut-off date. A Current Report on Form 8-K will be filed, together with the pooling agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are removed from or added to the issuing entity, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

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The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust Fund—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports prepared and filed by the securities administrator with the Commission will be posted on the securities administrator’s internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is: https:/www.ctslink.com.

THE SPONSOR

Luminent Mortgage Capital, Inc. is the sponsor of the transaction. The sponsor is a Maryland corporation that was incorporated in April 2003 and commenced operations in June 2003. Its common stock is traded on the New York Stock Exchange, or  NYSE, under the trading symbol “LUM”. See “The Sponsor” in the prospectus.

The sponsor has been engaged in the securitization of mortgage loans since November 2005 and has securitized mortgage loans of the type included in the current transaction only as described in the table below. Consequently, the sponsor has limited experience in securitizing mortgage loans.

Prior Securitized Pools of the Sponsor for the Current Asset Type

Issuing Entity	Depositor	Title of Securities	Issue Date

Luminent Mortgage Trust 2006-1	CWMBS, Inc.	Mortgage Pass-Through Certificates, Series 2006-1	January 26, 2006
Luminent Mortgage Trust 2006-2	Greenwich Capital Acceptance Inc.	Mortgage Pass-Through Certificates, Series 2006-2	February 23, 2006
Luminent Mortgage Trust 2006-3	Structured Asset Mortgage Investments II, Inc.	Mortgage Pass-Through Certificates, Series 2006-3	April 28, 2006
Luminent Mortgage Trust 2006-4	Greenwich Capital Acceptance Inc.	Mortgage Pass-Through Certificates, Series 2006-4	May 25, 2006
Luminent Mortgage Trust 2006-5	Greenwich Capital Acceptance Inc.	Mortgage Pass-Through Certificates, Series 2006-5	June 29, 2006

The sponsor does not service the mortgage loan assets in its mortgage-backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to “special foreclosure” rights and “clean-up call” rights which are similar to those described herein. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities and certain other securities issued in its asset-backed securities transactions.

The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

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THE SELLER

Maia Mortgage Finance Statutory Trust, a Maryland business trust, will acquire the mortgage loans from the various originators, and sell them to the depositor pursuant to a pooling agreement dated as of September 1, 2006 by and among the seller, the depositor, the master servicer, the securities administrator and the trustee. The seller is a wholly owned subsidiary of the sponsor.

THE DEPOSITOR

The depositor is Lares Asset Securitization, Inc., which was incorporated in June 2006 as a wholly owned, limited-purpose securitization subsidiary of the sponsor.

See “The Depositor” in the prospectus for more information about the depositor and its material roles and duties in this securitization.

STATIC POOL INFORMATION

Static pool information with respect to previous securitizations of the sponsor is available on the world wide web at www.luminentcapital.com/phoenix.zhtml?c=142466&p=debtABS. Access to this website is unrestricted and free of charge. Information available on this website is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

AFFILIATIONS AND RELATIONSHIPS

The sponsor, seller and depositor are all affiliates of each other and have the following ownership structure:

•	The depositor, Lares Asset Securitization, Inc., is a wholly owned, direct subsidiary of Luminent Mortgage Capital, Inc.
•	The seller, Maia Mortgage Finance Statutory Trust, is a wholly-owned indirect subsidiary of Luminent Mortgage Capital, Inc.

The mortgage loans originated by Mortgage IT, Inc. that will be included in the trust fund were initially acquired from Mortgage IT, Inc. by Barclays Bank PLC, an affiliate of the underwriter, and were sold to the seller prior to the closing date. Barclays Bank PLC also is providing a cap agreement for the benefit of each of the Class A-2A certificates.

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Approximately 77.66% of the mortgage loans were acquired from Residential Funding Corporation, which will also service those mortgage loans. Two affiliates of RFC, GMAC Mortgage Corporation and Homecomings Financial Network, Inc., will subservice those mortgage loans for RFC. Another servicer of approximately 2.63% of the mortgage loans, EMC Mortgage Corporation, is an affiliate of Bear, Stearns & Co., Inc., one of the underwriters. Finally, Countrywide Home Loans Servicing is affiliated with one of the originators, Countrywide Home Loans, Inc.

MORTGAGE LOAN ORIGINATION

The Originators

The mortgage loans were originated by multiple originators (each, an “originator”). Approximately 40.36% were originated by GMAC Mortgage Corporation, approximately 37.30% by Residential Funding Corporation, approximately 11.11% by MortgageIT, Inc. and approximately 8.53% by Countrywide Home Loans, Inc. The underwriting guidelines generally applied by Residential Funding Corporation and GMAC Mortgage Corporation in originating the mortgage loans are described under “Underwriting Standards” below.

GMAC Mortgage Corporation

General

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

In addition, GMAC Mortgage Corporation purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMAC Mortgage Corporation. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage Corporation’s underwriting standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

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The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

Loan Origination and Types of Mortgage Loans

GMAC Mortgage Corporation’s primary source for residential mortgage loan production is through the origination of loans through its retail branches and direct lending network. GMAC Bank’s primary source for residential mortgage loan production is through the origination of loans through its mortgage brokerage network and the purchase of loans in the secondary market (primarily from correspondent lenders).

GMAC Mortgage Corporation originates and acquires mortgage loans that generally fall into one of the following four categories:

•

Prime Conforming Mortgage Loans— These are prime credit quality first-lien mortgage loans secured by single-family residences that are generally acceptable for purchase by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

•

Prime Non-Conforming Mortgage Loans— These are prime credit quality first-lien mortgage loans secured by single-family residences that either (1)do not conform to the underwriting standards established by Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans, or (2)have alternative documentation requirements and property or credit-related features (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

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•	Government Mortgage Loans — These are first-lien mortgage loans secured by single-family residences that are insured by the Federal Housing Administration or guaranteed by the Veterans Administration.
•	Second-Lien Mortgage Loans — These are open- and closed-end mortgage loans secured by a second or more junior lien on single-family residences, which include home equity mortgage loans.

The following tables set forth the mortgage loans originated by GMAC Mortgage Corporation for the periods indicated and the annual average number of such loans for the same period. GMAC Mortgage Corporation originated a residential mortgage loan portfolio of approximately $55.4 billion, $7.0 billion, $3.4 billion and $5.8 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation originated a residential mortgage loan portfolio of approximately $20.6 billion, $5.6 billion, $1.9 billion and $8.8 billion for the six months ended June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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GMAC MORTGAGE CORPORATION ORIGINATION EXPERIENCE

	For the Six Months Ended June 30,	For the Year Ended December 31,

	2006	2005	2004	2003	2002

Prime conforming mortgage loans
No. of Loans	111,320	275,148	276,444	558,204	367,612
Dollar Amount of Loans	$20,642	$50,003	$45,635	$89,271	$55,407
Percentage Change from Prior Year	(58.72)%	9.57%	(48.88)%	61.12%	N/A
Prime non-conforming mortgage loans
No. of Loans	16,621	96,291	101,883	41,202	23,391
Dollar Amount of Loans	$5,648	$27,903	$28,522	$13,451	$7,010
Percentage Change from Prior Year	(79.76)%	(2.17)%	112.04%	91.88%	N/A
Government mortgage loans
No. of Loans	13,511	31,164	40,062	49,988	30,234
Dollar Amount of Loans	$1,942	$4,251	$4,834	$4,929	$3,399
Percentage Change from Prior Year	(54.32)%	(12.06)%	(1.93)%	45.01%	N/A
Second-lien mortgage loans
No. of Loans	140,952	167,949	163,233	161,036	129,201
Dollar Amount of Loans	$8,795	$9,389	$8,457	$6,803	$5,802
Percentage Change from Prior Year	(6.33)%	11.02%	24.31%	17.25%	N/A
Total mortgage loans originated
No. of Loans	282,404	570,552	581,622	810,430	550,438
Dollar Amount of Loans	$37,027	$91,546	$87,448	$114,454	$71,618
Percentage Change from Prior Year	(59.55)%	4.69%	(23.60)%	59.81%	N/A

Underwriting Standards

General Standards. All mortgage loans that GMAC Mortgage Corporation originates and most of the mortgage loans that GMAC Mortgage Corporation purchases are subject to its underwriting guidelines and loan origination standards. When originating mortgage loans directly through retail branches or by internet or telephone, or indirectly through mortgage brokers, GMAC Mortgage Corporation follows established lending policies and procedures that require consideration of a variety of factors, including:
•	the borrower’s capacity to repay the loan;
•	the borrower’s credit history;
•	the relative size and characteristics of the proposed loan; and
•	the amount of equity in the borrower’s property (as measured by the borrower’s loan-to-value ratio).

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GMAC Mortgage Corporation’s underwriting standards have been designed to produce loans that meet the credit needs and profiles of GMAC Mortgage Corporation borrowers, thereby creating more consistent performance characteristics for investors in GMAC Mortgage Corporation’s loans. When purchasing mortgage loans from correspondent lenders, GMAC Mortgage Corporation either re-underwrites the loan prior to purchase or delegates underwriting responsibility to the correspondent lender originating the mortgage loan.

To further ensure consistency and efficiency, much of GMAC Mortgage Corporation’s underwriting analysis is conducted through the use of automated underwriting technology. GMAC Mortgage Corporation also conducts a variety of quality control procedures and periodic audits to ensure compliance with GMAC Mortgage Corporation origination standards, including responsible lending standards and legal requirements. Although many of these procedures involve manual reviews of loans, GMAC Mortgage Corporation seeks to leverage its technology in further developing our quality control procedures. For example, GMAC Mortgage Corporation has programmed many of its compliance standards into its loan origination systems and continues to use and develop automated compliance technology to mitigate regulatory risk.

GMAC Mortgage Corporation’s underwriting standards with respect to the mortgage loans generally will conform to those published in GMAC Mortgage Corporation’s underwriting guidelines. The underwriting standards as set forth in GMAC Mortgage Corporation’s underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

The underwriting standards set forth in GMAC Mortgage Corporation’s underwriting guidelines may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

GMAC Mortgage Corporation’s underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMAC Mortgage Corporation’s underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMAC Mortgage Corporation or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction to

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permanent loans, if the appraisal is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The updated appraisal must be dated within 180 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan to value ratio with respect to such mortgage loan will be higher than the loan to value ratio derived at the time of origination of such mortgage loan.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

Under GMAC Mortgage Corporation’s underwriting guidelines, loans may also be originated under the “Relocation” or “Relocation VIP” documentation programs. Under these programs, certain items described above are verified using alternative sources. In the case of “Relocation” documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The “Relocation VIP” program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

Loans may also be originated under GMAC Mortgage Corporation’s underwriting guidelines under the “Stated Income” program, a no income verification program for self employed and salaried borrowers. For these loans, a credit check, an appraisal, and verification of sufficient assets is required. These loans generally will not exceed a 95% loan to value ratio on primary residence purchases and rate term refinances and 75% loan to value ratio on equity refinances. A 70% loan to value ratio on second homes is permitted on purchases and rate term refinances. Equity refinances are not permitted for second homes under the “Stated Income” program.

GMAC Mortgage Corporation’s underwriting guidelines also provide for loans under its “Select” program to employees and retirees of General Motors Corporation, or GM. Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, “Super Select” processed loans are made to executives of GM or affiliates of GM and dealer principals with a minimum annual base salary of $200,000. For both “Select” and “Super Select” loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for “Select” is subject to a maximum loan to value ratio of 80% and a combined loan to value ratio of 90% for primary and second home purchase and rate term refinance transactions. For the “Select” program, a maximum loan to value ratio of 80% is permitted on primary residence equity refinances and a maximum loan to value ratio of 70% is permitted for second homes. Underwriting for the “Super Select” program is subject to a maximum loan to value ratio of 80% for primary and second home purchase and rate term refinance transactions. No equity refinances are permitted under the “Super Select” loan program. The loan to value ratio for the “Super Select” program is based on the borrower’s stated value and generally no appraisal is required for loan to value ratios of 80% or less. On the “Select” program, the borrower must supply evidence of value only in some instances. For example, if the combined loan amount exceeds $850,000 or if the loan is an equity refinance loan, an appraisal of the property is required. In addition to the loan to value and salary requirements described above, generally, borrower eligibility under the “Select” or “Super Select” documentation program may be determined by use of a credit scoring mode, which in most cases requires a minimum credit score of 680.

The underwriting standards set forth in the GMAC Mortgage Corporation underwriting guidelines may be varied for certain refinance transactions, including “limited documentation” or

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“reduced documentation” mortgage loan refinances. Limited or reduced documentation refinances, including the programs “Streamline” and “Express,” generally permit fewer supporting documents to be obtained or waive income, appraisal, asset, credit score and employment documentation requirements. Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower’s payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, the borrower must be an existing customer of GMAC Mortgage Corporation, have a good credit history and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan to value ratio, stable employment or other favorable underwriting factors.

Alt-A Loan Programs. The underwriting standards set forth in GMAC Mortgage Corporation’s underwriting guidelines with respect to mortgage loans originated or acquired under GMAC Mortgage Corporation’s Alt-A programs provide for varying levels of documentation. For the “Standard” documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower’s assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower’s current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

In addition to standard documentation the Alt-A programs allow for “stated income/stated asset,” “stated income/verified assets,” “no income/no asset/no employment” and “no income/verified asset” documentation which generally require either alternative or less documentation and verification than do the standard documentation program. Under a “stated income/stated asset” and “stated income/verified asset” program, no verification of a mortgagor’s income is undertaken by the originator although it is stated on the application. For stated income/stated asset the mortgagor’s assets are stated on the loan application while for stated income/verified asset the mortgagor is required to document the mortgagor’s assets. Due to the stated income allowance both styles have a “reasonableness test” applied to the loan transactions. Generally, under a “no income/verified asset” program, the mortgagor is not required to state his or her income on the application and therefore, no verification of such mortgagor’s income is undertaken by the originator. However, it is required for the originator to verify the mortgagor’s asset requirements. Under a “no income/no asset/no employment” program, the originator is not required to state income, assets or employment on the application therefore, no verification of the mortgagor’s income, assets or employment is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Loans may also be originated under GMAC Mortgage Corporation’s underwriting guidelines under the “Stated Income” program, a no-income verification for self-employed and salaried borrowers. For these loans, a credit check, an appraisal, and verification of assets is required. The “No Income/No Asset” program, is also a no-income verification program for self employed and salaried borrowers, however, the borrower is not required to disclose assets.

GMAC Mortgage Corporation obtains a credit report that summarizes each borrower’s credit history. In addition, an established credit history is required for the Alt A loan program. This is defined as a minimum of three active traditional credit references that have been opened for at least twenty four

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months and have been active during that time period, regardless of the credit score. In general, for Alt A loans the borrower may have no 30 days late payment after the due date for the most recent 12 months.

The Alt A mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non conforming stated income or stated asset products may allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt A programs also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt A programs the borrower may not be required to verify employment income, assets required to close the loan, or both. For some other Alt A programs the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt A programs with less documentation verified generally have other compensating factors such as higher credit score or lower loan to value requirements.

Residential Funding Corporation

General.

RFC, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program.

RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased RFC in 1990. In 1995, RFC expanded its business to include “Alt-A” first lien mortgage loans, such as some of the mortgage loans described in this prospectus supplement. RFC also began to acquire and service “subprime”, closed-end and revolving loans secured by second liens in 1995.

Legal Proceedings. There are no material pending legal or other proceedings involving the GMACM Transferred Mortgage Loans or RFC, as originator and servicer, or Homecomings Financial Network, Inc. (“Homecomings”), as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in the Certificates.

RFC is currently party to various legal proceedings arising from time to time in the ordinary course of its business, some of which purport to be class actions. Based on information currently available, it is the opinion of RFC that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the GMACM Transferred Mortgage Loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on RFC. Any such unfavorable outcome could adversely affect the ability of RFC to perform its servicing duties with respect to the mortgage loans.

RFC Origination Experience – Size, Composition and Growth of Portfolio. The following tables set forth the aggregate principal amount of first lien mortgage loans originated or acquired by RFC for the past five years and for the six months ended June 30, 2006. RFC originated and acquired approximately $24.9 billion and $2.6 billion in initial aggregate principal amount of mortgage-backed securities in the

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2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC originated and acquired approximately $55.2 billion and $4.4 billion in initial aggregate principal amount of mortgage-backed securities in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The dollar amounts shown below are based on the applicable cut-off date principal balances when the mortgage loans were securitized or sold. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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RFC Origination Experience

Volume by the Cut-off Date Principal Balance

First Lien Originations	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	$16,980,743,973	$24,504,734,384	$25,308,508,695	$14,204,846,086	$28,154,131,610	$20,602,774,403
Non-Prime (2)	$7,904,966,515	$15,359,498,812	$27,431,842,369	$25,583,696,970	$27,090,618,909	$14,389,058,691
Total	$24,885,710,488	$39,864,233,196	$52,740,351,064	$39,788,543,056	$55,244,750,519	$34,991,833,094
Prime (1)	68.23%	61.47%	47.99%	35.70%	50.96%	58.88%
Non-Prime (2)	31.77%	38.53%	52.01%	64.30%	49.04%	41.12%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	98.16%	44.31%	3.28%	-43.87%	98.20%
Non-Prime (2)	4.96%	94.30%	78.60%	-6.74%	5.89%
Total	54.56%	60.19%	32.30%	-24.56%	38.85%

Volume by the Cut-off Date Principal Balance

Second Lien Originations	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	$2,585,252,757	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$3,383,914,036
Non-Prime (2)
Total	$2,585,252,757	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$3,383,914,036
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	-26.24%	33.36%	2.19%	-7.78%	35.69%
Non-Prime (2)
Total	-26.24%	33.36%	2.19%	-7.78%	35.69%
(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
(2)	Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

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RFC Origination Experience

Number of loans at the Cut-off Date

First Lien Originations	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	59,267	88,032	101,347	61,760	101,891	71,791
Non-Prime (2)	72,639	135,990	198,955	179,734	168,241	87,487
Total	131,906	224,022	300,302	241,494	270,132	159,278
Prime (1)	44.93%	39.30%	33.75%	25.57%	37.72%	45.07%
Non-Prime (2)	55.07%	60.70%	66.25%	74.43%	62.28%	54.93%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	56.44%	48.53%	15.13%	-39.06%	64.98%
Non-Prime (2)	-4.35%	87.21%	46.30%	-9.66%	-6.39%
Total	15.89%	69.83%	34.05%	-19.58%	11.86%

Number of loans at the Cut-off Date

Second Lien Originations	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	66,990	88,461	93,641	80,035	99,596	67,981
Non-Prime (2)
Total	66,990	88,461	93,641	80,035	99,596	67,981
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	-29.40%	32.05%	5.86%	-14.53%	24.44%
Non-Prime (2)
Total	-29.40%	32.05%	5.86%	-14.53%	24.44%
(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
(2)	Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

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RFC’s Underwriting Standards.

General. The underwriting standards applicable to mortgage loans acquired from RFC include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described below if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described below, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Mortgage Loan Program. The mortgage loans acquired from RFC will have been purchased either directly or indirectly through RFC from sellers, as described below under “Qualifications of Program Sellers.” These Mortgage Loans will have been originated generally in accordance with RFC’s underwriting standards or alternative underwriting criteria as described below under “ —Expanded Criteria Program” and “—Underwriting Policies.”

Expanded Criteria Program. RFC’s Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as a LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment. The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in RFC’s Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time. The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by RFC for the purpose of collateralizing securities issued by RFC’s affiliate, RFC Mortgage Securities I, Inc. Examples of mortgage loans that may not qualify for such programs include negative amortization loans, mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for RFC’s mortgage pass-through certificates and may also be waived by RFC from time to time.

Qualifications of Program Sellers. Each Expanded Criteria Program Seller is selected by RFC on the basis of criteria described in the Seller Guide. In determining whether to approve a mortgage collateral seller, RFC generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present. An Expanded Criteria

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Program Seller may be an affiliate of RFC, and RFC presently anticipates that GMAC Mortgage Corporation and Homecomings Financial Network, Inc., each an affiliate of RFC, will be Expanded Criteria Program Sellers.

There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications. If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller. Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty that has not been cured.

A portion of the mortgage loans may have been purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by RFC. The sellers who sell to RFC pursuant to master commitment agreements will have represented to RFC that the mortgage loans have been originated in accordance with underwriting standards agreed to by RFC. Some other mortgage loans may have been purchased from Expanded Criteria Program Sellers who will have represented to RFC that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to RFC. RFC may accept a certification from an insurance company as to the mortgage loan’s insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the mortgage loan by RFC.

Underwriting Policies. RFC expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral.

The mortgage loans may be underwritten by RFC or a seller through the use of an automated underwriting system. For additional information regarding automated underwriting systems that are used by RFC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “—Automated Underwriting” below.

In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review the application. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

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Certain of the mortgage loans have been originated under “reduced documentation” or “no stated income” programs, which require less documentation and verification than do traditional “full documentation” programs. Generally, under a “reduced documentation” program, no verification of a mortgagor’s stated income is undertaken by the originator. Under a “no stated income” program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a “no income/no asset” program, no verification of a mortgagor’s income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

Mortgage loans may also have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor’s income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced.

The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a cooperative, if applicable, and other fixed obligations other than housing expenses. The originator may also consider the amount of

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liquid assets available to the mortgagor after origination. ARM loans, buy-down mortgage loans, graduated payment mortgage loans and any other similar mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the final balloon amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the balloon loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

A portion of the mortgage loans typically will be reviewed by RFC or by a designated third party for compliance with applicable underwriting criteria. The level of review by RFC, if any, will vary depending on several factors. RFC typically will review a sample of the mortgage loans purchased by RFC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. With regard to a material portion of these mortgage loans, this review of underwriting information by RFC was performed using an automated underwriting system, as described below under “—Automated Underwriting.” Any determination using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, RFC may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the mortgage loan. In addition, RFC may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions. RFC may also consider a specific area’s housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, RFC may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to RFC.

Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness. In addition, Credit Scores may be obtained by RFC after the origination of a mortgage loan if the seller does not provide to RFC a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history,

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delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans generally amortize over a 15- to 30- year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of this prospectus supplement.

Automated Underwriting. In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. RFC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in RFC’s Seller Guide as the underwriting criteria necessary to satisfy each underwriting program. In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied. In some cases, RFC enters information into the automated underwriting system using documentation delivered to RFC by the mortgage collateral seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before RFC will accept or reject the mortgage loan. For most mortgage collateral sellers, RFC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, RFC will approve that mortgage loan for purchase. In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system and submitted to RFC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation. For most mortgage collateral sellers, RFC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller’s mortgage loans. Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in RFC’s Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies RFC’s underwriting criteria.

Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted

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automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

THE MASTER SERVICER

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as master servicer under the pooling agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust fund and at the direction of the trustee against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990.090.

THE SERVICERS

Approximately 77.66%, 11.11% and 8.53% of the mortgage loans included in the trust fund will be serviced by RFC (a “servicer”), Central Mortgage (also a “servicer”) and Countrywide Home Loans Servicing LP (also a “servicer”), respectively. The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the reconstitution agreement or underlying purchase agreement, as the case may be (such servicing provisions referred to herein as the servicing agreements).

The trustee on behalf of the trust fund and the master servicer will be parties to or third-party beneficiaries under the servicing agreements and can enforce the rights of the seller and depositor thereunder. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

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The information set forth in the following paragraphs has been provided by GMAC Mortgage Corporation, as a servicer providing primary servicing for a substantial portion of the mortgage loans in the trust fund.

GMAC Mortgage Corporation

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation. See “Mortgage Loan Origination—GMAC Mortgage Corporation” in this prospectus supplement.

Servicing Activities

GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of June 30, 2006, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 million of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six Months ended June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Six Months Ended June 30,	For the Year Ended December 31,

	2006	2005	2004	2003	2002

Prime conforming mortgage loans
No. of Loans	1,420,904	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$194,872	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	4.57%	12.59%	7.76%	2.11%	N/A

Prime non-conforming mortgage loans
No. of Loans	69,793	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,896	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	1.58%	37.20%	69.36%	11.12%	N/A

Government mortgage loans
No. of Loans	179,721	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,342	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	1.35%	(1.25)%	4.17%	(16.91)%	N/A

Second-lien mortgage loans
No. of Loans	456,875	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$17,226	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	32.16%	25.64%	47.71%	5.36%	N/A

Total mortgage loans serviced
No. of Loans	2,127,293	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$263,336	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	5.38%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

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Charge offs are taken only when GMAC Mortgage Corporation has determined that it has received all payments or cash recoveries which GMAC Mortgage Corporation reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage Corporation of any of its responsibilities or liabilities as a servicer.

Residential Funding Corporation

General. RFC, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program. See “Mortgage Loan Origination” in this prospectus supplement.

RFC Master Servicer Servicing Experience. The following tables set forth the annual average outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by RFC for the past five years and for the six months ended June 30, 2006, and the annual average number of such loans for the same period. RFC was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” for years 2001 through 2005 represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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RFC Master Servicer Servicing Experience

Volume by Outstanding Average Principal Balance

Fist Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	$51,374,446,489	$43,282,264,857	$33,749,084,171	$32,453,682,854	$47,935,800,813	$60,649,951,491
Non-Prime (2)	$16,429,992,363	$24,910,565,613	$39,334,697,127	$50,509,138,736	$53,938,083,312	$59,024,755,323
Total	$67,804,438,852	$68,192,830,470	$73,083,781,298	$82,962,821,591	$101,873,884,125	$119,674,706,814
Prime (1)	75.77%	63.47%	46.18%	39.12%	47.05%	50.68%
Non-Prime (2)	24.23%	36.53%	53.82%	60.88%	52.95%	49.32%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	-3.91%	-15.75%	-22.03%	-3.84%	47.71%
Non-Prime (2)	27.94%	51.62%	57.90%	28.41%	6.79%
Total	2.26%	0.57%	7.17%	13.52%	22.79%

Volume by Outstanding Average Principal Balance

Junior Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$6,614,978,613
Non-Prime (2)
Total	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$6,614,978,613
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	13.85%	16.79%	6.40%	17.65%	6.63%
Non-Prime (2)
Total	13.85%	16.79%	6.40%	17.65%	6.63%
(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
(2)	Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

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RFC Master Servicer Servicing Experience

Volume by number of loans

Fist Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	237,946	202,938	168,654	156,745	201,903	243,014
Non-Prime (2)	168,058	242,625	341,863	414,639	411,550	430,831
Total	406,004	445,563	510,517	571,384	613,453	673,845
Prime (1)	58.61%	45.55%	33.04%	27.43%	32.91%	36.06%
Non-Prime (2)	41.39%	54.45%	66.96%	72.57%	67.09%	63.94%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	-6.59%	-14.71%	-16.89%	-7.06%	28.81%
Non-Prime (2)	28.76%	44.37%	40.90%	21.29%	-0.74%
Total	5.39%	9.74%	14.58%	11.92%	7.36%

Volume by number of loans

Junior Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	104,044	118,773	127,833	147,647	143,713	164,858
Non-Prime (2)
Total	104,044	118,773	127,833	147,647	143,713	164,858
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	22.78%	14.16%	7.63%	15.50%	-2.66%
Non-Prime (2)
Total	22.78%	14.16%	7.63%	15.50%	-2.66%
(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
(2)	Non-Prime – Product originated under the Subprime and Negotiated Conduit Asset programs.

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Homecomings Financial Network, Inc. Pursuant to the terms of a subservicing agreement with RFC, Homecomings will subservice all of the Mortgage Loans for which RFC is the named servicer until the transfer of servicing of such Mortgage Loans to GMACM, which is expected to occur on August 1, 2006.

Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of RFC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings’ total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations. Approximately 85% of the mortgage loans currently serviced by RFC are subserviced by Homecomings. As of December 31, 2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings’ servicing activities have included the activities specified below.

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer.

The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and the six months ended June 30, 2006. The percentages shown under “Percentage Change from Prior Year” for years 2001 through 2005 represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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Homecomings Servicing Portfolio

Volume by Year End Outstanding Principal Balance

Fist Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	$25,532,458,680	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126	$56,596,483,278
Non-Prime (2)	$17,039,860,699	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214	$51,366,852,808
Total	$42,572,319,379	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340	$107,963,336,086
Prime (1)	59.97%	49.96%	43.07%	41.56%	46.10%	52.42%
Non-Prime (2)	40.03%	50.04%	56.93%	58.44%	53.90%	47.58%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	-6.30%	7.09%	9.55%	6.64%	39.53%
Non-Prime (2)	56.49%	60.71%	44.56%	13.47%	15.99%
Total	11.62%	28.55%	27.07%	10.53%	25.78%

Volume by Year End Outstanding Principal Balance

Junior Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$10,268,313,191
Non-Prime (2)
Total	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$10,268,313,191
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	NA	-4.94%	-2.95%	2.25%	-1.68%
Non-Prime (2)
Total	NA
	NA	-4.94%	-2.95%	2.25%	-1.68%

(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
(2)	Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

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Homecomings Servicing Portfolio

Volume by number of loans

First Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	133,632	125,209	143,645	150,297	187,773	224,580
Non-Prime (2)	168,185	257,077	341,190	373,473	394,776	382,202
Total	301,817	382,286	484,835	523,770	582,549	606,782
Prime (1)	44.28%	32.75%	29.63%	28.70%	32.23%	37.01%
Non-Prime (2)	55.72%	67.25%	70.37%	71.30%	67.77%	62.99%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	-9.85%	-6.30%	14.72%	4.63%	24.93%
Non-Prime (2)	38.47%	52.85%	32.72%	9.46%	5.70%
Total	11.91%	26.66%	26.83%	8.03%	11.22%

Volume by number of loans

Junior Lien Mortgages	2001	2002	2003	2004	2005	Six Months Ended June 30, 2006

Prime (1)	228,946	217,031	211,585	210,778	199,600	251,635
Non-Prime (2)
Total	228,946	217,031	211,585	210,778	199,600	251,635
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year

Prime (1)	NA	-5.20%	-2.51%	-0.38%	-5.30%
Non-Prime (2)
Total	NA	-5.20%	-2.51%	-0.38%	-5.30%
(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
(2)	Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

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Homecomings Subservicing Responsibilities. In its role as subservicer, Homecomings is generally responsible for the following:

•	communicating with borrowers;
•	sending monthly remittance statements to borrowers;
•	collecting payments from borrowers;
•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);
•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;
•	accurate and timely reporting of negative amortization amounts, if any;
•	paying escrows for borrowers, if applicable;
•	calculating and reporting payoffs and liquidations;
•	maintaining an individual file for each loan; and
•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

SERVICING OF THE MORTGAGE LOANS

Servicing of the Mortgage Loans

The servicers will have primary responsibility for servicing the mortgage loans. The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described herein. The trustee and the master servicer will be parties to or third party beneficiaries under each servicing agreement and can enforce the rights of the seller and depositor thereunder. The master servicer will have no obligation to monitor any subservicer and will have no responsibility for the subservicing of the mortgage loans.

Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreement.

If a servicer fails to fulfill its obligations under a servicing agreement, the master servicer has the right to terminate such servicer as described below under “—Servicer Events of Default.”

The transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer have a net worth of not less than $15,000,000, (2) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and (3) that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Custodial Accounts

Each servicing agreement entered into by a servicer will provide that it will establish a custodial account for the deposit of principal and interest payments on the mortgage loans. On the 18th day of each month, or the business day immediately before or after the 18th if such day is not a business day, each servicer will remit the amounts on deposit in the related custodial account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. Each servicer is entitled to reimburse itself from the related custodial account for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses”) and “—Advances” in this prospectus supplement. The custodial accounts may include amounts relating to other mortgage loans serviced by the servicer, in addition to amounts collected on the mortgage loans in the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer will be paid a monthly fee (the “master servicing fee”) with respect to each mortgage loan serviced by it calculated at the master servicing fee rate (the “master servicing fee rate”). The master servicing fee and the master servicing fee rate are each as set forth under “Fees and Expenses.” The master servicer will pay any ongoing fees of the securities administrator, the custodian and the trustee using a portion of its master servicing fee. See “Fees and Expenses” in this prospectus supplement.

Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the servicing fee rate, as set forth under “Fees and Expenses.”

The master servicing fees and the servicing fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless a servicer has received the prior written consent of the master servicer on behalf of the issuing entity, such servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling agreement to fail to qualify as a REMIC or result in the imposition of any tax on any such REMIC.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall in any month with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is required to be paid by the related servicer, generally limited to the extent that such amounts in the aggregate do not exceed the total of its servicing fees for such month.

Any prepayment interest shortfall required to be funded but not funded by the applicable servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amounts in the aggregate do not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments on the related mortgage loans to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of such mortgage loan. Except for EMC Mortgage Corporation, which services approximately 2.63% of the mortgage loans, the servicers will generally be obligated to advance only the minimum payment, as set forth in the related mortgage note, which may be less than the amount of interest accrued on such mortgage loan. As a consequence, negative amortization may continue to occur during the time that a servicer is making advances with respect to a delinquent mortgage loan. If the minimum payment is a payment which is less than the interest only payment, EMC Mortgage Corporation will advance the scheduled interest payment only. The master servicer, in its capacity as successor servicer, will be obligated to make any such advances if a servicer is required to and fails to do so, to the extent provided in the pooling agreement. Any servicer or the master servicer, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount or the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the related servicer will maintain and keep, with respect to each mortgage loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.

Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

The servicers, on behalf of the issuing entity and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action as they deem to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made subject to the special foreclosure rights described below. To the extent set forth in the related servicing agreement, the servicer will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by a servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

In addition, each servicer, on behalf of the trust fund, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the related servicer reasonably believes that such sale would maximize proceeds to the trust fund (on a present value basis) with respect to those mortgage loans.

Special Foreclosure Rights

A servicer will not commence foreclosure or take other action with respect to a mortgage loan that is more than 60 day delinquent unless (i) no later than five business days prior to such commencement, it notifies the master servicer and the 100% holder of the most junior class of subordinate certificates of its intention to do so, and (ii) such holder does not, within such period, affirmatively object to such action. If the 100% holder of the most junior class of subordinate certificates timely and affirmatively objects to such action, then it will instruct the master servicer to hire three appraisal firms to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such holder’s objection. Subject to certain provisions in the pooling agreement and in the related servicing agreement, the 100% holder of the most junior class of subordinate certificates will, no later than 5 business days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the lesser of (i) the unpaid principal balance of the related mortgage loan and (ii) the average of such three Fair Value Prices determined by such appraisal firms; provided, that if three such appraisals cannot be obtained, then such holder must purchase such mortgage loan at a purchase price established in accordance with the provisions of the related servicing agreement and the pooling agreement.

Notwithstanding anything in this prospectus supplement to the contrary, the 100% holder of the most junior class of subordinate certificates will not be entitled to any of its rights described in this prospectus supplement with respect to a mortgage loan following its failure to purchase such mortgage loan and the related mortgaged property (at the average of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the preceding paragraph following its objection to the servicer’s action.

Collection of Taxes, Assessments and Similar Items

Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The servicers will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Events of Default

An event of default with respect to the servicer will consist, among other things, of:

•	any failure by the servicer to remit to the master servicer any payment required to be made under the terms of the servicing agreement;
•

failure by the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer set forth in the servicing agreement, including, but not limited to, breach by the servicer of any one or more of the representations, warranties and covenants of the servicer, which continues unremedied for a specified period set forth in the servicing agreement, generally a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the master servicer or the trustee;

•	failure by the servicer to maintain its license to do business in any jurisdiction where the mortgaged property is located if such license is required;
•	bankruptcy, insolvency, or cessation of normal business operation;
•	the servicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or
•

the servicer attempts to assign its right to servicing compensation or to assign the servicing agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof in violation of the applicable provisions thereof.

Rights Upon Servicer Event of Default

So long as an event of default under the servicing agreement remains unremedied, the master servicer may (and, pursuant to the pooling agreement, if so directed by holders of certificates evidencing at least 66 2/3% of the voting rights, shall) terminate all of the rights and obligations of the servicer in its capacity as servicer of the mortgage loans. If this occurs, the master servicer will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the servicer under the servicing agreement, including the obligation to make advances.

Any removal of a servicer will not be effective until acceptance of appointment of a successor servicer. A removed servicer is obligated to pay the costs and expenses incurred in effecting its replacement, but if it does not, the master servicer is entitled to reimburse itself for such costs from amounts on deposit in the distribution account.

No assurance can be given that termination of the rights and obligations of the servicer under the pooling agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling agreement to institute any proceeding with respect to termination of the servicer, unless the holder previously has given to the depositor, the master servicer and the trustee written notice of the servicer’s default and certificateholders having not less than 66 2/3% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the master servicer or the trustee, as applicable.

Resignation of Servicers

A servicer may not resign from the obligations and duties imposed on it under its respective servicing agreement except upon the determination that the servicer’s duties under such servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer. Any such determination permitting the resignation of a servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee and master servicer which opinion of counsel shall be in form and substance acceptable to the trustee and master servicer. No such resignation shall become effective until a successor meeting the requirements set forth in the pooling agreement shall have assumed the servicer’s responsibilities and obligations under the servicing agreement.

Amendment of the Servicing Agreements

Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the sponsor, the trustee and the master servicer. Such amendment will not materially adversely affect the interest of the certificateholders in the mortgage loans.

SERVICING AND ADMINISTRATION OF THE TRUST FUND

Servicing and Administrative Responsibilities

The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

•         collecting monthly remittances of principal and interest on the mortgage loans from the borrowers, depositing such amounts into the related custodial account and delivering all amounts on deposit in the related custodial account for deposit into the distribution account on the related remittance date;

•         collecting amounts in respect of taxes and insurance from the borrowers, depositing such amounts in the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•         making advances of the minimum payment or scheduled interest payment on the mortgage loans to the extent not paid by the borrower (any such delinquent payment reduced by the servicing fee), except to the extent the servicer determines such advance is nonrecoverable;

•         paying, as servicing advances, customary costs and expenses incurred in the performance by the servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.
See “Servicing of the Mortgage Loans—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items” in this prospectus supplement.
Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling agreement and the servicing agreements, including but not limited to:
• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement;
• gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;

Party:	Responsibilities:

• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling agreement.
See “The Master Servicer” and “Servicing of the Mortgage Loans” in this prospectus supplement.
Securities Administrator	Performing the securities administration functions in accordance with the provisions of the pooling agreement, including but not limited to:

•         distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under “Descriptions of the Offered Certificates—Distributions to Certificateholders” on each distribution date;

• preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer;
• receiving monthly remittances from each servicer on the related servicer remittance date for deposit in the distribution account;

•         upon the failure of the master servicer to make any advance required under the pooling agreement, provide notice of such master servicer event of default to the trustee, the seller and the rating agencies;

• preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the trust fund with respect to the certificates.
Trustee	Performing the trustee and supplemental interest trust trustee functions in accordance with the provisions of the pooling agreement, including but not limited to:
• enforcing the obligations of each of the master servicer and the securities administrator under the pooling agreement;
• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling agreement;
• upon the termination of the custodian, appointing a successor custodian;

•         upon the occurrence of a master servicer event of default under the pooling agreement, provide notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

•         upon the occurrence of a master servicer event of default under the pooling agreement, at its discretion (or if so directed by the certificateholders having a majority of the voting rights applicable to the certificates), terminating the master servicer; and

Party:	Responsibilities:

• upon such termination of the master servicer under the pooling agreement, appointing a successor master servicer or succeeding as master servicer.
See “The Pooling Agreement—The Trustee,” “Description of the Certificates—Distribution Date Reports” in this prospectus supplement.
Custodian	Performing the custodial functions in accordance with the provisions of the custodial agreement, including but not limited to:
• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.
See “The Pooling Agreement—Custody of the Mortgage Files; Custodian” in this prospectus supplement.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the holders of certificates, be invested in the trust accounts specified below. Funds on deposit in such trust accounts may be invested in permitted investments by the party responsible for such trust account. such trust accounts will be established by the applicable parties listed below, and any investment income earned on each such trust account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Custodial Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.
Distribution Account	Securities Administrator	Any investment earnings will be paid to the Securities Administrator and will not be available for distribution to the holders of any certificates.

If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by such responsible party out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the trustee, the master servicer, the securities administrator or any of their respective affiliates or for which an affiliate serves as an advisor, will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America, any state thereof or the District of Columbia and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) incorporated under the laws of the United States of America, any state thereof or the District of Columbia and rated “A” or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, any State thereof or the District of Columbia and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is issued by any corporation incorporated under the laws of the United States of America, any state thereof or the District of Columbia that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of United States money market funds (which may be 12b-l funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer, the securities administrator or an affiliate thereof having the highest applicable rating from each rating agency rating the certificates; and

(vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

The servicing agreements and the custodial agreement will each provide that on or before March 15 of each year, beginning in March 2007, the servicers and the custodian, respectively, will provide to the master servicer, securities administrator and/or the depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to such person. The pooling agreement will

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provide that on or before March 15 of each year, beginning in March 2007, the master servicer and the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to such person. In addition, any subservicer, or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the master servicer, securities administrator and/or the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and mortgage loan administration. Each report is required to indicate that the AB Servicing Criteria applicable to such party were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The servicing agreements will also provide for delivery to the master servicer and the depositor on or before March 15 of each year, beginning in March of 2007, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance will be posted on the securities administrator’s website as described in “Additional Information” in this prospectus supplement or, if not posted on such website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “Additional Information.” These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

FEES AND EXPENSES

In consideration of their duties on behalf of the issuing entity, the trustee, the servicers, and the master servicer will receive from the mortgage loans of the trust fund certain fees as set forth in the following table:

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:

Servicers	monthly

For each mortgage loan serviced by a servicer, the “servicing fee” will be a monthly fee out of collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) 1/12th of the servicing fee rate. For each mortgage loan serviced by RFC or GMACM (with the exception of the MortgageIT-originated loans), the “servicing fee rate” will be 0.425% per annum. For each MortgageIT-originated loan and each mortgage loan serviced by any other servicer, the servicing fee rate will be 0.375% per annum. Each servicer also will retain all investment earnings on amounts held in its custodial accounts and, to the extent permitted by applicable law, its escrow accounts.

Withdrawn from the custodial account in respect of each mortgage loan, before distribution of any amounts to certificateholders.
Master Servicer	monthly

The master servicer will receive as compensation for its services, for each mortgage loan, a monthly fee (after payment to the trustee of any of the trustee’s fee remaining unpaid from the distribution account, as described below) paid out of collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) 1/12th of a “master servicing fee rate” equal to 0.0135% per annum.

Withdrawn from the distribution account before distribution of any amounts to certificateholders.
Trustee	annually	The trustee will receive a fixed annual fee of $3,500.00.	Payable by the master servicer from its own funds.
Custodian	monthly	The custodian will receive on-going safekeeping and release fees as agreed with the master servicer and payable by the master servicer from its own funds as provided in the custodial agreement.	Payable by the master servicer from its own funds.
Securities Administrator	monthly	The securities administrator will receive a fee as agreed with the master servicer and payable by the master servicer from its own funds.	Payable by the master servicer from its own funds.

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The servicing fees are subject to reduction as described above under “Servicing of the Mortgage Loans—Prepayment Interest Shortfalls.” The master servicer will pay the fees of the securities administrator and the custodian on behalf of the trust fund out of the master servicer’s own funds. The servicers, the master servicer, the securities administrator, the trustee and the custodian will each be entitled to reimbursement for certain expenses and indemnification by the trust fund prior to distribution of any amounts to certificateholders.

None of the servicing fees set forth in the table above may be changed without amendment of the servicing agreements, and none of the other fees set forth in the table above may be changed without amendment of the pooling agreement or the custodial agreement, as applicable.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Luminent Mortgage Trust 2006-6, Mortgage-Backed Pass-Through Certificates, Series 2006-6 will consist of the Class A-1 (the “Class A-1 certificates”), Class A-2A, Class A-2B (together, the ”Class A2 certificates”), Class A-3, (the “Class A-3 certificates” and with the Class A-1 certificates and Class A2 certificates, the “Class A certificates”), Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 (collectively, the “Class B certificates”), Class C, Class R and Class RX Certificates. Only the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates (collectively, the “offered certificates”) are offered hereby.

The certificates will be issued in accordance with the pooling agreement, dated as of September 1, 2006 (the “pooling agreement”), by and among the depositor, the seller, the master servicer, the securities administrator and the trustee.

The certificates represent beneficial ownership interests in the issuing entity, the assets of which (the “trust fund”) consist primarily of:

•	a pool of mortgage loans;
•	accounts that are maintained by the servicers, the master servicer and the securities administrator;
•	property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure;
•	the insurance policies covering the mortgage loans or related mortgaged properties;
•	the Cap Agreement;
•	the rights of the trustee under the pooling agreement, as described under “The Pooling Agreement—Assignment of Assets”; and
•	all proceeds of the foregoing.

The issuing entity shall be entitled to (a) all scheduled principal due after the cut-off date, (b) all other recoveries of principal collected after the cut-off date (less scheduled payments of principal due on or before the cut-off date and collected after the cut-off date), (c) all payments of interest on the mortgage

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loans (minus that portion of any such payment which is allocable to any period prior to the cut-off date) and (d) prepayment premiums with respect to approximately 36.14% of the mortgage loans.

The certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the sponsor, the seller, the depositor, any originator, any servicer, the master servicer, the securities administrator, the cap provider, the trustee, or any of their affiliates.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose the offered certificates are referred to in this prospectus supplement as “book-entry certificates.” Beneficial owners will hold their certificates through DTC, Clearstream Banking, société anonyme, or the Euroclear System.

Each class of book-entry certificates will be represented by one or more global certificates that is equal in the aggregate to the initial certificate principal balance of the related Class registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a book-entry certificate will be entitled to receive a physical certificate representing such person’s interest, except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus.

See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

Distributions to Certificateholders

Distributions on the certificates will be made on the 25th day of each calendar month or, if the 25th day is not a business day, on the next succeeding business day, beginning in October 2006 (each, a “distribution date”), to certificateholders of record on the applicable record date. For so long as the offered certificates are book-entry certificates, the “record date” for each distribution date will be the close of business on the business day immediately preceding such distribution date. A “business day” is any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions in the States of New York, Maryland or Minnesota or any city in which the corporate trust office of the trustee or the principal office of the securities administrator is located, are authorized or obligated by law or executive order to be closed. For so long as any certificate is in book-entry form with DTC, the only “certificateholder” of such certificate will be Cede & Co. See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

The offered certificates will be issued in minimum denominations in principal balances of $100,000 and integral multiples of $1.00 in excess thereof. Accrued interest on any certificate will be calculated based upon a 360-day year and the actual number of days in each interest accrual period. The “percentage interest” represented by any certificate will be equal to the percentage obtained by dividing the initial certificate principal balance of such certificate by the initial class principal balance of its class. For certain other terms and material characteristics of the offered certificates, see the table on page (iv) of this prospectus supplement.

Distributions on the offered certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any certificate will be made only upon presentation and surrender of such certificate at the corporate trust

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office of the securities administrator designated for such purpose. See “The Pooling Agreement - The Trustee” in this prospectus supplement.

Priority of Distributions

On each distribution date, the Available Funds will be distributed in the following amounts and in the following order of priority:

(i)	Interest will be distributed in the following order of priority:
(a)

first, concurrently to the Class A certificates, pro rata, based upon the entitlement of each such class (in addition, with respect to the Class A-2A certificates, any payments from the Cap Provider used solely to make payments of Accrued Certificate Interest for such Distribution Date), its Accrued Certificate Interest;

(b)	second, sequentially, to each class of Class B certificates in numerical order, its Accrued Certificate Interest; and
(c)	third, for distribution as Excess Cash Flow pursuant to clause (iii) below.
(ii)	The Principal Distribution Amount will be distributed in the following order of priority:
(a)

if such distribution date is prior to the Stepdown Date or a Trigger Event is in effect on such distribution date, the Principal Distribution Amount will be distributed in the following order of priority:

(1)	first, to the Class A certificates, pro rata in reduction of their certificate principal balances, until reduced to zero;
(2)	second, to the Class B certificates, sequentially in numerical order in reduction of their certificate principal balances, until reduced to zero; and
(3)	third, for distribution as Excess Cash Flow pursuant to clause (iii) below; or
(b)	if such distribution date is on or after the Stepdown Date and no Trigger Event is in effect on such distribution date:
(1)	first, to the Class A certificates, an amount up to the Senior Principal Distribution Amount, pro rata, in reduction of their certificate principal balances until reduced to zero;
(2)

second, to each class of Class B certificates, sequentially in numerical order, an amount up to their respective Principal Distribution Amounts, in reduction of their respective certificate principal balances, until reduced to zero; and

(3)	third, for distribution as Excess Cash Flow pursuant to clause (iii) below.

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(iii)	Excess Cash Flow, if any, will be distributed in the following order of priority:
(a)	first, to distribute the Overcollateralization Deficiency Amount as principal, in accordance with clause (ii) above;
(b)

second, to each class of Class A certificates, pro rata, based upon the entitlement of each class (1) first, to pay any Unpaid Interest Distribution Amounts and Additional Negative Amortization Carryover Amounts and (2) second, to pay any realized losses applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class A certificates;

(c)

third, to each class of Class B certificates sequentially in numerical order (1) first, to pay any Unpaid Interest Distribution Amounts and Additional Negative Amortization Carryover Amounts and (2) second, to pay any realized losses applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class B certificates;

(d)

fourth, from amounts otherwise payable to the Class C certificates, (1) first, to each class of Class A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class B certificates, any unpaid Net WAC Cap Carryover Amounts and (2) second, to pay to the Supplemental Interest Trust any Cap Termination Payment that is payable by it to the Cap Provider in respect of any Cap Early Termination (to the extent not received by it from a replacement Cap Provider in respect of a replacement Cap Agreement or similar agreement); and

(e)	fifth, to the Class C, Class R and Class RX Certificates as specified in the pooling agreement;

provided that, for so long as the Cap Agreement is in effect, any Net WAC Cap Carryover Amounts and Additional Negative Amortization Carryover Amounts otherwise allocable to the Class A-2A certificates on any distribution date will be paid to the Supplemental Interest Trust for payment to the Cap Provider on such distribution date.

Prepayment Premiums

On each distribution date, any prepayment premiums received during the related prepayment period with respect to approximately 36.14% of the mortgage loans will be includable in available funds and used to make distributions of principal and interest on the certificates.

Measurement of Delinquencies

For each distribution date, the servicer will determine the delinquency of a mortgage loan based on the number of days past due on a contractual basis. No mortgage loan will be considered delinquent for these purposes until it is one-month past due on a contractual basis.

Determination of LIBOR

With respect to each Payment Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 (Reuter LIBOR01) as of 11:00 A.M., London time, on the second London business day prior to the first day of the

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related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the securities administrator after consultation with the depositor), the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the securities administrator after consultation with the depositor, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal amounts of the offered certificates. The securities administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the securities administrator after consultation with the depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal amounts of the offered certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date.

“London business day” means any day other than a Saturday or a Sunday or a day on which banking institutions in the state of New York or in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the securities administrator and the securities administrator’s subsequent calculation of the certificate interest rates applicable to the offered certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Distribution Date Reports

On each distribution date, the securities administrator shall make available to the trustee and each certificateholder, a report containing information with respect to such distribution date, including, without limitation, the following items:

•	the Accrued Certificate Interest of each class of certificates;
•	the Certificate Interest Rate with respect to each class of certificates, if applicable;
•	the Principal Distribution Amount, separately stating the Overcollateralization Deficiency Amount;
•	the certificate principal balance of each class of certificates, after giving effect to payments of principal;
•	the amount of negative amortization on the mortgage loans;
•	the amount of any realized losses incurred with respect to the mortgage loans in the applicable prepayment period and in the aggregate since the cut-off date;

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•	the amount of realized losses allocated to each class of certificates on such distribution date, and the total realized losses allocated to each class since the closing date;
•	the amount of the master servicing fees and servicing fees paid for the due period to which such distribution date relates;
•

the total number of mortgage loans, the aggregate stated principal balance of the mortgage loans as of the close of business on the last day of the related due period, after giving effect to payments allocated to principal;

•

the number and aggregate stated principal balance of mortgage loans, as reported by the servicers: (i) delinquent 30 to 59 days on a contractual basis, (ii) delinquent 60 to 89 days on a contractual basis, (iii) delinquent 90 or more days on a contractual basis, (iv) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the related prepayment period, (v) in bankruptcy, and (vi) that are REO properties;

•

the aggregate stated principal balance of any mortgage loans with respect to which the related mortgaged property became an REO property as of the close of business on the last business day of the related prepayment period;

•	with respect to substitution of mortgage loans in the preceding calendar month, the stated principal balance of each Deleted Asset and of each Qualified Substitute Asset;
•	the aggregate amount of monthly advances made by or on behalf of the servicers (or the master servicer);
•	the amount of any Excess Cash Flow and the Overcollateralization Amount after giving effect to the payments made on such distribution date; and
•	LIBOR with respect to such distribution date and the following Accrual Period.

The securities administrator will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the certificates and the status of the mortgage loans, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Reports to Securityholders” in the prospectus. In addition, the master servicer and the servicer will furnish to the depositor, the trustee or the master servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “Servicing of the Assets—Evidence as to Servicing Compliance” in the prospectus. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the issuing entity for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

Credit Enhancement

Credit enhancement for the offered certificates consists of subordination of certain classes of certificates, the priority of application of realized losses, excess cash flow, the Cap Agreement and overcollateralization, in each case as described in this prospectus supplement.

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Subordination

In general, distributions on the Class B certificates on any distribution date will be subordinated to distributions on the Class A certificates on such distribution date. Under certain circumstances on or after October 2009, principal distributions will be made on the Class B certificates as long as no Trigger Event is in effect. There can be no assurance that the Trigger Events will operate to prevent distributions to the lower-ranking classes while more senior classes remain outstanding.

Realized Losses

Realized losses on the mortgage loans in excess of the amount of excess interest and overcollateralization will be applied first to the Class B certificates in reverse numerical order until the certificate principal balance of each class has been reduced to zero. Thereafter, realized losses will be applied to reduce the certificate principal balances of the Class A certificates, first to the Class A-3 certificates until their certificate principal balance has been reduced to zero, and then to the Class A-2A certificates and Class A-2B certificates pro rata, based upon their certificate principal balances, until their certificate principal balances have been reduced to zero. To the extent that realized losses have been applied to a class of certificates, investors may not fully recover their initial investment.

During any prepayment period, a realized loss may occur in respect of a mortgage loan in connection with the liquidation of such mortgage loan, a “debt service reduction” or a “deficient valuation.” A “realized loss” means:

(i) for a mortgage loan that is liquidated, an amount (not less than zero or more than the stated principal balance thereof) as of the date of such liquidation, equal to (A) the stated principal balance of the mortgage loan as of the date of such liquidation, plus (B) interest at the mortgage rate less the applicable servicing fee rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which liquidation proceeds are required to be distributed, minus (C) the liquidation proceeds received during the calendar month in which such liquidation occurred, after payment of all liquidation expenses;

(ii) for a mortgage loan which has become the subject of a debt service reduction, the amount, if any, by which the principal portion of the related scheduled monthly payment has been reduced; and

(iii) for a mortgage loan which has become the subject of a deficient valuation and the principal amount due under the related certificate has been reduced, an amount equal to the difference between the principal balance of the mortgage loan outstanding immediately prior to such deficient valuation and the principal balance of the mortgage loan as reduced by the Deficient Valuation.

A “debt service reduction” with respect to any mortgage loan, is a reduction of the scheduled monthly payment that the related mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding. A “deficient valuation” with respect to any mortgage loan, is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

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To the extent that realized losses are incurred, those realized losses will reduce the aggregate stated principal balance of the mortgage loans, and thus may reduce the Overcollateralization Amount. As described in this prospectus supplement, the Overcollateralization Amount is increased and maintained by application of excess cash flow to make distributions of principal on the offered certificates.

“Subsequent Recoveries” means any amount (net of reimbursable expenses) received on a mortgage loan subsequent to such mortgage loan being determined to be a liquidated asset that resulted in a realized loss. If Subsequent Recoveries are received, they will be included as part of the Principal Proceeds for the distribution date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, the unpaid Applied Loss Amount for the Class of certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the realized losses applied of the class with the next highest distribution priority), and the certificate principal balances of such class or classes will be increased by the same amount.

Excess Interest

The mortgage loans accrue interest each month in an aggregate amount that is expected to exceed the amount need to distribute monthly principal and interest on the certificates and to pay the fees, expenses and indemnity of the servicer, the master servicer and the trustee, however, no assurance is given in this regard. Such excess interest from the mortgage loans each month will be available to cover certain shortfalls in interest, absorb realized losses on the mortgage loans, restore and maintain overcollateralization at the required levels and cover any Additional Negative Amortization Carryover Amounts and any Net WAC Cap Carryover Amounts.

Overcollateralization

Credit enhancement with respect to the certificates, other than the Class C, Class R and Class RX certificates, will be provided by overcollateralization resulting from the aggregate stated principal balance of the mortgage loans exceeding the aggregate certificate principal balances of the offered certificates and Class B-9 certificates. The initial Overcollateralization Amount is expected to be approximately 0.60% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The pooling agreement requires that this Overcollateralization Amount be maintained at the Target Overcollateralization Amount. This is intended to be accomplished by the application of available Excess Cash Flow to accelerate the payment of the certificate principal balances of the certificates until the Overcollateralization Amount reaches the Target Overcollateralization Amount. However, realized losses with respect to mortgage loans or any termination payment to the Cap Counterparty under the Cap Agreement will reduce the Overcollateralization Amount, and could result in an overcollateralization deficiency.

The application of available Excess Cash Flow to reduce the aggregate certificate principal balances of the certificates on any distribution date will have the effect of accelerating the amortization of the certificates relative to the amortization of the mortgage loans.

Cap Agreement

Class A-2A certificates will have the benefit of a cap agreement that will be entered into on the closing date with Barclays Bank PLC as counterparty. On the Business Day prior to each distribution date, the cap provider will be obligated to make a payment to the Supplemental Interest Trust equal to the product of (a) the amount, if any, by which one-month LIBOR plus the applicable margin for such class

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of certificates exceeds the Adjusted Net WAC Rate, (b) the notional balance for such payment date and (c) the quotient of (i) the number of days in the related interest accrual period divided by (ii) 360. The notional balance of the cap agreement will equal the Class A-2A certificate principal balance. Funds provided under the cap agreement will be used to pay interest on the Class A-2A certificates. Any related Net WAC Rate Carryover Amounts and Additional Negative Amortization Carryover Amounts will be payable to the Cap Provider by the Supplemental Interest Trust if and when received by the Supplemental Interest Trust for so long as the Cap Agreement is in effect. The Cap Agreement will not be an asset of any REMIC. See “The Cap Agreement” in this prospectus supplement.

Reserve Account

Pursuant to the pooling agreement, the securities administrator will establish a trust account (the “Reserve Account”) for the deposit of any Net WAC Cap Carryover Amounts. Amounts in the Reserve Account will be available to pay any Net WAC Cap Carryover Amounts, first to the Class A certificates pro rata (other than the Class A-2A certificates for so long as the Cap Agreement is in effect) and thereafter to the Class B certificates sequentially in numerical order. Any funds remaining in the Reserve Account on a distribution date after such payments will be withdrawn by the securities administrator and, to the extent not needed to make any payment to the supplemental interest trust for payment to the Cap Provider under the Cap Agreement, distributed to the holders of the Class C certificates. The Class C certificates will be the owners of the Reserve Fund for federal income tax purposes, and the Reserve Account will not be an asset of any REMIC.

Final Scheduled Distribution Date

The “final scheduled distribution date” for the each of the offered certificates has been determined to be the distribution date following the month of the scheduled maturity date of the mortgage loan having the latest scheduled maturity date as of the cut-off date. As to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than such class’s final scheduled distribution date.

Optional Termination

The majority holders of the Class C certificates may, at their option, purchase all mortgage loans and REO properties remaining in the trust fund on any distribution date (any such event, an “Optional Termination”) occurring on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and REO properties on such distribution date is 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any such optional termination will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(a) of the Internal Revenue Code of 1986, as amended. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus.

In the event that the option is exercised, the repurchase will be made at a price generally equal (a) to the stated principal balance of each mortgage loan and, with respect to REO property, the lesser of the fair market value of each REO property, as determined by the servicer, and the principal balance of the related mortgage loan plus (b) accrued and unpaid interest at the related mortgage loan rate up to and including the first day of the month in which the termination price is paid, plus (c) the amount of any unreimbursed servicing-related advances made by a servicer in respect of such mortgage loan and any and all amounts owing to the trustee, the master servicer, the securities administrator, the custodian and the servicers. Proceeds from the repurchase will be included in available funds and will be distributed to the certificateholders in accordance with the pooling agreement.

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Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates. To the extent that there are losses on the mortgage loans (because the fair market value of the REO property is less than the principal amount of the related mortgage loan plus interest thereon), certificateholders might not receive an amount equal to the remaining certificate principal balances plus interest.

Upon presentation and surrender of the certificates, the securities administrator shall cause to be distributed, to the extent of available funds, to the certificateholders on the final distribution date the amounts due them in accordance with the pooling agreement. The amount remaining on deposit in the distribution account, other than amounts retained to meet claims, after all required distributions have been made on the offered certificates, will be paid to the Class C, Class R and Class RX certificateholders, based upon the holders’ respective percentage interests, in accordance with the provisions of the pooling agreement.

THE CAP AGREEMENT

General

On the closing date, the Supplemental Interest Trust Trustee will enter into a cap agreement (the ”Cap Agreement “) with the Cap Provider for the benefit of the Class A-2A certificates. On the Business Day prior to each distribution date, the cap provider will be obligated to make a payment to the supplemental interest trust equal to the product of (a) the amount, if any, by which one-month LIBOR plus the margin for the Class A-2A certificates exceeds the Adjusted Net WAC Rate, (b) the notional balance for such payment date and (c) the quotient of (i) the number of days in the related interest accrual period divided by (ii) 360. The notional balance will equal the certificate principal balance of the Class A-2A certificates. Funds provided under the cap agreement will be used to pay interest on the Class A-2A certificates. The payment made on a distribution date by the cap provider pursuant to the Cap Agreement is referred to in this prospectus supplement as a “Cap Payment.”

The Supplemental Interest Trust will, in turn, be obligated to pay to the Cap Provider on each distribution date any Net WAC Cap Carryover Amounts and Additional Negative Amortization Carryover Amounts otherwise allocated to the Class A-2A certificates for so long as the Cap Agreement is in effect.

Upon the occurrence of any Event of Default or Termination Event, each as defined in the Cap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events as defined in the Cap Agreement), an Early Termination Date may be designated by one of the parties (as specified in the Cap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Cap Agreement. The occurrence of an Early Termination Date under the Cap Agreement will constitute a “Cap Early Termination.”

Upon any Cap Early Termination, one party may be liable to make a termination payment (the ”Cap Termination Payment”) to the other party (regardless, if applicable, of which of the parties has caused the termination). The Cap Termination Payment will be based on the value of the Cap Agreement computed in accordance with the procedures set forth in the Cap Agreement.

Upon a Cap Early Termination, the depositor on behalf of the Supplemental Interest Trust will seek a replacement Cap Provider to enter into a replacement Cap Agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Cap Termination Payment from the Cap Provider, the Supplemental Interest Trust will apply all or such portion of such Cap Termination Payment as may be required to the payment of amounts due to a replacement Cap Provider under a replacement

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Cap Agreement or similar agreement. To the extent the Supplemental Interest Trust owes a Cap Termination Payment to the Cap Provider, the Supplemental Interest Trust will apply all or such portion of any amount as may be received by it from a replacement Cap Provider in respect of a replacement Cap Agreement or similar agreement as may be required to the payment of such Cap Termination Payment.

The Cap Provider’s obligations may be guaranteed by a cap guarantor (a “Cap Guarantor”). An Additional Termination Event may occur if the Cap Provider or Cap Guarantor fails to comply with the Downgrade Provisions (as defined below). If the Cap Provider’s or Cap Guarantor’s credit ratings fall below the levels specified in the Cap Agreement, the Cap Provider, or the Cap Guarantor on its behalf, may be required to (1) post collateral securing its obligations under the Cap Agreement, (2) transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies, (3) obtain a guaranty of the Cap Provider’s obligations under the Cap Agreement or (4) establish any other arrangement sufficient to restore the credit rating of the Certificates, all as provided in the Cap Agreement (such provisions, the “Collateralization Requirement ”). If the Cap Provider or Cap Guarantor’s credit ratings fall below levels specified in the Cap Agreement that generally are lower than those levels for the Collateralization Requirement, the Cap Provider, while posting collateral securing its obligations under the Cap Agreement, may also be required, within a certain number of days, to transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies (such provisions, the “Substitution Requirement,” and together with the Collateralization Requirement, the “Downgrade Provisions”).

The significance percentage related to the Cap Agreement, which is the estimated maximum probable exposure divided by the stated principal balance of the mortgage loans as of the cut-off date, is less than 10%.

The Cap Provider

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167, will be the counterparty for the Cap Agreement (the “Cap Provider”). The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC maintains a branch office at 200 Park Avenue, New York, New York 10166. The telephone number of the New York branch is (212) 412-4000.

Cap Account

Pursuant to the pooling agreement, the Supplemental Interest Trust Trustee will establish a trust account (the “Cap Account ” for the deposit of any Cap Payments that the Supplemental Interest Trust Trustee may receive under the Cap Agreement. The Cap Account will not be an asset of any REMIC but will be owned by the Supplemental Interest Trust.

With respect to each distribution date for which a Cap Payment is received by the Supplemental Interest Trust Trustee under the Cap Agreement, the Supplemental Interest Trust Trustee, to the extent of the Cap Payment, will withdraw funds on deposit in the Cap Account for payment to the Class A-2A certificates.

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YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

General

The effective yields to maturity to the holders of the offered certificates will be affected by the rate of principal payments on the mortgage loans and the application of excess cash flow to retire the certificate principal balances of the offered certificates. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the mortgage loans and resulting prepayment interest shortfalls (to the extent not covered by the servicer as described in this prospectus supplement) may affect the yields to maturity of the offered certificates. Other factors that may affect yields to maturity include the extent to which mortgage loans bearing higher mortgage loan rates prepay at a more rapid rate than mortgage loans with lower mortgage loan rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses and the purchase price for the offered certificates.

If the purchaser of an offered certificate offered at a discount from its initial certificate principal balance calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an offered certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related mortgage loans may, and the timing of realized losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and repurchases of mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the interest rates on the offered certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the mortgage loan rates on the mortgage loans begin to adjust.

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The Certificate Interest Rate of the Class A-1, Class A-2B , Class A-3 and Class B certificates is subject to a Net WAC Rate

The Certificate Interest Rate for each class of offered certificates (other than the Class A-2A certificates) and on any distribution date is subject to a monthly cap based upon the Net WAC Rate. Therefore, the prepayment of the mortgage loans with higher mortgage loan rates may result in a lower Net WAC Rate for those classes of certificates.

To the extent interest to be distributed on a distribution date to any class of certificates is determined by reference to the Net WAC Rate, the difference between that Net WAC Rate and the rate otherwise applicable will create a shortfall that will carry forward with interest thereon. The shortfalls described above will only be payable from any Excess Cash Flow available for that purpose. These shortfalls may remain unpaid on the date on which the Optional Termination of the certificates is exercised or, if it is not exercised, on the final scheduled distribution date.

For any distribution date, interest distributions on the offered certificates (other than the Class A-2A certificates for so long as the Cap Agreement is in effect) will be further limited by the Adjusted Net WAC Rate. Any shortfalls arising from the application of the Adjusted Net WAC Rate will be payable from any Excess Cash Flow available for that purpose.

Shortfalls caused by the failure of the Cap Provider to make required payments pursuant to the Cap Agreement for the benefit of the Class A-2A certificates will only be payable from the Excess Cash Flow and may remain unpaid on the date on which Optional Termination of the certificates is exercised or, if it is not exercised, on the final scheduled distribution date.

Prepayments

The rate of prepayments on the mortgage loans will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the generally values of mortgaged properties, mortgage market interest rates and servicing decisions.

Borrowers may prepay their mortgage loans in whole or in part at any time. As of the cut-off date, approximately 48.03% of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of six months to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Generally, a prepayment penalty remains applicable with respect to a mortgage loan only for a limited time period following its origination, as specified in the terms of the mortgage note. In addition, prepayment penalties may be waived by a servicer or may be unenforceable.

The negative amortization of the mortgage loans may affect the yield on the certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of interest that is deferred as described in this prospectus supplement under “The Mortgage Loans—General.” During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal

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balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, any negative amortization ultimately will result in higher monthly payments on the mortgage loan, which may increase the possibility of default.

In addition, because the loan rates on the mortgage loans adjust, after their initial fixed rate periods, at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule).

Principal prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan, any purchase of mortgage loans with early payment defaults, and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of distributions thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. The application of principal payments to payments of deferred interest will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loans” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

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The rate of prepayment may affect the certificate interest rates on the offered certificates. Prepayments of mortgage loans with net loan rates in excess of the then-current Net WAC Rate of the mortgage loans may reduce the certificate interest rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the certificate interest rate on the related certificates.

As described under “Description of the Certificates—Distribution to Certificateholders” in this prospectus supplement, principal payments initially will be made only on the Class A certificates, increasing their amortization compared to the mortgage loans, and decreasing the amortization of the Class B certificates, as compared to the mortgage loans.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes.

Overcollateralization

The yields of the offered certificates will be affected by the application of Excess Cash Flow as described in this prospectus supplement and by the amount of overcollateralization. The amount of Excess Cash Flow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described in this prospectus supplement.

The level of excess cash flow available on any distribution date will be influenced by, among other things:

•

the overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the aggregate certificate principal balance of the certificates;

•	the loss experience of the mortgage loans. For example, excess interest will be reduced as a result of realized losses on the mortgage loans; and
•

the extent to which the weighted average mortgage rates of the mortgage loans (after deducting the servicing fee rate and master servicer fee rate) exceed the certificate interest rates of the certificates.

No assurances can be given as to the amount or timing of excess cash flow distributable on the certificates.

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Subordination

As described in this prospectus supplement, a class of certificates having a more senior class designation will have a preferential right to receive payments of interest and principal. As a result, the yields of subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of more senior classes of certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the applicable certificate principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate of the net reductions of certificate principal balance described in (a) above. The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of Excess Cash Flow applied in reduction of the certificate principal balances of the offered certificates.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the mortgage loans is a constant prepayment rate (“CPR” or the “Prepayment Assumption”), each of which represents an assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans. 100% of the Prepayment Assumption with respect to the mortgage loans assumes a constant prepayment rate of 25% per annum.

The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Assets or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the issuing entity.

Structuring Assumptions

The tables that appear in Annex C to this prospectus supplement were prepared based on the following assumptions (collectively, the “Structuring Assumptions”):

•

the initial certificate principal balances of each class of certificates are as set forth in the table on page (iv) of this prospectus supplement and the Certificate Interest Rates are calculated as described in this prospectus supplement;

•	the mortgage loans prepay at the specified CPR percentages;
•	each scheduled monthly payment of principal and interest is timely received on the first day of each month commencing in October 2006 for the mortgage loans;
•	principal prepayments are received in full on the last day of each month commencing in September 2006 for the mortgage loans and include 30 days interest;
•	there are no defaults or delinquencies on the mortgage loans;
•	distribution dates occur on the 25th day of each month, commencing in October 2006;

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•	there are no purchases or substitutions of mortgage loans;
•	there is no Optional Termination (except in the case of Weighted Average Life to Optional Termination);
•	the certificates are issued on September 28, 2006;
•	the mortgage loans have the characteristics described in “Assumed Asset Characteristics” in Annex B to this prospectus supplement, which is incorporated herein by reference;
•	the servicing fee rates and the master servicing fee are as described in this prospectus supplement;
•	the value of MTA index, one-month LIBOR, six-month LIBOR and COFI remains constant at 4.664%, 5.330%, 5.425% and 4.177%, respectively; and
•

after 60 months, the scheduled monthly payments on the mortgage loans are recast to fully amortize the respective principal balances of the mortgage loan during their respective amortization terms and pay interest at their respective mortgage rates.

The actual characteristics and the performance of the mortgage loans will differ from the assumptions used in constructing the tables that appear in Annex C to this prospectus supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans. Moreover, the diverse remaining terms to maturity and the mortgage loan rate of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the various CPR percentages specified, even if the weighted average remaining term to maturity and the weighted average mortgage loan rates of the mortgage loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or the actual prepayment or loss experience, will cause the percentages of initial certificate principal balances outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated CPR percentage.

Subject to the foregoing discussion and assumptions, the table that appears in Annex C to this prospectus supplement indicates the weighted average lives for each class of the offered certificates and sets forth the percentages of the initial certificate principal balances for each class of the offered certificates that would be outstanding after each of the distribution dates shown at various CPR percentages.

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THE POOLING AGREEMENT

General

The certificates will be issued pursuant to a pooling agreement dated as of September 1, 2006, among the seller, the depositor, the master servicer, the securities administrator and the trustee.

The Issuing Entity

Luminent Mortgage Trust 2006-1, the issuing entity, is a common law trust (the “issuing entity”), formed under the laws of the State of New York pursuant to a pooling agreement among the depositor, the master servicer and the trustee. The issuing entity will have no officers or directors and no activities or continuing duties other than to hold the mortgage loans underlying the certificates and to issue the certificates. The fiscal year end of the issuing entity will be December 31 of each year.

The issuing entity will be administered pursuant to the terms of the pooling agreement and as described below in this prospectus supplement under “The Pooling Agreement.” The trustee, on behalf of the issuing entity, is only permitted to take the actions specifically provided in the pooling agreement. The trustee, on behalf of the issuing entity, will not have the power to issue additional securities representing interests in or obligations of the issuing entity, borrow money on behalf of the issuing entity or make loans from the mortgage loans of the issuing entity to any person or entity.

Assignment of Mortgage Loans

On or prior to the date the certificates are issued, pursuant to the pooling agreement, the sponsor will transfer the mortgage loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such mortgage loans after the cut-off date, to the depositor.

Pursuant to the pooling agreement, the sponsor will transfer the mortgage loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such mortgage loans after the cut-off date, to the depositor. The depositor in turn, will convey to the issuing entity all of the depositor’s right, title and interest with respect to the mortgage loans. Concurrently with such transfer, the securities administrator will authenticate and deliver the certificates at the direction of the depositor in exchange for the mortgage loans.

Each mortgage loan transferred to the issuing entity will be identified in a scheduled delivered pursuant to the pooling agreement, which will specify with respect to each mortgage loan, among other things, the original principal balance and the stated principal balance as of the close of business on the cut-off date, the mortgage rate, the scheduled monthly payment, the maturity date, the originator and the servicer.

As to each mortgage loan, the following documents are generally required to be delivered to the trustee (or its custodian) in accordance with the pooling agreement:

•

the related original mortgage note endorsed without recourse to the trustee or in blank, or, to the extent that the original mortgage note has been lost, a certified copy of the mortgage note together with a lost note affidavit;

•	the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage loan has not yet been returned by the recording office, an

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•

officer’s certificate of the originator stating that such mortgage has been dispatched to the appropriate public recording office and that the original recorded mortgage or copy thereof certified to be a true and complete copy of such mortgage sent for recording will be promptly delivered to the custodian);

•

an original assignment of the mortgage to the trustee or in blank in recordable form with respect to all mortgage loans other than mortgage loans registered on the system Mortgage Electronic Registration Systems, Inc. (“MERS”);

•	the policies of title insurance issued with respect to each mortgage loan; and
•	the originals of any assumption, modification, extension or guaranty agreements.

Certain of the mortgages or assignments of mortgages will have been recorded in the name of MERS, as agent of the holder of the related mortgage note. In that case, no assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the sponsor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Representations

Pursuant to the terms of the mortgage loan purchase agreement pursuant to which the seller acquired the mortgage loans, the originator has made certain representations and warranties concerning the mortgage loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Assets—Representations and Warranties; Repurchases.” The representations and warranties of the originators in respect of the mortgage loans generally will have been made as of the date the mortgage loans were sold by the originator to the seller. The seller will “bring-down” certain of those representations to the cut-off date.

Under the terms of the pooling agreement, and subject to the seller’s option to effect a substitution as described in the next paragraph, the originator or the seller, as the case may be, will be obligated to repurchase any mortgage loan for its repurchase price within 90 days after the discovery, or receipt of written notice, from the party discovering such breach, of a breach of any representation or warranty made by the originator in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or any interest therein of the certificateholders, if the breach has not been cured by the 90th day following of such notice.

The “repurchase price” for any mortgage loan will be the stated principal balance thereof at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next due date for the mortgage loan following the repurchase, any unreimbursed advances and any costs and damages incurred with respect to a mortgage loan in connection with the violation by such mortgage loan of any predatory or anti-abusive lending law. Prior to being paid to certificateholders, the repurchase price will be used to reimburse a servicer or master servicer for any previously unreimbursed advances made by the servicer or master servicer in respect of the repurchased mortgage loan.

In lieu of repurchasing a mortgage loan as specified in the preceding paragraph, the seller may, at its option, cause such mortgage loan to be removed from the trust fund (in which case it shall become a “Deleted Asset”) and substitute one or more Qualified Substitute Assets for any mortgage loan to be repurchased. Any such mortgage loan shall only be substituted if such substitution occurs within two

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years of the closing date. A “Qualified Substitute Asset” is any mortgage loan that, on the date of substitution, among other things:

•

has an outstanding principal balance, after deduction of all scheduled monthly payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Asset, an aggregate principal balance), not in excess of the stated principal balance of the Deleted Asset;

•	has a net mortgage loan rate not less than, and not more than two percentage points in excess of, the net mortgage loan rate of the Deleted Asset;
•	has a remaining term to maturity not greater than and not more than one year less than that of the Deleted Asset;
•	complies with the mortgage loan representations and warranties set forth in the pooling agreement;
•	is of the same type as the Deleted Asset;
•	has a gross margin not less than that of the Deleted Asset;
•	has the same index as the Deleted Asset, if the original mortgage loan is an adjustable rate mortgage loan;
•	is a first lien priority mortgage (or a first or a second lien priority mortgage if the replaced mortgage loan is a second lien mortgage);
•	will have a credit score not less than that of the Deleted Asset;
•	have an loan-to-value ratio not greater than that of the Deleted Asset; and
•	has a prepayment premium with a term and an amount at least equal to the prepayment premium of the Deleted Asset.

If more than one mortgage loan is substituted for a replaced mortgage loan, the stated principal balances may be determined on an aggregate basis and the net mortgage rate and term may be determined on a weighted average basis. A Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a replaced mortgage loan:

•	the mortgage loan shall not be 30 or more days delinquent; and
•

the mortgage loan file for such mortgage loan shall not contain any material deficiencies in documentation, and shall include an executed note or lost note affidavit, as applicable, and, a recorded mortgage.

The seller will make a payment to the securities administrator for deposit into the distribution account in the amount, if any, by which the aggregate stated principal balances of any Deleted Assets exceed the aggregate stated principal balances of the Qualified Substitute Assets replacing such Deleted Assets, together with one month’s interest on such excess amount at the applicable adjustable mortgage loan rate.

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To the extent that any mortgage loan as to which a representation or warranty has been breached is not repurchased by the originator or sponsor, as applicable, and a realized loss occurs with respect to that mortgage loan, holders of certificates may incur a loss to the extent not covered by available credit enhancement.

The Trustee

HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling agreement. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling agreement. The trustee’s offices for notices under the pooling agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.

In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations in accordance with the terms of the pooling agreement until a successor master servicer is appointed. If the trustee resigns or is removed under the terms of the pooling agreement, a successor trustee will be appointed within 30 days by the depositor. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

The compensation of the trustee is described under “Fee and Expenses” in this prospectus supplement.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust fund against any loss, liability or expense set forth in the pooling agreement. In addition, the trustee will be indemnified by the trust fund for any losses, liabilities or expenses resulting from the servicer’s breach of its obligations as provided in the pooling agreement. The trustee’s duties are limited solely to its express obligations under the pooling agreement. See “The Pooling Agreement” in this prospectus supplement.

As of June 30, 2006, HSBC Bank USA, National Association is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

The Securities Administrator

Under the terms of the pooling agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust fund and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

The trustee and the securities administrator may resign at any time, in which event the sponsor will be obligated to appoint a successor trustee or securities administrator, as applicable. The sponsor may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling

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agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee, the securities administrator or its respective property, or if the credit rating of the trustee falls below certain levels. Upon such resignation or removal of the trustee or the securities administrator and the seller will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than a majority of the certificates having voting rights. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the securities administrator will also be reimbursed any outstanding and unpaid costs and expenses.

Custody of the Mortgage Files; Custodian

The servicers will generally not have responsibility for custody of the mortgage loan documents described under “—Assignment of Mortgage Loans” above. These documents are generally required to be delivered to the custodian. The custodian will hold the mortgage loan documents on behalf of the trustee pursuant to a custodial agreement between the custodian and the trustee.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the depositor or the sponsor or an affiliate of the depositor or the sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The custodian will be entitled to its compensation as set forth under “Fees and Expenses” in this prospectus supplement.

Voting Interests

The voting interests will be allocated 98% among the Class A certificates and Class B certificates in proportion to the certificate principal balances of their respective certificates on any determination date. The remaining 2% of the voting interests will be allocated 1% to the Class C certificates, and 0.5% to each of the Class R certificates and RX certificates.

Amendment

The pooling agreement may be amended by the depositor, the seller, the securities administrator, master servicer and the trustee without the consent of the holders of the certificates, for any of the

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purposes set forth under “Certain Terms of the Pooling Agreement and the Indenture—Amendment” in the accompanying prospectus. In addition, the pooling agreement may be amended by the depositor, the seller, the securities administrator, the master servicer and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the pooling agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event may any amendment without the consent of all of the certificateholders:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates;
•

affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66 2/3%; or

•

reduce the aforesaid percentages of the aggregate outstanding certificate principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Notwithstanding anything to the contrary contained in this prospectus supplement, no amendment shall be granted if it would jeopardize the status of any REMIC created under the pooling agreement or cause any tax to be imposed on any REMIC created under the pooling agreement.

Master Servicer Events of Default

An event of default with respect to the master servicer (a “master servicer event of default”) will consist of:

•

any failure by the master servicer to remit to the securities administrator for distribution to the certificateholders any funds required to be remitted by the master servicer under the terms of the pooling agreement;

•	after receipt of notice from the securities administrator or trustee, any failure of the master servicer to make any advances required to be made under the pooling agreement;
•

any failure on the part of the master servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer contained in the pooling agreement, or the breach by the master servicer of any representation and warranty contained in the pooling agreement, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the depositor or the trustee, or to the master servicer, the depositor and the trustee by the certificateholders representing a majority of the total voting rights and (ii) actual knowledge of such failure by a servicing officer of the master servicer;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state

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bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of mortgage loans and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

•

insolvency, readjustment of debt, marshalling of mortgage loans and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Events of Default

So long as a master servicer event of default under the pooling agreement remains unremedied, the trustee, by notice in writing to the master servicer, may, and shall, if so directed by certificateholders evidencing a majority of the voting rights), terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling agreement, including the obligation to make advances. If the Master Servicer is removed as a result of an event of default, it is obligated to pay the costs and expenses incurred in effecting its replacement, but if it does not, the trustee is entitled to reimburse itself for such costs from amounts on deposit in the distribution account.

No assurance can be given that termination of the rights and obligations of the master servicer under the pooling agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

Certificateholders representing a majority of the voting rights may waive any master servicer event of default, except that a default in the making of any required deposit to the distribution account that would result in a failure of the securities administrator to make any required payment of principal of or interest on the certificates may only be waived with the consent of 100% of the affected certificateholders.

Resignation of Master Servicer

No resignation of the master servicer shall become effective until the trustee shall have assumed, or a successor master servicer appointed by the trustee shall have assumed, the master servicer’s obligations under the pooling agreement. Notice of resignation shall be given promptly by the master servicer and the depositor to the trustee.

Certain Matters Regarding the Depositor, the Master Servicer, the Securities Administrator and the Trustee

The pooling agreement provides that none of the depositor, the master servicer, the securities administrator and the trustee, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling agreement, or for errors in judgment, provided that none of the depositor, the master servicer, the securities administrator or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, a securities administrator, the master servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the

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depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling agreement.

The depositor, the master servicer, the securities administrator, the trustee and any director, officer, employee, affiliate or agent of the foregoing will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling agreement, the mortgage loans or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of such person’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling agreement.

None of the depositor, the master servicer, the securities administrator or the trustee is obligated under the pooling agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling agreement, the depositor, the servicer, the master servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the master servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicer, the master servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion in this section and in the section “Federal Income Tax Considerations” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates. References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended. For a general discussion of the tax consequences applicable to holders of the Offered Certificates see “Federal Income Tax Considerations—REMIC Certificates” in the prospectus.

General

One or more elections will be made to treat certain designated portions of the trust fund (exclusive of the Reserve Account, the Cap Account, the Supplemental Interest Trust, the Cap Agreement and certain other assets specified in the pooling and servicing agreement) as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the offered certificates, Hunton & Williams LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling agreement, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Section 860A through 860G of the Code.

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Taxation of the Offered Certificates

For federal income tax purposes, a beneficial owner of an offered certificate will be treated (i) as owning an interest in a REMIC regular interest corresponding to that Certificate (a “Regular Interest”) and (ii) (a) in the case of the Class A-1, Class A-2B, Class A-3 and offered Class B Certificates, the right to payments of Net WAC Cap Carryover Amounts and (b) in the case of the Class A-2A Certificates, the right to payments from the Cap Agreement, and if the Cap Agreement is no longer in effect the right to payment of Net WAC Cap Carryover Amounts, and the obligation to make payments to the Supplemental Interest Trust, each of which is expected to represent an interest in a notional principal contract for federal income tax purposes (a “Notional Principal Contract”) representing the right to receive Net WAC Cap Carryover Amounts. The Regular Interest corresponding to an offered certificate will be entitled to receive Accrued Certificate Interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that (a) in the case of the Class A-1, Class A-2B, Class A-3 and offered Class B Certificates (and the Class A-2A Certificates after the Cap Agreement no longer is in effect), interest payments will be determined without regard to any payments in respect of Net WAC Cap Carryover Amounts and (b) in the case of the Class A-2A Certificates during the time that the Cap Agreement is in effect, interest payments will be determined without regard to any payments in respect of Additional Negative Amortization Carryover Amounts and Net WAC Cap Carryover Amounts (together the “Balance Guaranty Payment”). Any payment on an offered certificate in respect of Net WAC Cap Carryover Amounts or the Balance Guaranty Payment will be deemed to have been paid pursuant to the Notional Principal Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Federal Income Tax Considerations—REMIC Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Notional Principal Contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under “—The Notional Principal Contract Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components – the Regular Interest component and the Notional Principal Contract component. To the extent the Notional Principal Contract component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in the prospectus.

Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the offered certificate must allocate the amount realized between the components of such certificate based on the relative fair market values of those components at the time of sale. Assuming that the offered certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition.”

Interest on the Regular Interest component of an offered certificate must be included in income by the beneficial owner of such certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used

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in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to [_______]. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

This paragraph applies to the offered certificates exclusive of the portion of the certificates that represents the Notional Principal Contract. The Regular Interest components of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any REMIC, would be so treated. In addition, to the extent the Regular Interest component of an offered certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Notional Principal Contract components of the offered certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.

The Notional Principal Contract Component

General. Each holder of an offered certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights and any obligations with respect to the Notional Principal Contract component of its certificate on the date it purchases its certificates. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Swap Regulations”). Under these regulations, in general, the holders of the offered certificates must allocate the price they pay for the offered certificates between their Regular Interest component and the Notional Principal Contract component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by the holders of the offered certificates. A holder of an offered certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Notional Principal Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the offered certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Notional Principal Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

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Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the offered certificates.

Any amount of proceeds from the sale, redemption or retirement of an offered certificate that is considered to be allocated to rights under the Notional Principal Contract component would be considered a “termination payment” under the Swap Regulations. It is anticipated that the securities administrator, in accordance with the pooling agreement, will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner’s rights under the Notional Principal Contract in connection with the sale or exchange of an offered certificate would be considered a “termination payment” under the Swap Regulations allocable to that offered certificate. A holder of an offered certificate will have gain or loss from such a termination of the Notional Principal Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Notional Principal Contract.

Gain or loss realized upon the termination of the Notional Principal Contract component of the offered certificates will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the offered certificates, see “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.

REMIC Taxes and Reporting

It is not anticipated that the issuing entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in section 860F(a)(2) of the Code, the prohibited contributions tax as defined in section 860G(d) of the Code or the tax on net income from foreclosure property as defined in section 860G(c) of the Code. However, in the event that any tax is imposed on the issuing entity, the tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the pooling agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling agreement, (iv) by the securities administrator, if the securities administrator has breached its obligations with respect to REMIC compliance under the pooling agreement and (v) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the Certificates. See “Federal Income Tax Considerations—REMIC Certificates—REMIC Level Taxes” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Considerations—REMIC Certificates” in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class A, Class B-1, Class B-2 and Class B-3 certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as they are rated in one of the two highest rating categories by at least one nationally recognized

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statistical rating organization. All offered certificates will be subject to general regulatory considerations governing investment practices under state and federal laws. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the offered certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, that are subject to Title I of ERISA or to Section 4975 of the Code (each a “Plan”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans or church plans (as defined in ERISA Section 3(32)) are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” or “disqualified persons” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.

See “ERISA Considerations” in the accompanying prospectus for a discussion of the considerations in purchasing, holding or selling offered certificates by a Plan, a governmental or church plan or a person investing assets by, or on behalf of, any of the foregoing.

A fiduciary of any Plan should carefully review the discussion of ERISA considerations set forth in this supplement and the accompanying Prospectus and consult with its legal advisors as to whether the purchase or holding of any of the Offered Certificates could give rise to a transaction that raises fiduciary issues with respect to ERISA (including, in particular, the application of the “Plan Asset Regulation” as discussed in the Prospectus) or is prohibited under ERISA or the Code. In addition, persons investing assets by, or on behalf of, a governmental or church plan described above should consider whether the transaction involving the Offered Certificates may trigger the application of substantially similar provisions under federal, state or local law.

A Plan’s investment in the Offered Certificates may cause the mortgage loans and other assets related to the issuing entity to be deemed to be “plan assets.” Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”), as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by benefit plan investors is not “significant” (as defined therein).

The DOL issued to each of the Underwriters an individual administrative exemption from the prohibited transaction rules of ERISA and related excise tax provisions of Section 4975 of the Code with respect to certain types of transactions relating to the investment by a Plan or a person investing assets by, or on behalf of, a Plan in certain types of securities. These individual administrative exemptions are Prohibited Transaction Exemption 90-30, 55 FR 21461 (May 24, 1990), as amended by Prohibited

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Transaction Exemptions 97-34, 62 FR 39021 (July 21, 1997), 2000-58, 65 FR 67765 (November 13, 2000) and 2002-41, 67 FR 54487 (August 22, 2002), issued to Bear, Sterns & Co. Inc., and FAN 04-03E, Feb. 4, 2004, issued to Barclays Bank PLC and Barclays Capital One (hereinafter referred to collectively and individually as the “Exemption”) generally exempt from the application of the prohibited transaction rules certain transactions relating to the servicing, management and operation of mortgage pools and the purchase, sale and holding of securities underwritten by the Underwriters that (a) represent a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of a trust fund or (b) are denominated as a debt instrument and represent an interest in a REMIC or certain other specified entities, provided that certain conditions set forth in the Exemption are satisfied. The conditions that must be satisfied in order for a particular transaction to qualify for relief are set forth in the Exemption and include that the Plan is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933 and the securities, at the time of acquisition by the Plan, and that the issued securities must meet certain ratings requirements (determined in part on the basis of the composition assets of the issuing entity) as determined by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Services, Inc., (“Moody’s”) or Fitch Ratings (“Fitch” and, together with S&P and Moody’s, the “Rating Agencies”).

The Exemption offers several types of relief from the prohibited transaction rules of ERISA and section 4975 of the Code to the extent that the applicable conditions of the Exemption are satisfied. For example, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates. Further, the Exemption offers relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuing entity that holds obligations on which the fiduciary (or its affiliate) is an obligor.

If the purchase, holding or resale of the Offered Certificates or any transactions related thereto fail to qualify for the Exemption, (including as described below) such transactions may be eligible for relief from the prohibited transaction provisions under another exemption.

See “ERISA Considerations” in the accompanying Prospectus for a general description of the requirements for relief under the Exemption.

The Offered Certificates generally may be purchased by employee benefit plans or other retirement arrangements that are subject to Title I of the ERISA or Section 4975 of the Code, or by a person investing Plan assets by, or on behalf of, a Plan, in each case, subject to satisfaction of conditions set forth in this Prospectus Supplement, including that the purchase or holding of the Offered Certificates by a Plan will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

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It is expected that the initial sale, holding and resale of any of the Class A-1 Certificates by a Plan or persons acting on behalf of, or with assets of, a Plan and the related servicing, management and operation of the issuing entity will qualify for exemptive relief from the application of the prohibited transaction provisions pursuant to the Exemption and that all the conditions of the Exemption will be met other than those within the investor’s control. However it is not expected that a Plan may purchase or hold Class A-2A, Class A-2B, Class A-3 or offered Class B Certificates in reliance on the Exemption.

Also, the Class A-2A Certificates have the benefit of certain payments from the Cap Agreement. The Cap Agreement and right to payments in respect of the Cap Agreement are held in the Supplemental Interest Trust and, therefore, the rights to payments under the Cap Agreement should not be considered part of the pool of investments of the issuing entity for purposes of the application of the Exemption (or any other prohibited transaction exemption). Accordingly, for purposes of ERISA, a holder of a Class A-2A Certificate or any interest therein represents an interest in two assets: (1) the right to receive payments from the issuing entity with respect to the class of certificates and without taking into account the payment under or pursuant to the Cap Agreement and (2) the right to receive payments under or pursuant to the Cap Agreement from the Supplemental Interest Trust and the obligation to make payments to the Supplemental Interest Trust. A Plan’s purchase and holding of these two interests may trigger a prohibited transaction under ERISA and Section 4975 of the Code unless each transaction qualifies for relief under a prohibited transaction exemption.

If a certificate underwritten by an underwriter fails to meet the requirements of the Exemption solely because of a rating and/or subordination condition, either at closing or at some later time, such certificate may still be purchased by a Plan (or a Person acting on behalf of, or with assets of, a Plan) that is a insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60, 60 Fed.Reg. 35925 (July 12, 1995) (“PTCE 95-60”). It is expected that PTCE 95-60 will be available to provide exemptive relief for Plan investors that are insurance company general accounts seeking to acquire and hold Class A-2A, Class A-2B, Class A-3 or offered Class B Certificates.

See “ERISA Considerations” in the accompanying Prospectus for a general description of the requirements for relief under PTCE 95-60 and other Prohibited Transaction Exemptions that may be available.

Based on the foregoing, no transfer of a Class A-2A, Class A-2B, Class A-3 or offered Class B Certificates (each, an “ERISA-Restricted Offered Certificate”) or any interest therein will be registered by the securities administrator unless:

(a)       the securities administrator receive a representation, acceptable to and in form and substance satisfactory to the securities administrator, from a purchaser or transferee to the effect that the purchaser or transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan;

(b)       the securities administrator receive a representation, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of PTCE 95-60) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60; or

(c)       the securities administrator receives an opinion of counsel satisfactory to the securities administrator that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting for, on behalf of or with the assets of, a Plan will not result in a non-exempt prohibited transaction under Title I of ERISA, Section 4975 of the Code or similar law and will not subject the

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depositor, the trustee, the securities administrator, the master servicer or the servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the pooling agreement.

Each transferee of a Class A-2A, Class A-2B, Class A-3 or offered Class B Certificate or any beneficial interest therein that is in book-entry form will be deemed to have made either the representation in clause (a) above or clause (b) above with respect thereto, as applicable.

The sale of any Offered Certificates to a Plan or a person acting on behalf of, or with assets of, a Plan is in no respect a representation by the depositor or an Underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Government plans and church plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, there may be federal, state or local law that established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. A person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of applicable federal, state or local law.

This discussion is a general discussion of some of the rules that apply to Plans and similar entities. Prior to making an investment in the Offered Certificates, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA, the Code and any similar law, the applicability of the Plan Assets Regulation and the Exemption, the potential consequences in their specific circumstances, and, in the case of government plans and related investment vehicles, any additional state law considerations.

USE OF PROCEEDS

The net proceeds from the sale of the offered certificates, together with net proceeds from the sale of the certificates not offered hereby, will represent the purchase price to be paid by the issuing entity to the depositor for the mortgage loans transferred to the issuing entity and will be applied by the depositor to acquire the mortgage loans from the sponsor and to make certain initial payments under the Cap Agreement.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”) dated as of September 27, 2006, among the depositor, the sponsor, Barclays Capital and Bear, Stearns & Co., Inc. (collectively, the “Underwriters”), the depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the depositor, the percentages of the initial certificate principal balances of the respective classes of offered certificates set forth under their respective names below.

Class	Barclays	Bear, Stearns

A-1	90%	10%
A-2A	90%	10%
A-2B	90%	10%
A-3	90%	10%

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Class	Barclays	Bear, Stearns

B-1	90%	10%
B-2	90%	10%
B-3	90%	10%
B-4	90%	10%
B-5	90%	10%
B-6	90%	10%
B-7	90%	10%
B-8	90%	10%

Total proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately 99.94% of their aggregate initial certificate principal balance, plus accrued interest, before deducting expenses payable by the depositor and estimated to be approximately $825,000.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the offered certificates offered hereby if they purchase any of such offered certificates. The depositor has been advised that the Underwriters intend to distribute the offered certificates by selling the offered certificates at varying prices to be determined at the time of sale. The underwriters may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from such underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with such underwriter in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the offered certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the offered certificates.

Neither the depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

The depositor has been advised by each underwriter that it intends to make a market in the offered certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The Underwriting Agreement provides that the depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the related Underwriter may be required to make for these liabilities.

LEGAL MATTERS

Certain legal matters with respect to the certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by Thacher Proffitt & Wood LLP.

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RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings as set forth on page (iv) of this prospectus supplement.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of offered certificates of payments in the amount of scheduled monthly payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the offered certificates. The ratings on the offered certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of offered certificates might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of certificateholders receiving payments in respect of Net WAC Cap Carryover Amount, if any.

The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities.

The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies identified on page (iv) of this prospectus supplement. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

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GLOSSARY

Accrued Certificate Interest - For any distribution date for the Class A certificates and Class B certificates, interest accrued during the related accrual period at the then-applicable certificate interest rate on the related certificate principal balance thereof immediately prior to such distribution date, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date (other than because distributions of such amounts are limited by the Adjusted Net WAC Rate) with interest thereon at the related certificate interest rate.

Accrual Period - The period from and including the preceding distribution date (or from the closing date with respect to the first distribution date) to and including the day prior to the current distribution date.

Additional Negative Amortization Amounts - For any distribution date, the amount of negative amortization on the mortgage loans that is in excess of the Principal Remittance Amount (before reduction for negative amortization).

Additional Negative Amortization Carryover Amount - For any distribution date, for the Class A-2A certificates for the benefit of the Cap Provider if the Cap Agreement is in effect, the Class A certificates (in the case of the Class A-2A certificates, if the Cap Agreement is not in effect) and the Class B certificates, the sum of (a) the excess, if any, of (x) Accrued Certificate Interest on the related class of certificates calculated at the Certificate Interest Rate of the related class of certificates over (y) the amount of Accrued Certificate Interest actually distributed because of the application of the Adjusted Net WAC Rate and (b) any Additional Negative Amortization Carryover Amount remaining unpaid from prior distribution dates with interest thereon at the Certificate Interest Rate, for such distribution date to the extent previously unreimbursed by Excess Cash Flow.

Adjustable Rate Mortgage Loans - Mortgage loans that contain a provision pursuant to which the mortgage rate is adjusted periodically.

Adjusted Net WAC Rate - On any distribution date, the Net WAC Rate reduced by a per annum rate equal to any Additional Negative Amortization Amount, computed for this purpose as the percentage equivalent of a fraction equal to the product of (a) the quotient of (x) the Additional Negative Amortization Amounts, if any, multiplied by 12, divided by (y) the aggregate stated principal balance of the mortgage loans and (b) a fraction equal to (i) 30 divided by (ii) the number of days in the Accrual Period.

Adjustment Date - As to each adjustable rate mortgage loan, the date on which the mortgage rate is adjusted in accordance with the terms of the related mortgage note and mortgage.

Available Funds - For any distribution date, an amount that generally includes, in addition to current principal and interest payments on the mortgage loans, (a) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, (b) any monthly advances and compensating interest payments on the mortgage loans made by the master servicer or servicers for such distribution date, (c) any prepayment penalties (to the extent owned by the issuing entity) on the mortgage loans collected by the servicers for such distribution date, and (d) any amounts reimbursed in connection with losses on certain eligible investments, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicers, the securities administrator, the trustee and the custodian and (y) investment earnings on amounts on deposit in the distribution account.

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Basic Principal Distribution Amount - With respect to any distribution date, the lesser of (a) the excess, if any, of (i) the Available Funds for such Distribution Date over (ii) the aggregate amount of Accrued Certificate Interest for the Class A and Class B certificates minus any payments from the Cap Agreement for the Class A-2A certificates for such distribution date and (b) the Principal Remittance Amount.

Book-Entry Certificates - Each class of certificates represented by one or more global certificates that is equal in the aggregate to the initial certificate principal balance of the related class registered in the name of the nominee of DTC.

Business Day - Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the states of California, New York, Maryland and Minnesota are authorized or obligated by law or executive order to be closed.

Cap Account - An account into which Cap Payments are deposited. The Cap Account will not be an asset of any REMIC.

Cap Agreement -The agreement entered into by and between the supplemental interest trust and the Cap Provider, dated as of September 28, 2006, providing for certain payments to be made to the securities administrator on behalf of the issuing entity.

Cap Early Termination - The occurrence of an Early Termination Date under the Cap Agreement.

Cap Payment - The aggregate of all payments made on a distribution date pursuant to the Cap Agreement.

Cap Premium - A portion of the purchase price paid by the holder of the offered certificates to the extent rights to receive payments are determined to have a value on the closing date that is greater than zero.

Cap Provider - Barclays Bank PLC.

Cap Termination Payment - A termination payment that the Cap Provider may be liable to make to the supplemental interest trust upon any Cap Early Termination (regardless, if applicable, of which of the parties has caused the termination).

Certificate Interest Rate - With respect to each class of offered certificates, other than the Class A-2A certificates for so long as the Cap Agreement is in effect, the rates calculated as described herein, subject to the Net WAC Rate. With respect to the Class A-2A certificates for so long as the Cap Agreement is in effect, the rates calculated as described herein..

Certificate Principal Balance - With respect to any class of offered certificates and any distribution date, the maximum dollar amount of principal to which the holder thereof is then entitled hereunder, such amount being equal to the initial principal balance of such class of certificates as of the closing date minus the sum of (a) all distributions of principal previously made with respect that class of certificates and (b) all applied loss amounts previously allocated to that class of certificates and increased by any subsequent recoveries allocated to such class for previous distribution dates.

Class B-1 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A certificates (after taking into account the distribution of the Senior Principal Distribution amount on such distribution date) and (ii) the certificate principal balance of the Class B-1 certificates immediately prior

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to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 85.250% and (ii) on or after the distribution date in September 2012 approximately 88.200% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-2 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A certificates and Class B-1 certificates (after taking into account the distribution of the Senior and Class B-1 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-2 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 88.750% and (ii) on or after the distribution date in September 2012 approximately 91.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-3 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A, Class B-1 and Class B-2 certificates (after taking into account the distribution of the Senior, Class B-1 and Class B-2 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-3 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 90.125% and (ii) on or after the distribution date in September 2012 approximately 92.100% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-4 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to

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the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A, Class B-1, Class B-2 and Class B-3 certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2 and Class B-3 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-4 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 92.500% and (ii) on or after the distribution date in September 2012 approximately 94.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-5 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A, Class B-1, Class B-2, Class B-3 and Class B-4 certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3 and Class B-4 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-5 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 93.750% and (ii) on or after the distribution date in September 2012 approximately 95.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-6 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-6 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 95.000% and (ii) on or after the distribution date in September 2012 approximately 96.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled

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collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-7 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-7 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 96.250% and (ii) on or after the distribution date in September 2012 approximately 97.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-8 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-8 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 97.750% and (ii) on or after the distribution date in September 2012 approximately 98.200% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

Class B-9 Principal Distribution Amount - For any applicable distribution date on or after the stepdown date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class B-9 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due

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period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 98.500% and (ii) on or after the distribution date in September 2012 approximately 98.800% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any Additional Negative Amortization Amount.

Collateralization Requirement - If the Cap Provider’s or Cap Guarantor’s credit rating fall below the levels specified in the Cap Agreement, the Cap Provider, or the Cap Guarantor on its behalf, may be required to (1) post collateral securing its obligations under the Cap Agreement, (2) transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies, (3) obtain a guaranty of the Cap Provider’s obligations under the Cap Agreement or (4) establish any other arrangement sufficient to restore the credit rating of the certificates.

Combined Loan-to-Value Ratio - For any mortgage loan in a junior lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related mortgage loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related mortgage loan (such sum calculated at the date of origination or such related mortgage loan), and the denominator of which is the lesser of (A) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (B) the amount paid by the borrower for the mortgaged property.

CPR - Constant prepayment rate.

Credit Enhancement Percentage - With respect to any class of certificates on any distribution date, the aggregate certificate principal balance of the certificate(s) subordinated to such class (including the Class C certificates) as a percentage of the aggregate stated principal balance of the mortgage loans.

Cumulative Realized Loss Percentage - With respect to any distribution date, a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of cumulative realized losses incurred on the mortgage loans from the cut-off date through the last day of the related due period by (b) the aggregate cut-off balance of the mortgage loans.

Cut-off Date - September 1, 2006.

Debt Service Reduction - A reduction of the scheduled monthly payment that the related mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deficient Valuation - A valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Deleted Asset - A mortgage loan that is removed from the trust fund.

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Delinquency Rate - For any due period, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all mortgage loans that are held by the issuing entity and that are 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of such due period, and the denominator of which is the aggregate principal balance of the mortgage loans that are held by the issuing entity and as of the close of business on the last day of such due period.

Distribution Date - The 25th day of each month beginning in October 2006. If the 25th day is not a business day, then the distribution date will be the next business day.

DTC - The Depository Trust Company.

Due Date - The day of the month on which the scheduled monthly payment is due on a mortgage loan, exclusive of any days of grace, as specified in the related mortgage note.

Due Period - With respect to any distribution date and a mortgage loan, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs (or the day following the cut-off date in respect of the first due period) and ending at the close of business on the first day of the calendar month in which such distribution date occurs.

ERISA - The Employee Retirement Income Security Act of 1974, as amended.

Excess Cash Flow - The sum of (a) any amounts remaining after application pursuant to clause (i)(a) and (b) of “Description of the Offered Certificates - Distributions to Certificateholders - Priority of Distributions” and (b) any amounts remaining after application pursuant to either clauses (ii)(a)(1) and (2) or clauses (ii)(b)(i) and (2) of “Description of the Offered Certificates - Distributions to Certificateholders - Priority of Distributions,” as applicable.

Final Scheduled Distribution Date - The distribution date following the month of the scheduled maturity date of the mortgage loan having the latest scheduled maturity date as of the cut-off date.

Gross Margin - With respect to each adjustable rate mortgage loan, the fixed percentage amount set forth in the related mortgage note which is added to the index in order to determine the related mortgage rate.

Index - The index specified in the related mortgage note for calculation of the Mortgage Rate thereof.

IRS - The Internal Revenue Service.

Issuing Entity - Luminent Mortgage Trust 2006-6, a New York common law trust.

Loan-to-Value Ratio - With respect to a mortgage loan secured by a first lien mortgage at any time, is the ratio of the original loan amount of such mortgage loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (b) the amount paid by the borrower for the mortgaged property.

London Business Day - Any day other than a Saturday or a Sunday or a day on which banking institutions in the state of New York or in the city of London, England are required or authorized by law to be closed.

Margin Stepup Date - The first distribution date on or after the date on which the Optional Termination may be exercised.

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Master Servicing Fee - The monthly fee paid to the master servicer with respect to each mortgage loan serviced by it.

Master Servicing Fee Rate - 0.0135% per annum.

MERS - MERSCORP, Inc., its successor and assigns.

Minimum Monthly Payment - The amount, calculated as specified in the mortgage note, that the mortgagor is obligated to pay monthly.

Net WAC Cap Carryover Amount - For any distribution date for the Class A-2A certificates, for the benefit of the Cap Provider while the Cap Agreement is in effect, the sum of (i) Cap Payment Amount for such distribution date, if any, plus (ii) any such amounts remaining unpaid from prior distribution dates with interest thereon at the Certificate Interest Rate for such distribution date to the extent previously unreimbursed by Excess Cash Flow.

For any distribution date for the remaining offered certificates and the Class B-9 certificates, and for the Class A-2A certificates if the Cap Agreement is not in effect, the sum of (i) if on such distribution date the certificate interest rate for the related certificates is based on the Net WAC Rate, the excess, if any, of (a) the Accrued Certificate Interest that would have been payable had the Certificate Interest Rate for the related certificates been calculated at the LIBOR-based rate with respect to the related certificates over (b) interest calculated at the Net WAC Rate plus (ii) any such amounts remaining unpaid from prior distribution dates with interest thereon at the Certificate Interest Rate, computed without regard to the Net WAC Rate, for such distribution date to the extent previously unreimbursed by Excess Cash Flow.

Net WAC Rate - As to any distribution date, a per annum rate equal to the product of (a) the weighted average (as described below) mortgage rate of the mortgage loans (less the applicable servicing fee rate, master servicing fee rate and lender-paid mortgage insurance rate) as of the first day of the due period for such distribution date, weighted on the basis of the stated principal balances thereof as of the beginning of the related due period, and (b) by a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

OID - Original Issue Discount.

Optional Termination - The majority holders of the Class C certificates may, at their option, purchase all mortgage loans and REO properties remaining in the trust fund on any distribution date occurring on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and REO properties on such distribution date is 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Originators - GMAC Mortgage Corporation, Residential Funding Corporation, MortgageIT, Inc., Countrywide Home Loan, Inc. and certain other entities that originated the mortgage loans.

Overcollateralization Amount - For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), exceeds (ii) the aggregate certificate principal balance of the Class A certificates and Class B certificates as of such distribution date (after taking into account the principal distributed on that distribution date).

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Overcollateralization Deficiency Amount - With respect to any distribution date, the excess, if any, of the Target Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date, after giving effect to distributions of the Principal Remittance Amount, but prior to allocation of the realized losses to certificates, on such distribution date.

Payment Adjustment Date - Each date on which the payment is adjusted on a mortgage loan.

Payment Cap - Any limits contained in any mortgage note that restrict the adjustment of the payment on any payment adjustment date.

Percentage Interest - Interest on any offered certificate, equal to the percentage obtained by dividing the initial certificate principal balance of such certificate by the initial class principal balance of its class.

Plan - Employee benefit plan or other retirement arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Code.

Pooling Agreement - The agreement dated as of September 1, 2006, among the seller, the depositor, the master servicer, the securities administrator and the trustee pursuant to which the certificates will be issued.

Prepayment Assumption - A constant prepayment rate each of which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. 100% of the Prepayment Assumption with respect to the adjustable rate mortgage loans assumes a CPR of 25% per annum.

Prepayment Interest Shortfall - With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment in full or in part during the related prepayment period and that the related servicer applied to reduce the outstanding principal balance of such mortgage loan on a date preceding the due date in the succeeding calendar month, an amount equal to interest at the applicable mortgage loan remittance rate on the amount of such principal prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such distribution date.

Prepayment Period - With respect to any distribution date, the calendar month preceding the month in which the distribution date occurs.

Prepayment Premium - With respect to a mortgage loan, the prepayment charge or penalty interest required to be paid by the mortgagor in connection with a prepayment of the related mortgage loan, as provided in the related mortgage note or mortgage.

Principal Distribution Amount - the Basic Principal Distribution Amount reduced to the extent that the Overcollateralization Amount exceeds the Target Overcollateralization Amount, by the amount of such excess.

Principal Remittance Amount - For any distribution of the mortgage loans in the aggregate, as applicable, the sum of:

(i)	the principal portion of all scheduled monthly payments on the mortgage loans due on the related due date, to the extent received or advanced;

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(ii)

the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; and

(iii)

the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Sponsor or holder of the trust certificate, liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal.

In addition, with respect to the mortgage loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the amount of any negative amortization on the Mortgage Loans.

Realized Loss - means:

(i) for a mortgage loan that is liquidated, an amount (not less than zero or more than the stated principal balance thereof) as of the date of such liquidation, equal to (A) the stated principal balance of the mortgage loan as of the date of such liquidation, plus (B) interest at the mortgage rate less the applicable servicing fee rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which liquidation proceeds are required to be distributed, minus (C) the liquidation proceeds received during the calendar month in which such liquidation occurred, after payment of all liquidation expenses;

(ii) for a mortgage loan which has become the subject of a debt service reduction, the amount, if any, by which the principal portion of the related scheduled monthly payment has been reduced; and

(iii) for a mortgage loan which has become the subject of a deficient valuation and the principal amount due under the related certificate has been reduced, an amount equal to the difference between the principal balance of the mortgage loan outstanding immediately prior to such deficient valuation and the principal balance of the mortgage loan as reduced by the Deficient Valuation.

Record Date - As to any distribution date and with respect to all the offered certificates, the last business day preceding such distribution date.

Regular Interest - A beneficial owner’s ownership, for federal tax income purposes, of an interest in a REMIC regular interest corresponding to that certificate.

REIT - Real Estate Investment Trust.

Relief Act - The Servicemembers Civil Relief Act or similar state laws.

REMIC - Real Estate Mortgage Investment Conduit.

Repurchase Price - For any mortgage loan, will be the stated principal balance thereof at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next due date for the mortgage loan following the repurchase, any unreimbursed advances and any costs and damages incurred with respect to a mortgage loan in connection with the violation by such mortgage loan of any predatory

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or anti-abusive lending law. Prior to being paid to certificateholders, the repurchase price will be used to reimburse a servicer or master servicer for any previously unreimbursed advances made by the servicer or master servicer in respect of the repurchased mortgage loan.

Reserve Account - A trust account established by the securities administrator for the deposit of any Net WAC Rate Carryforward Amounts. The Reserve Account will not be an asset of any REMIC.

Rolling Three Month Delinquency Rate - With respect to any distribution date, the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second distribution dates) immediately preceding months.

Scheduled Monthly Payment - The monthly scheduled payment of interest and principal specified in the related loan document for a mortgage loan including any required reductions.

Securities Act - The Securities Act of 1933, as amended.

Senior Principal Distribution Amount - For any applicable distribution date on or after the Stepdown Date as long as a trigger event has not occurred with respect to such distribution date, an amount equal to the lesser of (A) the aggregate principal distribution amount for such distribution date and (B) the excess (if any) of (x) the aggregate certificate principal balance of the senior certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in September 2012 approximately 80.625% and (ii) on or after the distribution date in September 2012 approximately 84.500% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any aggregate Additional Negative Amortization Amount.

SMMEA - Secondary Mortgage Market Enhancement Act of 1984.

Stated Principal Balance - With respect to any mortgage loan as of any date of determination, will be generally equal to its outstanding principal balance as of the applicable cut-off date, after giving effect to scheduled monthly payments due on or before such date, whether or not received, (a) increased by any deferred interest thereon at or before the due date in the due period immediately preceding such date of determination and (b) reduced by (i) the principal portion of all scheduled monthly payments due on or before the due date in the due period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the prepayment period immediately preceding such date of determination.

Stepdown Date - The later to occur of (a) the distribution date occurring in October 2009 and (b) the first distribution date on which the Credit Enhancement Percentage for the Class A certificates (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of the Principal Distribution Amount to the certificates) is greater than or equal to (i) prior to the distribution date in September 2012 or the first distribution date, approximately 19.375% and (ii) on or after the distribution date in September 2012, approximately 15.500%.

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Subsequent Recoveries - Any amount (net of reimbursable expenses) received on a mortgage loan subsequent to such mortgage loan being determined to be a liquidated asset that resulted in a realized loss. If subsequent recoveries are received, they will be included as part of the principal proceeds for the distribution date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, the unpaid applied loss amount for the Class B certificates then outstanding with the highest distribution priority will be decreased by the amount of such subsequent recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the realized losses applied of the class with the next highest distribution priority), and the certificate principal balance of such class or classes of Class B certificates will be increased by the same amount.

Substitution Adjustment Amount - The excess that a seller shall deposit for any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans.

Substitution Requirement - The provision under each Cap Agreement that states that if the Cap Provider or Cap Guarantor’s credit ratings fall below levels specified in the Cap Agreement that generally are lower than those levels for the Collateralization Requirement, the Cap Provider, while posting collateral securing its obligations under the Cap Agreement, may also be required, within a certain number of days, to transfer the Cap Agreement to a successor Cap Provider acceptable to the Rating Agencies.

Swap Regulations - Final regulations, issued by the Internal Revenue Service, under Section 446 of the Code relating to notional principal contracts.

Target Overcollateralization Amount - The sum of (a) any aggregate Additional Negative Amortization Amount unreimbursed by Excess CashFlow and (b) (i) prior to the stepdown date, 0.60% of the cut-off date balance of the mortgage loans or (ii) on or after the Stepdown Date, an amount equal to the greater of (x) on any distribution date (i) prior to the distribution date in September 2012, 1.50% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal) and (ii) on or after the distribution date in September 2012, 1.20% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal), and (y) 0.50% of the cut-off date balance of the mortgage loans; provided however that if a trigger event is in effect, the target overcollateralization amount with respect to the mortgage loans will be the same as on the prior distribution date. In the event that the target overcollateralization amount after the stepdown date is greater than the initial target overcollateralization amount, the overcollateralization will then be limited to the product of (a) 0.60% and (b) the cut-off date balance of the mortgage loans.

Trigger Event - With respect to any distribution date, a Trigger Event shall have occurred if the Rolling Three Month Delinquency Rate as of the last day of the related due period equals or exceeds 37% of the sum of the aggregate certificate principal balance of the Class B certificates and the overcollateralization amount, or if the Cumulative Realized Loss Percentage exceeds:

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Distribution Date Occurring In	Percentage

October 2009 - September 2010	0.40%
October 2010 - September 2011	0.70%
October 2011 - September 2012	0.95%
October 2012 - September 2013	1.35%
October 2013 and thereafter	1.45%

Trust Fund - The assets of the issuing entity.

Underwriters - Barclays Capital and Bear, Stearns & Co., Inc..

Underwriting Agreement - The agreement dated as of September 27, 2006, among the depositor, the sponsor and the underwriters under which the depositor has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the depositor, the offered certificates.

Unpaid Interest Distribution Amounts - With respect to the mortgage loans, (a) any prepayment interest shortfall net of compensating interest payments and (b) any Relief Act shortfalls.

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Appendix A

 CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

RANGE OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES ($)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

0.00 - 49,999.99	6	$238,955.63	0.03%	$39,825.94	351	732	7.438%	65.80%
50,000.00 - 99,999.99	25	2,165,281.68	0.28	86,611.27	359	723	7.685	69.74
100,000.00 - 149,999.99	140	17,994,970.72	2.33	128,535.51	363	722	7.657	73.67
150,000.00 - 199,999.99	231	41,009,742.62	5.31	177,531.35	369	718	7.676	72.81
200,000.00 - 249,999.99	268	60,261,784.27	7.80	224,857.40	364	717	7.635	74.86
250,000.00 - 299,999.99	247	67,907,588.89	8.79	274,929.51	370	714	7.660	74.20
300,000.00 - 349,999.99	201	65,185,654.84	8.44	324,306.74	367	714	7.627	74.15
350,000.00 - 399,999.99	199	74,308,069.10	9.62	373,407.38	370	712	7.680	75.20
400,000.00 - 449,999.99	176	74,072,653.64	9.59	420,867.35	365	712	7.609	76.02
450,000.00 - 499,999.99	141	67,117,166.91	8.69	476,008.28	363	717	7.643	75.70
500,000.00 - 549,999.99	103	53,637,387.32	6.94	520,751.33	368	716	7.632	74.74
550,000.00 - 599,999.99	76	43,616,218.19	5.64	573,897.61	364	724	7.567	75.56
600,000.00 - 649,999.99	74	46,324,867.34	5.99	626,011.72	372	729	7.555	74.89
650,000.00 - 699,999.99	47	31,391,406.63	4.06	667,902.27	368	719	7.554	70.80
700,000.00 - 749,999.99	22	15,980,789.17	2.07	726,399.51	359	718	7.441	71.81
750,000.00 - 999,999.99	70	60,251,051.60	7.80	860,729.31	368	730	7.524	70.58
1,000,000.00 - 1,499,999.99	42	47,233,286.05	6.11	1,124,602.05	362	724	7.525	70.78
2,000,000.00 +	2	4,035,436.62	0.52	2,017,718.31	358	743	7.450	60.68

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

AVERAGE: $373,300.63

MORTGAGE LOAN PRINCIPAL BALANCES AT ORIGINATION

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

0.00 - 49,999.99	4	$172,675.96	0.02%	$43,168.99	349	709	7.439%	71.38%
50,000.00 - 99,999.99	25	2,165,281.68	0.28	86,611.27	359	723	7.685	69.74
100,000.00 - 149,999.99	137	17,450,045.41	2.26	127,372.59	364	721	7.657	74.11
150,000.00 - 199,999.99	235	41,597,227.79	5.38	177,009.48	369	718	7.675	72.98
200,000.00 - 249,999.99	267	59,791,374.37	7.74	223,937.73	364	717	7.641	74.63
250,000.00 - 299,999.99	251	69,084,695.22	8.94	275,237.83	370	714	7.657	73.88
300,000.00 - 349,999.99	205	66,639,380.91	8.62	325,070.15	367	714	7.629	74.80
350,000.00 - 399,999.99	198	74,201,458.55	9.60	374,754.84	370	712	7.673	74.89
400,000.00 - 449,999.99	171	72,119,527.37	9.33	421,751.62	365	712	7.622	76.29
450,000.00 - 499,999.99	141	67,178,860.26	8.69	476,445.82	362	717	7.625	75.57
500,000.00 - 549,999.99	105	54,768,482.63	7.09	521,604.60	369	716	7.639	74.51
550,000.00 - 599,999.99	72	41,382,152.33	5.36	574,752.12	364	725	7.574	76.10
600,000.00 - 649,999.99	73	45,613,672.60	5.90	624,844.83	373	732	7.548	74.13
650,000.00 - 699,999.99	50	33,386,971.18	4.32	667,739.42	367	715	7.550	71.79
700,000.00 - 749,999.99	23	16,836,943.19	2.18	732,041.01	359	719	7.511	72.87
750,000.00 - 999,999.99	71	61,097,450.27	7.91	860,527.47	368	731	7.513	71.01
1,000,000.00 - 1,499,999.99	40	45,210,674.88	5.85	1,130,266.87	362	724	7.518	69.68
2,000,000.00 +	2	4,035,436.62	0.52	2,017,718.31	358	743	7.450	60.68

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

AVERAGE: $371,779.34

*	Based on the original balances of the Mortgage Loans

Appendix A-1

Appendix A

ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS

ORIGINAL TERM TO MATURITY (MONTHS)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

360	1,877	$700,436,107.96	90.64%	$373,167.88	355	719	7.592%	73.86%
480	193	72,296,203.26	9.36	374,591.73	478	718	7.772	74.90

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

WEIGHTED AVERAGE: 371

REMAINING TERM TO MATURITY OF THE MORTGAGE LOANS

REMAINING TERM TO MATURITY (MONTHS)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

360	1,877	$700,436,107.96	90.64%	$373,167.88	355	719	7.592%	73.86%
480	193	72,296,203.26	9.36	374,591.73	478	718	7.772	74.90

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

WEIGHTED AVERAGE: 371

MORTGAGE LOAN PROPERTY TYPES

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

Single Family	1,290	$485,410,123.70	62.82%	$376,286.92	367	716	7.621%	73.13%
Planned Unit Development	464	184,462,852.53	23.87	397,549.25	366	725	7.562	75.43
Condominium	244	75,871,665.55	9.82	310,949.45	364	722	7.623	75.65
Two Family	41	16,108,014.43	2.08	392,878.40	364	700	7.646	74.37
Three Family	14	4,774,025.18	0.62	341,001.80	370	703	7.755	74.83
Townhouse	12	4,562,508.04	0.59	380,209.00	364	710	7.694	73.71
Four Family	4	1,323,177.00	0.17	330,794.25	354	683	7.927	64.86
Condotel	1	219,944.79	0.03	219,944.79	359	692	7.663	70.00

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

MORTGAGE LOAN OCCUPANCY TYPES

OCCUPANCY TYPE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

Primary Residence	1,656	$652,144,091.39	84.39%	$393,806.82	368	717	7.602%	74.04%
Investment Property	275	75,731,002.92	9.80	275,385.47	359	724	7.688	71.95
Secondary Residence	139	44,857,216.91	5.81	322,713.79	364	733	7.582	76.13

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

Appendix A-2

Appendix A

MORTGAGE LOAN PURPOSE

LOAN PURPOSE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

Refinance (cash-out)	972	$358,233,829.26	46.36%	$368,553.32	369	714	7.649%	71.01%
Purchase	680	261,293,452.57	33.81	384,255.08	362	729	7.544	78.32
Refinance (rate/term)	418	153,205,029.39	19.83	366,519.21	369	710	7.627	73.39

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

MORTGAGE LOAN DOCUMENTATION PROGRAMS

DOCUMENTATION PROGRAMS	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

Stated Income/Verified Asset	1,010	$396,511,821.82	51.31%	$392,585.96	369	720	7.639%	73.15%
Reduced	438	168,758,828.50	21.84	385,294.13	366	712	7.592	74.76
Full	411	133,979,384.21	17.34	325,983.90	360	725	7.538	76.32
Stated Income/Stated Asset	181	63,709,887.25	8.24	351,988.33	368	711	7.642	71.38
Alternative	20	6,939,992.44	0.90	346,999.62	364	714	7.376	77.71
No Ratio	6	1,858,809.36	0.24	309,801.56	374	749	7.656	80.96
No Documentation	4	973,587.64	0.13	243,396.91	356	731	7.733	64.91

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

<= 50.00	112	$30,881,599.27	4.00%	$275,728.56	365	741	7.582%	40.05%
50.01 - 55.00	48	23,265,258.34	3.01	484,692.88	367	721	7.542	53.14
55.01 - 60.00	64	20,666,385.60	2.67	322,912.28	368	729	7.510	57.68
60.01 - 65.00	90	39,970,303.30	5.17	444,114.48	365	719	7.516	62.87
65.01 - 70.00	277	106,858,042.46	13.83	385,769.11	364	716	7.565	69.02
70.01 - 75.00	323	148,742,006.13	19.25	460,501.57	366	714	7.611	74.05
75.01 - 80.00	971	350,032,863.29	45.30	360,486.99	367	720	7.639	79.52
80.01 - 85.00	21	5,784,497.92	0.75	275,452.28	368	710	7.753	84.20
85.01 - 90.00	108	30,697,865.33	3.97	284,239.49	374	700	7.657	89.75
90.01 - 95.00	56	15,833,489.58	2.05	282,740.89	364	721	7.598	94.89

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

WEIGHTED AVERAGE: 73.96%

Appendix A-3

Appendix A

COMBINED ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1) (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

<= 50.00	108	$29,824,082.55	3.86%	$276,148.91	366	741	7.583%	40.09%
50.01 - 55.00	46	22,827,940.31	2.95	496,259.57	368	722	7.539	53.12
55.01 - 60.00	62	19,803,633.46	2.56	319,413.44	369	728	7.513	57.75
60.01 - 65.00	80	35,841,050.39	4.64	448,013.13	365	724	7.518	62.95
65.01 - 70.00	228	88,791,719.21	11.49	389,437.36	365	721	7.566	68.97
70.01 - 75.00	267	116,852,538.04	15.12	437,649.96	359	713	7.613	73.92
75.01 - 80.00	591	216,150,447.69	27.97	365,736.80	365	723	7.594	79.38
80.01 - 85.00	55	19,232,284.36	2.49	349,677.90	375	707	7.679	84.07
85.01 - 90.00	518	190,891,527.80	24.70	368,516.46	373	709	7.647	89.64
90.01 - 95.00	84	24,728,372.98	3.20	294,385.39	369	722	7.723	94.87
95.01 - 100.00	31	7,788,714.43	1.01	251,248.85	365	737	8.002	99.78

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	77.10%

WEIGHTED AVERAGE: 77.10%

(1)

Includes only junior liens disclosed to originators at orignation of the related mortgage loans. Prospective investors should be aware that junior liens may not have been so disclosed or may have been granted after origination of the related mortgage loans. No assurance can be given as to currentcurrent combined laon-to-value ratios of the mortage loans.

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS

GEOGRAPHIC DISTRIBUTION	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

California	924	$419,431,056.13	54.28%	$453,929.71	366	720	7.581%	72.64%
Florida	207	60,936,518.07	7.89	294,379.31	365	717	7.669	76.48
Arizona	164	49,793,984.17	6.44	303,621.85	367	727	7.521	75.94
New Jersey	122	39,366,930.27	5.09	322,679.76	367	697	7.762	77.46
Maryland	69	21,512,745.49	2.78	311,778.92	376	693	7.768	74.65
Washington	57	19,278,097.45	2.49	338,212.24	372	725	7.469	74.94
Illinois	54	18,652,255.98	2.41	345,412.15	363	729	7.760	74.91
Virginia	45	17,730,650.05	2.29	394,014.45	369	709	7.687	75.67
Nevada	51	16,350,644.37	2.12	320,600.87	365	726	7.645	76.11
New York	33	14,697,829.77	1.90	445,388.78	383	713	7.724	71.32
Colorado	33	12,714,513.58	1.65	385,288.29	363	723	7.636	71.09
Oregon	38	11,045,510.98	1.43	290,671.34	371	734	7.435	75.18
Massachusetts	18	5,603,225.54	0.73	311,290.31	374	726	7.724	71.26
Georgia	23	5,306,922.59	0.69	230,735.76	377	716	7.750	80.29
Utah	26	5,104,927.84	0.66	196,343.38	355	734	7.455	77.29
Hawaii	12	5,001,563.15	0.65	416,796.93	356	736	7.652	76.08
Wisconsin	25	4,512,819.98	0.58	180,512.80	356	729	7.690	78.72
Texas	15	4,466,741.69	0.58	297,782.78	365	738	7.552	76.51
Minnesota	13	4,287,037.11	0.55	329,772.09	397	712	7.678	67.08
South Carolina	14	3,708,779.23	0.48	264,912.80	367	719	7.683	72.94
Indiana	11	3,623,952.31	0.47	329,450.21	348	723	7.426	78.67
Delaware	10	3,555,496.36	0.46	355,549.64	355	711	7.504	73.51
Pennsylvania	13	2,890,116.05	0.37	222,316.62	355	708	7.539	68.42
Connecticut	7	2,836,635.28	0.37	405,233.61	367	703	7.497	71.26
North Carolina	12	2,813,788.94	0.36	234,482.41	355	680	7.876	77.03
Alabama	6	2,186,013.68	0.28	364,335.61	358	724	7.528	81.88
Michigan	10	1,842,804.83	0.24	184,280.48	357	726	8.033	78.71
Tennessee	5	1,827,472.21	0.24	365,494.44	359	717	7.240	77.48
Idaho	10	1,782,788.82	0.23	178,278.88	353	743	7.602	73.75
New Mexico	8	1,673,273.06	0.22	209,159.13	357	703	7.656	76.83
District of Columbia	4	1,493,973.38	0.19	373,493.35	377	706	7.807	70.28
Alaska	4	1,345,268.48	0.17	336,317.12	367	715	7.480	70.53
Rhode Island	4	1,329,275.46	0.17	332,318.87	458	706	7.517	84.16
New Hampshire	3	864,905.07	0.11	288,301.69	355	690	7.911	79.93
Arkansas	4	827,965.06	0.11	206,991.27	357	748	7.486	77.59
Oklahoma	3	451,394.93	0.06	150,464.98	356	702	7.672	91.60
West Virginia	2	398,877.73	0.05	199,438.87	479	703	7.878	70.38
Louisiana	3	384,315.20	0.05	128,105.07	359	728	7.194	74.34
Missouri	2	215,224.76	0.03	107,612.38	356	749	7.655	80.00
Iowa	2	200,623.08	0.03	100,311.54	352	739	7.415	75.45
Wyoming	1	200,251.62	0.03	200,251.62	345	693	7.563	90.00
Kansas	1	176,122.52	0.02	176,122.52	356	795	7.688	70.00
Vermont	1	175,382.52	0.02	175,382.52	357	797	7.188	77.78
Ohio	1	133636.43	0.02	133,636.43	477	688	8.013	78.24

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

Appendix A-4

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Appendix A

CURRENT MORTGAGE RATES OF THE MORTGAGE LOANS

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

5.500 - 5.999	3	$1,037,597.31	0.13%	$345,865.77	358	673	5.963%	75.03%
6.000 - 6.499	7	3,060,498.32	0.40	437,214.05	358	730	6.47	72.52
6.500 - 6.999	110	42,358,205.51	5.48	385,074.60	359	736	6.896	71.30
7.000 - 7.499	519	208,470,153.08	26.98	401,676.60	360	729	7.319	72.83
7.500 - 7.999	1,219	450,218,408.86	58.26	369,334.22	368	712	7.734	74.48
8.000 - 8.499	200	63,791,453.96	8.26	318,957.27	383	718	8.127	75.62
8.500 - 8.999	10	3,194,100.85	0.41	319,410.09	352	692	8.636	75.07
9.000 - 9.499	2	601,893.33	0.08	300,946.67	354	671	9.013	78.82

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

WEIGHTED AVERAGE: 7.609%

MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

9.500 - 9.999	2,063	$769,708,751.36	99.61%	$373,101.67	367	718	7.608%	73.94%
10.000 - 10.499	1	283,766.41	0.04	283,766.41	350	654	8.027	77.50
10.500 - 10.999	1	113,289.61	0.01	113,289.61	359	671	7.688	80.00
11.000 - 11.499	2	1,750,178.84	0.23	875,089.42	359	702	7.632	73.09
11.500 - 11.999	1	219,944.79	0.03	219,944.79	359	692	7.663	70.00
12.000 - 12.499	1	439,183.66	0.06	439,183.66	353	809	8.088	90.00
12.500 - 12.999	1	217,196.55	0.03	217,196.55	353	692	8.513	90.00

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

WEIGHTED AVERAGE: 9.956%

MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

1.000 - 1.499	3	$1,037,597.31	0.13%	$345,865.77	358	673	5.963%	75.03%
1.500 - 1.999	5	2,205,731.11	0.29	441,146.22	358	752	6.470	72.26
2.000 - 2.499	120	47,473,728.58	6.14	395,614.40	358	735	6.974	71.06
2.500 - 2.999	680	271,625,281.33	35.15	399,448.94	362	728	7.412	73.07
3.000 - 3.499	1,152	412,813,439.43	53.42	358,345.00	367	711	7.771	74.76
3.500 - 3.999	105	35,856,885.16	4.64	341,494.14	406	710	8.137	75.34
4.000 - 4.499	5	1,719,648.30	0.22	343,929.66	351	680	8.787	74.13

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

WEIGHTED AVERAGE: 3.031%

GROSS MARGINS OF THE MORTGAGE LOANS

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

1.000 - 1.499	3	$1,037,597.31	0.13%	$345,865.77	358	673	5.963%	75.03%
1.500 - 1.999	5	2,205,731.11	0.29	441,146.22	358	752	6.470	72.26
2.000 - 2.499	120	47,473,728.58	6.14	395,614.40	358	735	6.974	71.06
2.500 - 2.999	680	271,625,281.33	35.15	399,448.94	362	728	7.412	73.07
3.000 - 3.499	1,152	412,813,439.43	53.42	358,345.00	367	711	7.771	74.76
3.500 - 3.999	105	35,856,885.16	4.64	341,494.14	406	710	8.137	75.34
4.000 - 4.499	5	1,719,648.30	0.22	343,929.66	351	680	8.787	74.13

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

Appendix A-5

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Appendix A

INDEX TYPE OF THE MORTGAGE LOANS

INDEX TYPE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

MTA 1 Year	1,991	$744,872,459.10	96.39%	$374,119.77	367	718	7.594%	74.04%
1-Month LIBOR	55	19,809,430.90	2.56	360,171.47	353	720	7.984	71.66
6-Month LIBOR	21	7,204,710.25	0.93	343,081.44	353	735	8.157	71.78
COFI	3	845,710.97	0.11	281,903.66	353	671	7.762	67.44

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS

RATE ADJUSTMENT FREQUENCY (MONTHS)	NUMBEROF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

1	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS

MONTHS TO NEXT RATE ADJUSTMENT	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

1	2,068	$772,171,641.02	99.93%	$373,390.54	367	718	7.609%	73.95%
2	1	371,122.99	0.05	371,122.99	359	774	8.407	79.30
3	1	189,547.21	0.02	189,547.21	360	685	7.882	66.90

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

MONTHS TO NEXT PAYMENT ADJUSTMENT OF THE MORTGAGE LOANS

MONTHS TO NEXT PAYMENT ADJUSTMENT	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

1	69	$28,686,602.49	3.71%	$415,747.86	348	705	7.538%	77.81%
2	43	14,758,067.97	1.91	343,210.88	348	725	7.459	74.22
3	43	14,190,512.47	1.84	330,011.92	350	733	7.584	69.78
4	68	23,420,941.64	3.03	344,425.61	351	724	7.598	71.21
5	70	24,666,242.90	3.19	352,374.90	352	727	7.575	71.37
6	65	24,981,885.44	3.23	384,336.70	351	727	7.570	73.86
7	147	58,094,397.08	7.52	395,199.98	355	726	7.638	71.97
8	184	71,439,081.75	9.24	388,255.88	355	723	7.581	72.27
9	218	82,535,473.60	10.68	378,603.09	358	720	7.608	74.04
10	418	159,920,713.95	20.70	382,585.44	371	721	7.603	73.54
11	396	142,479,007.74	18.44	359,795.47	378	710	7.601	75.53
12	254	93,702,844.24	12.13	368,908.84	380	713	7.657	75.71
13	69	28,023,334.48	3.63	406,135.28	400	715	7.757	72.51
57	8	1,586,574.58	0.21	198,321.82	381	749	7.943	79.85
58	12	2,484,921.08	0.32	207,076.76	363	714	7.842	76.40
59	4	770,315.50	0.10	192,578.88	358	763	7.705	85.34
60	2	991,394.31	0.13	495,697.16	359	770	7.068	71.82

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

Appendix A-6

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Appendix A

FICO CREDIT SCORES OF THE MORTGAGE LOANS

RANGE OF FICO CREDIT SCORES	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

600 - 624	12	$3,681,390.66	0.48%	$306,782.56	388	623	7.795%	72.55%
625 - 649	113	36,190,944.02	4.68	320,273.84	368	639	7.688	72.95
650 - 674	279	94,109,196.08	12.18	337,308.95	368	664	7.738	74.81
675 - 699	382	149,096,816.56	19.29	390,305.80	365	687	7.640	74.90
700 +	1,284	489,653,963.90	63.37	381,350.44	367	745	7.568	73.59

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

NON-ZERO WEIGHTED AVERAGE: 718

NEGATIVE AMORTIZATION LIMIT OF THE MORTGAGE LOANS

NEGATIVE AMORTIZATION LIMIT (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

110	883	$336,652,119.67	43.57%	$381,259.48	356	725	7.577%	72.13%
115	1,187	436,080,191.55	56.43	367,380.11	375	713	7.634	75.36

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

PREPAYMENT PENALTY TERM (MONTHS)

PREPAYMENT PENALTY TERM (MONTHS)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO

0	1,080	$401,621,004.43	51.97%	$371,871.30	370	719	7.592%	74.05%
6	11	6,275,628.37	0.81	570,511.67	369	722	7.745	74.22
12	247	102,942,171.17	13.32	416,769.92	360	726	7.613	72.71
24	70	26,408,769.44	3.42	377,268.13	354	712	7.505	72.21
36	659	234,620,242.62	30.36	356,024.65	365	715	7.645	74.58
60	3	864,495.19	0.11	288,165.06	351	717	7.484	63.47

Total:	2,070	$772,732,311.22	100.00%	$373,300.63	367	718	7.609%	73.96%

Appendix A-7

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Appendix B

Assumed Asset Characteristics

Mortgage Loan Number	Index Type	Max Neg Am	Servicing Fee	Coupon	Cut-Off Date Balance	Original Balance	Remaining Amortization	Remaining Balloon Term	Current PNI	Gross Margin	Months to Next Rate Reset	Rate Reset Frequency (Months)	Months to Next Pmt Reset	Payment Reset Frequency (Months)	Life Cap	Life Floor	Payment Cap

1	COFI_11	110%	0.4250%	7.7270%	$ 461,359.83	$ 455,000.00	355	355	$ 1,463.46	3.5500%	1	1	8	12	9.9500%	3.5500%	7.5000%
2	COFI_11	115%	0.4250%	7.8046%	384,351.14	379,100.00	352	352	1,284.85	3.6276%	1	1	5	12	10.3191%	3.6276%	7.5000%
3	LIBOR_1M	110%	0.4250%	7.9193%	7,620,917.42	7,524,042.00	352	352	24,917.10	2.5237%	1	1	5	12	9.9500%	2.5237%	7.5000%
4	LIBOR_1M	115%	0.4250%	7.8857%	2,212,558.18	2,204,500.00	357	357	7,321.44	2.5607%	1	1	10	12	10.3321%	2.5607%	7.5000%
5	LIBOR_6MO	110%	0.4250%	8.1787%	6,043,590.44	6,022,847.00	353	353	21,333.41	2.6612%	1	1	6	12	9.9500%	2.6612%	7.5000%
6	MTA_1YR	110%	0.3750%	7.7130%	502,782.92	505,000.00	354	354	1,624.28	3.1500%	1	1	7	12	9.9500%	3.1500%	7.5000%
7	MTA_1YR	110%	0.4250%	7.6580%	13,070,848.87	13,046,190.00	357	357	44,268.10	3.0950%	1	1	10	12	9.9500%	3.0950%	7.5000%
8	MTA_1YR	110%	0.4250%	7.4958%	97,229,583.41	97,121,041.00	354	354	322,524.46	2.9328%	1	1	7	12	9.9500%	2.9328%	7.5000%
9	MTA_1YR	115%	0.3750%	7.6453%	14,455,373.34	14,189,464.00	348	348	46,893.55	3.0823%	1	1	1	12	9.9500%	3.0823%	7.5000%
10	MTA_1YR	115%	0.3750%	7.5775%	4,813,665.07	4,811,000.00	359	359	16,456.23	3.1455%	1	1	12	12	9.9500%	3.1455%	7.5000%
11	MTA_1YR	115%	0.4250%	7.5744%	193,836,937.91	193,665,032.00	357	357	659,382.87	3.0114%	1	1	10	12	9.9670%	3.0114%	7.5000%
12	LIBOR_1M	110%	0.4250%	7.9482%	5,345,309.42	5,262,700.00	352	352	17,462.97	2.5526%	1	1	5	12	9.9500%	2.5526%	7.5000%
13	LIBOR_6MO	110%	0.4250%	8.2675%	140,774.24	165,000.00	350	350	569.45	2.7500%	1	1	3	12	9.9500%	2.7500%	7.5000%
14	MTA_1YR	110%	0.3750%	7.9570%	540,623.84	540,000.00	359	359	1,736.85	3.5250%	1	1	12	12	9.9500%	3.5250%	7.5000%
15	MTA_1YR	110%	0.4250%	7.5301%	77,299,844.22	76,730,951.00	354	354	254,935.74	2.9671%	1	1	7	12	9.9500%	2.9671%	7.5000%
16	MTA_1YR	115%	0.3750%	7.8333%	15,021,321.42	15,020,400.00	359	359	49,127.61	3.4013%	1	1	12	12	9.9500%	3.4013%	7.5000%
17	LIBOR_1M	110%	0.4250%	8.1456%	1,025,462.44	1,011,350.00	353	353	3,643.12	2.7500%	1	1	6	12	9.9500%	2.7500%	7.5000%
18	LIBOR_6MO	110%	0.4250%	7.7675%	383,638.12	381,000.00	352	352	1,314.91	2.2500%	1	1	5	12	9.9500%	2.2500%	7.5000%
19	MTA_1YR	110%	0.4250%	7.4753%	24,612,106.12	24,444,479.00	355	355	81,992.47	2.9123%	1	1	8	12	9.9500%	2.9123%	7.5000%
20	LIBOR_1M	110%	0.4250%	8.1162%	2,558,645.03	2,531,070.00	353	353	8,392.77	2.7206%	1	1	6	12	9.9500%	2.7206%	7.5000%
21	LIBOR_6MO	110%	0.4250%	8.2675%	369,141.81	364,000.00	350	350	1,256.24	2.7500%	1	1	3	12	9.9500%	2.7500%	7.5000%
22	MTA_1YR	110%	0.3750%	7.8820%	753,135.29	750,000.00	358	358	2,412.30	3.4500%	1	1	11	12	9.9500%	3.4500%	7.5000%
23	MTA_1YR	110%	0.4250%	7.5614%	87,046,968.85	86,485,220.00	355	355	293,287.96	2.9984%	1	1	8	12	9.9500%	2.9984%	7.5000%
24	MTA_1YR	115%	0.3750%	7.7489%	38,575,815.18	38,536,344.00	359	359	127,376.39	3.3169%	1	1	12	12	9.9500%	3.3169%	7.5000%
25	MTA_1YR	110%	0.4250%	7.4380%	704,160.55	692,000.00	351	351	2,225.75	2.8750%	1	1	4	12	9.9500%	2.8750%	7.5000%
26	LIBOR_1M	115%	0.4250%	8.5750%	537,761.57	535,000.00	357	357	1,846.39	3.2500%	1	1	10	12	9.9500%	3.2500%	7.5000%
27	MTA_1YR	115%	0.4250%	7.6474%	2,881,573.18	2,873,600.00	357	357	9,292.75	3.0844%	1	1	10	12	9.9500%	3.0844%	7.5000%
28	MTA_1YR	115%	0.3750%	7.9802%	13,617,422.07	13,598,153.00	357	357	48,251.94	3.4172%	1	1	10	12	9.9500%	3.4172%	7.5000%
29	LIBOR_6MO	115%	0.4250%	8.0175%	267,565.64	270,000.00	345	345	1,109.48	2.5000%	1	1	10	12	9.9500%	2.5000%	7.5000%
30	MTA_1YR	115%	0.3750%	7.5032%	17,037,077.60	16,699,792.00	344	344	58,973.20	2.9402%	1	1	9	12	9.9500%	2.9402%	7.5000%
31	LIBOR_1M	110%	0.4250%	8.1456%	508,776.84	500,000.00	347	347	1,608.20	2.7500%	1	1	12	12	9.9500%	2.7500%	7.5000%
32	MTA_1YR	110%	0.4250%	7.5630%	499,606.35	487,500.00	345	345	1,685.59	3.0000%	1	1	10	12	9.9500%	3.0000%	7.5000%
33	MTA_1YR	110%	0.4250%	7.4380%	784,077.09	780,000.00	477	357	1,972.28	2.8750%	1	1	10	12	9.9500%	2.8750%	7.5000%
34	MTA_1YR	115%	0.4250%	7.4917%	25,751,763.44	25,688,136.00	478	358	71,223.78	2.9287%	1	1	11	12	9.9500%	2.9287%	7.5000%
35	MTA_1YR	110%	0.4250%	7.7435%	2,350,306.43	2,345,000.00	478	478	6,377.52	3.1805%	1	1	11	12	9.9500%	3.1805%	7.5000%
36	MTA_1YR	115%	0.3750%	7.7109%	2,738,392.43	2,728,000.00	479	479	7,224.98	3.2789%	1	1	12	12	9.9500%	3.2789%	7.5000%
37	MTA_1YR	115%	0.4250%	7.7554%	41,842,144.99	41,708,884.00	478	478	118,835.98	3.1924%	1	1	11	12	9.9470%	3.1924%	7.5000%
38	MTA_1YR	115%	0.3750%	7.9183%	3,885,694.59	3,880,600.00	479	479	10,277.59	3.4863%	1	1	12	12	9.9500%	3.4863%	7.5000%
39	MTA_1YR	110%	0.3750%	8.0300%	910,534.62	912,000.00	480	480	2,415.38	3.5980%	1	1	13	12	9.9500%	3.5980%	7.5000%
40	MTA_1YR	115%	0.3750%	7.7503%	18,077,099.32	18,060,610.00	479	479	49,720.66	3.3183%	1	1	12	12	9.9500%	3.3183%	7.5000%
41	MTA_1YR	115%	0.3750%	7.9819%	2,033,957.78	2,025,600.00	477	477	5,808.80	3.4189%	1	1	10	12	9.9500%	3.4189%	7.5000%
42	MTA_1YR	115%	0.4250%	7.9630%	544,397.48	542,250.00	346	346	1,976.99	3.4000%	1	1	11	12	9.9500%	3.4000%	7.5000%
43	MTA_1YR	110%	0.4250%	7.2380%	509,569.74	509,200.00	357	357	2,083.06	2.6750%	1	1	58	12	9.9500%	2.6750%	7.5000%
44	MTA_1YR	115%	0.4250%	7.0680%	991,394.31	993,363.00	359	359	3,748.27	2.5050%	1	1	60	12	9.9500%	2.5050%	7.5000%
45	MTA_1YR	110%	0.3750%	7.9106%	3,691,245.58	3,692,300.00	357	357	15,481.67	3.3476%	1	1	58	12	9.9500%	3.3476%	7.5000%
46	MTA_1YR	115%	0.3750%	8.0130%	182,922.74	184,000.00	356	356	774.76	3.4500%	1	1	57	12	9.9500%	3.4500%	7.5000%
47	MTA_1YR	110%	0.3750%	8.0130%	458,073.10	455,000.00	476	476	1,626.20	3.4500%	1	1	57	12	9.9500%	3.4500%	7.5000%
48	MTA_1YR	110%	0.4250%	8.4130%	992,654.79	999,000.00	357	357	3,568.86	3.8500%	1	1	10	12	9.9500%	3.8500%	7.5000%
49	MTA_1YR	110%	0.4250%	7.6880%	238,382.31	236,000.00	349	349	872.30	3.1250%	1	1	2	12	9.9500%	3.1250%	7.5000%
50	MTA_1YR	115%	0.3750%	7.4375%	20,023,057.87	19,824,476.00	348	348	65,734.62	2.8745%	1	1	1	12	9.9500%	2.8745%	7.5000%
51	MTA_1YR	115%	0.4250%	8.3977%	1,040,641.77	1,045,420.00	355	355	3,845.55	3.8347%	1	1	8	12	10.5240%	3.8347%	7.5000%
52	MTA_1YR	115%	0.3750%	8.5380%	371,502.12	373,600.00	357	357	1,476.17	3.9750%	1	1	10	12	9.9500%	3.9750%	7.5000%
53	MTA_1YR	115%	0.3750%	7.4896%	14,395,130.21	14,235,325.00	346	346	51,244.90	2.9266%	1	1	11	12	9.9500%	2.9266%	7.5000%
54	MTA_1YR	115%	0.3750%	8.2295%	560,670.20	562,700.00	359	359	1,942.57	3.7975%	2	1	12	12	9.9500%	3.7975%	7.5000%

Appendix B-1

Back to Contents

Appendix C

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class A-1

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	93	76	59	48
September 25, 2008	86	57	34	21
September 25, 2009	79	42	17	7
September 25, 2010	71	31	13	6
September 25, 2011	62	23	7	3
September 25, 2012	54	17	5	1
September 25, 2013	47	13	3	*
September 25, 2014	41	10	1	0
September 25, 2015	37	7	1	0
September 25, 2016	32	5	*	0
September 25, 2017	29	4	0	0
September 25, 2018	25	3	0	0
September 25, 2019	22	2	0	0
September 25, 2020	19	1	0	0
September 25, 2021	17	1	0	0
September 25, 2022	15	*	0	0
September 25, 2023	13	*	0	0
September 25, 2024	11	0	0	0
September 25, 2025	9	0	0	0
September 25, 2026	8	0	0	0
September 25, 2027	7	0	0	0
September 25, 2028	6	0	0	0
September 25, 2029	5	0	0	0
September 25, 2030	4	0	0	0
September 25, 2031	3	0	0	0
September 25, 2032	2	0	0	0
September 25, 2033	1	0	0	0
September 25, 2034	1	0	0	0
September 25, 2035	*	0	0	0
September 25, 2036	0	0	0	0
Weighted Average Life (to Maturity)(1)	8.49	3.43	1.90	1.34
Weighted Average Life (to optional termination)	8.10	3.17	1.75	1.23

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-1

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class A-2A

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	93	76	59	48
September 25, 2008	86	57	34	21
September 25, 2009	79	42	17	7
September 25, 2010	71	31	13	6
September 25, 2011	62	23	7	3
September 25, 2012	54	17	5	1
September 25, 2013	47	13	3	*
September 25, 2014	41	10	1	0
September 25, 2015	37	7	1	0
September 25, 2016	32	5	*	0
September 25, 2017	29	4	0	0
September 25, 2018	25	3	0	0
September 25, 2019	22	2	0	0
September 25, 2020	19	1	0	0
September 25, 2021	17	1	0	0
September 25, 2022	15	*	0	0
September 25, 2023	13	*	0	0
September 25, 2024	11	0	0	0
September 25, 2025	9	0	0	0
September 25, 2026	8	0	0	0
September 25, 2027	7	0	0	0
September 25, 2028	6	0	0	0
September 25, 2029	5	0	0	0
September 25, 2030	4	0	0	0
September 25, 2031	3	0	0	0
September 25, 2032	2	0	0	0
September 25, 2033	1	0	0	0
September 25, 2034	1	0	0	0
September 25, 2035	*	0	0	0
September 25, 2036	0	0	0	0
Weighted Average Life (to Maturity)(1)	8.49	3.43	1.90	1.34
Weighted Average Life (to optional termination)	8.10	3.17	1.75	1.23

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-2

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class A-2B

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	93	76	59	48
September 25, 2008	86	57	34	21
September 25, 2009	79	42	17	7
September 25, 2010	71	31	13	6
September 25, 2011	62	23	7	3
September 25, 2012	54	17	5	1
September 25, 2013	47	13	3	*
September 25, 2014	41	10	1	0
September 25, 2015	37	7	1	0
September 25, 2016	32	5	*	0
September 25, 2017	29	4	0	0
September 25, 2018	25	3	0	0
September 25, 2019	22	2	0	0
September 25, 2020	19	1	0	0
September 25, 2021	17	1	0	0
September 25, 2022	15	*	0	0
September 25, 2023	13	*	0	0
September 25, 2024	11	0	0	0
September 25, 2025	9	0	0	0
September 25, 2026	8	0	0	0
September 25, 2027	7	0	0	0
September 25, 2028	6	0	0	0
September 25, 2029	5	0	0	0
September 25, 2030	4	0	0	0
September 25, 2031	3	0	0	0
September 25, 2032	2	0	0	0
September 25, 2033	1	0	0	0
September 25, 2034	1	0	0	0
September 25, 2035	*	0	0	0
September 25, 2036	0	0	0	0
Weighted Average Life (to Maturity)(1)	8.49	3.43	1.90	1.34
Weighted Average Life (to optional termination)	8.10	3.17	1.75	1.23

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-3

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class A-3

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	93	76	59	48
September 25, 2008	86	57	34	21
September 25, 2009	79	42	17	7
September 25, 2010	71	31	13	6
September 25, 2011	62	23	7	3
September 25, 2012	54	17	5	1
September 25, 2013	47	13	3	*
September 25, 2014	41	10	1	0
September 25, 2015	37	7	1	0
September 25, 2016	32	5	*	0
September 25, 2017	29	4	0	0
September 25, 2018	25	3	0	0
September 25, 2019	22	2	0	0
September 25, 2020	19	1	0	0
September 25, 2021	17	1	0	0
September 25, 2022	15	*	0	0
September 25, 2023	13	*	0	0
September 25, 2024	11	0	0	0
September 25, 2025	9	0	0	0
September 25, 2026	8	0	0	0
September 25, 2027	7	0	0	0
September 25, 2028	6	0	0	0
September 25, 2029	5	0	0	0
September 25, 2030	4	0	0	0
September 25, 2031	3	0	0	0
September 25, 2032	2	0	0	0
September 25, 2033	1	0	0	0
September 25, 2034	1	0	0	0
September 25, 2035	*	0	0	0
September 25, 2036	0	0	0	0
Weighted Average Life (to Maturity)(1)	8.49	3.43	1.90	1.34
Weighted Average Life (to optional termination)	8.10	3.17	1.75	1.23

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-4

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

		Class B-1

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	36	17
September 25, 2011	100	65	21	9
September 25, 2012	100	49	11	0
September 25, 2013	100	29	0	0
September 25, 2014	91	21	0	0
September 25, 2015	80	16	0	0
September 25, 2016	71	11	0	0
September 25, 2017	62	8	0	0
September 25, 2018	55	0	0	0
September 25, 2019	48	0	0	0
September 25, 2020	42	0	0	0
September 25, 2021	37	0	0	0
September 25, 2022	32	0	0	0
September 25, 2023	28	0	0	0
September 25, 2024	24	0	0	0
September 25, 2025	20	0	0	0
September 25, 2026	17	0	0	0
September 25, 2027	14	0	0	0
September 25, 2028	12	0	0	0
September 25, 2029	10	0	0	0
September 25, 2030	6	0	0	0
September 25, 2031	0	0	0	0
Weighted Average Life (to Maturity)(1)	14.02	6.36	4.14	3.96
Weighted Average Life (to optional termination)	13.33	5.96	3.85	3.49

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-5

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

		Class B-2

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	36	17
September 25, 2011	100	65	21	*
September 25, 2012	100	49	7	0
September 25, 2013	100	29	0	0
September 25, 2014	91	21	0	0
September 25, 2015	80	16	0	0
September 25, 2016	71	11	0	0
September 25, 2017	62	0	0	0
September 25, 2018	55	0	0	0
September 25, 2019	48	0	0	0
September 25, 2020	42	0	0	0
September 25, 2021	37	0	0	0
September 25, 2022	32	0	0	0
September 25, 2023	28	0	0	0
September 25, 2024	24	0	0	0
September 25, 2025	20	0	0	0
September 25, 2026	17	0	0	0
September 25, 2027	14	0	0	0
September 25, 2028	12	0	0	0
September 25, 2029	6	0	0	0
September 25, 2030	0	0	0	0
Weighted Average Life (to Maturity)(1)	13.92	6.29	4.05	3.74
Weighted Average Life (to optional termination)	13.33	5.96	3.81	3.49

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-6

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class B-3

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	36	17
September 25, 2011	100	65	21	0
September 25, 2012	100	39	0	0
September 25, 2013	100	29	0	0
September 25, 2014	91	21	0	0
September 25, 2015	80	16	0	0
September 25, 2016	71	3	0	0
September 25, 2017	62	0	0	0
September 25, 2018	55	0	0	0
September 25, 2019	48	0	0	0
September 25, 2020	42	0	0	0
September 25, 2021	37	0	0	0
September 25, 2022	32	0	0	0
September 25, 2023	28	0	0	0
September 25, 2024	24	0	0	0
September 25, 2025	20	0	0	0
September 25, 2026	17	0	0	0
September 25, 2027	14	0	0	0
September 25, 2028	8	0	0	0
September 25, 2029	0	0	0	0
Weighted Average Life (to Maturity)(1)	13.81	6.21	4.02	3.62
Weighted Average Life (to optional termination)	13.33	5.95	3.79	3.43

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-7

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class B-4

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	36	17
September 25, 2011	100	65	21	0
September 25, 2012	100	39	0	0
September 25, 2013	100	29	0	0
September 25, 2014	91	21	0	0
September 25, 2015	80	12	0	0
September 25, 2016	71	0	0	0
September 25, 2017	62	0	0	0
September 25, 2018	55	0	0	0
September 25, 2019	48	0	0	0
September 25, 2020	42	0	0	0
September 25, 2021	37	0	0	0
September 25, 2022	32	0	0	0
September 25, 2023	28	0	0	0
September 25, 2024	24	0	0	0
September 25, 2025	20	0	0	0
September 25, 2026	17	0	0	0
September 25, 2027	8	0	0	0
September 25, 2028	0	0	0	0
Weighted Average Life (to Maturity)(1)	13.67	6.12	3.97	3.53
Weighted Average Life (to optional termination)	13.33	5.95	3.77	3.37

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-8

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class B-5

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	36	4
September 25, 2011	100	65	21	0
September 25, 2012	100	39	0	0
September 25, 2013	100	29	0	0
September 25, 2014	91	21	0	0
September 25, 2015	80	0	0	0
September 25, 2016	71	0	0	0
September 25, 2017	62	0	0	0
September 25, 2018	55	0	0	0
September 25, 2019	48	0	0	0
September 25, 2020	42	0	0	0
September 25, 2021	37	0	0	0
September 25, 2022	32	0	0	0
September 25, 2023	28	0	0	0
September 25, 2024	24	0	0	0
September 25, 2025	20	0	0	0
September 25, 2026	3	0	0	0
September 25, 2027	0	0	0	0
Weighted Average Life (to Maturity)(1)	13.45	6.00	3.90	3.41
Weighted Average Life (to optional termination)	13.33	5.95	3.77	3.31

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-9

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class B-6

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	36	0
September 25, 2011	100	65	7	0
September 25, 2012	100	39	0	0
September 25, 2013	100	29	0	0
September 25, 2014	91	5	0	0
September 25, 2015	80	0	0	0
September 25, 2016	71	0	0	0
September 25, 2017	62	0	0	0
September 25, 2018	55	0	0	0
September 25, 2019	48	0	0	0
September 25, 2020	42	0	0	0
September 25, 2021	37	0	0	0
September 25, 2022	32	0	0	0
September 25, 2023	28	0	0	0
September 25, 2024	18	0	0	0
September 25, 2025	1	0	0	0
September 25, 2026	0	0	0	0
Weighted Average Life (to Maturity)(1)	13.19	5.86	3.80	3.34
Weighted Average Life (to optional termination)	13.19	5.86	3.75	3.29

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-10

Back to Contents

Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class B-7

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	36	0
September 25, 2011	100	65	0	0
September 25, 2012	100	39	0	0
September 25, 2013	100	14	0	0
September 25, 2014	91	0	0	0
September 25, 2015	80	0	0	0
September 25, 2016	71	0	0	0
September 25, 2017	62	0	0	0
September 25, 2018	55	0	0	0
September 25, 2019	48	0	0	0
September 25, 2020	42	0	0	0
September 25, 2021	37	0	0	0
September 25, 2022	27	0	0	0
September 25, 2023	10	0	0	0
September 25, 2024	0	0	0	0
Weighted Average Life (to Maturity)(1)	12.76	5.65	3.66	3.20
Weighted Average Life (to optional termination)	12.76	5.65	3.66	3.20

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-11

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Percentage of Initial Certificate Principal Balance Outstanding

at the Respective CPR Percentages Set Forth Below

	Class B-8

Distribution Date	10% CPR	25% CPR	40% CPR	50% CPR

Initial Percentage	100	100	100	100
September 25, 2007	100	100	100	100
September 25, 2008	100	100	100	100
September 25, 2009	100	100	100	100
September 25, 2010	100	88	7	0
September 25, 2011	100	65	0	0
September 25, 2012	100	13	0	0
September 25, 2013	100	0	0	0
September 25, 2014	91	0	0	0
September 25, 2015	80	0	0	0
September 25, 2016	71	0	0	0
September 25, 2017	62	0	0	0
September 25, 2018	54	0	0	0
September 25, 2019	37	0	0	0
September 25, 2020	22	0	0	0
September 25, 2021	8	0	0	0
September 25, 2022	0	0	0	0
Weighted Average Life (to Maturity)(1)	11.77	5.32	3.39	3.11
Weighted Average Life (to optional termination)	11.77	5.32	3.39	3.11

(1)

The weighted average life of a class of certificates is determined by (i) multiplying the amount of each distribution in reduction of its certificate principal balance by the number of years from the date of the issuance of such class to the related distribution date, (ii) adding the results and (iii) dividing the sum by its initial certificate principal balance.

*	Less than 0.5% but greater than zero.

Appendix C-12

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Prospectus

Lares Asset Securitization Inc.

Depositor

Luminent Mortgage Capital, Inc.

Sponsor

Mortgage-Backed Pass-Through Certificates

Mortgage-Backed Notes

(Issuable in Series)

Consider carefully the risk factors beginning on page 9 in this prospectus.

Your securities will represent obligations of the related issuing entity only and will not represent interests in or obligations of Lares Asset Securitization, Inc., the sponsor or any of their affiliates. Neither your securities nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in the accompanying prospectus supplement, your securities will not be insured or guaranteed by any person.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
The Securities

Lares Asset Securitization Inc. from time to time may form separate issuing entities to issue mortgage-backed pass-through certificates or mortgage-backed notes in one or more series with one or more classes.

•	Each issuance of securities will have its own series designation.
•	Each class of securities will evidence either the ownership interest in the assets of an issuing entity or a debt obligation of an issuing entity secured by the assets of that issuing entity.
•

Holders of the securities will receive distributions or payments of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans and other assets in their issuing entity.

•

Each class of securities may be entitled to the benefit of one or more types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement, specifically including:

• Excess interest and overcollateralization
• Subordination and the application of realized losses
• Reserve funds or accounts
• Various types of insurance policies or guarantees
• Letters of credit
• Derivative agreements such as guaranteed investment contracts, interest rate hedge agreements (including cap, corridor and floor agreements) and currency exchange swap agreements.
•	No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

Each Issuing Entity and its Assets

As specified in the related prospectus supplement, each issuing entity will be established to hold assets transferred to it by Lares Asset Securitization, Inc., which will consist primarily of the following assets:
•	mortgage loans secured by one- to four-family residential properties;
•	mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;
•	mortgage loans secured by mixed residential and commercial real estate properties;
•	apartment cooperative loans; or
•	closed-end or revolving home equity loans or balances secured by one- to four-family residential properties.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

July 20, 2006

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Important Notice About Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities;
•	the timing and priority of interest and principal payments;
•	statistical and other information about the specific assets of your issuing entity;
•	information about credit enhancement, if any, for each class;
•	the ratings for each class; and
•	the method for selling your securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can also find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page I-1 in this prospectus.

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SUMMARY OF PROSPECTUS

This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities	Either mortgage-backed pass-through certificates or mortgage-backed notes, which securities will be issued from time to time in series and in classes.
Originator	Each of the entities that originate mortgage loans or other assets that are transferred to the sponsor, either directly or indirectly, which originators may include affiliates of the sponsor.
Sponsor

Luminent Mortgage Capital, Inc., a Maryland corporation and an affiliate of the depositor, or such other entity as specified in the related prospectus supplement which may include affiliates of the depositor, will serve as the sponsor for each series of securities and will sell the mortgage loans or other assets to the depositor.

Depositor

Lares Asset Securitization Inc., a Delaware corporation, will act as depositor for each series of securities. The depositor will acquire the mortgage loans from the sponsor and will transfer the mortgage loans or other assets to the issuing entity. It is not expected that the depositor will have any business operations other than offering securities and related activities.

Issuing Entity	A trust created pursuant to either a pooling and servicing agreement, in connection with the issuance of certificates, or a trust agreement, in connection with the issuance of notes.
Trustee/Indenture Trustee

Each trustee or indenture trustee under the applicable pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable, and named as such in the related prospectus supplement. The trustee or indenture trustee generally will be responsible under each pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable, for providing general administrative services on behalf of the issuing entity for a series. To the extent specified in the accompanying prospectus supplement, a securities administrator may perform certain of the duties of

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the trustee. The trustee may service securities that serve as collateral for a series of securities.
Servicer(s)

Mortgage loans generally will be serviced by one or more servicers as identified in the prospectus supplement. Each servicer will perform certain servicing functions relating to the mortgage loans or other assets serviced by it in accordance with the related pooling and servicing agreement, transfer and servicing agreement or underlying servicing agreement. A servicer’s primary compensation generally will come from the periodic payment to it of a portion of the interest payment on each mortgage loan.

Master Servicer

A master servicer may supervise the servicing of the assets of a trust for certain series. The master servicer, upon the default of a servicer, generally will assume the primary servicing responsibilities with respect to the assets serviced by a defaulting servicer or engage a successor servicer. The master servicer may be an affiliate of a servicer and/or an originator.

Unless otherwise specified in the related prospectus supplement, the master servicer’s compensation with respect to a mortgage loan or other assets generally will come from the periodic payment to it of a portion of the interest payment on each mortgage loan or from investment earnings on various accounts, or some combination thereof. The accompanying prospectus supplement will describe the amount or formula for calculating the servicer’s and master servicer’s compensation in connection with the servicing of the related mortgage loans or other assets.

Assets	Your trust primarily may include assets of the following types:
• Single Family Mortgage Loans	Mortgage loans secured by mortgage liens on one- to four-family residential properties;
• Multifamily Mortgage Loans	Mortgage loans secured by mortgage liens on multifamily (five or more families) residential properties;

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• Apartment Cooperative Loans	Mortgage loans secured by shares issued by housing cooperatives and related leases and occupying agreements;
• Mixed Use Mortgage Loans	Mortgage loans secured by mortgage liens on mixed commercial/residential use properties;
• Home Equity Loans	Closed-end and/or revolving home equity loans or balances thereof secured by mortgage liens on one-to four-family residential properties;
Important Dates	The following are certain significant dates and periods related to your securities;
• Payment Date

The business day set forth in the related prospectus supplement on which payments are made to the securityholders. In connection with the issuance of certificates, this day may be referred to as the “distribution date”;

• Servicer Remittance Date	The business day set forth in the related prospectus supplement on which the servicer remits collections on the assets and advances, if any, to the master servicer or the trustee;
• Determination Date	The business day set forth in the related prospectus supplement on which the servicer is required to determine among other things the amounts to be advanced with respect to the securities;
• Record Date

Unless otherwise specified in the prospectus supplement, with respect to any payment date and fixed rate securities, the last business day of the month preceding such payment date. With respect to any payment date and floating rate securities, the business day preceding such payment date;

• Accrual Period

Unless otherwise specified in the prospectus supplement, with respect to any payment date and fixed rate securities, the calendar month preceding such payment date, and with respect to any payment date and floating rate securities, the period from the preceding payment date through the calendar day preceding such payment date;

• Due Period

Unless otherwise specified in the prospectus supplement, with respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs; and

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• Prepayment Period

As specified in the related prospectus supplement, either the calendar month preceding the calendar month in which the payment date occurs, or a period beginning in the middle of the previous calendar month and ending in the middle of the calendar month in which the payment date occurs, or some combination with respect to full and partial prepayments.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets may be provided to one or more classes of securities in the form of excess interest or overcollateralization, and/or the subordination of one or more other classes of securities of such series. In addition, credit enhancement may include non-mortgage assets, such as a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or certain financial instruments or another type of credit enhancement identified in this prospectus, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. See “Risk Factors—Risks Related to the Securities—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances

A servicer may be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments of principal and interest on assets. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to assets. Neither the depositor nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer with respect to any asset will be reimbursable generally from subsequent recoveries in respect of such asset and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement

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will describe any advance obligations in connection with the assets included in your trust. See “Servicing of the Mortgage Loans” in this prospectus.
Optional Termination or Redemption

If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets of your issuing entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the principal amount of a specified class or classes of securities to a specified percentage or amount, or on and after a date specified in such prospectus supplement, the party specified in such prospectus supplement will solicit bids for the purchase of all of the assets of the related trust, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the sponsor, the trustee, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. If an election is made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more “real estate mortgage investment conduits,” any optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended. See “Risk Factors—Risks Related to the Securities—Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination” in this prospectus.

Substitution of Mortgage Loans

Provided the mortgage loans meet certain requirements, within three months of the settlement date or as otherwise specified in the related prospectus supplement, the depositor or the sponsor may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in your issuing entity. Only like-kind collateral may be substituted. In addition, if

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stated in the related prospectus supplement, if the sponsor or depositor discovers or receives notice of any material breach of its representations and warranties relating to a mortgage loan which breach adversely affects the securityholders, within two years of the date of the initial issuance of the securities, or other period as may be specified in the related prospectus supplement, the sponsor or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan.

Optional Repurchase

If so provided in the related prospectus supplement, the depositor or sponsor may repurchase, or substitute for, a limited number of mortgage loans under circumstances described in the related prospectus supplement. In addition, the sponsor or an affiliate or originator may direct the Servicer in connection with the foreclosure of delinquent mortgage loans, including the repurchase by it of delinquent mortgage loans.

Book-Entry Securities

If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive securities or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors—Risks Related to the Securities—Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities—Book-Entry Procedures and Definitive securities” in this prospectus.

Tax Status of the Securities

The federal income tax consequences to securityholders will vary depending on whether one or more elections are made to treat the related trusts or specified portions thereof as one or more REMICs (as defined in this prospectus) under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The prospectus supplement for each series of securities will specify whether such an

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election will be made. The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Federal Income Tax Considerations—General” in this prospectus.

•        If an election is made to treat all or a portion of the issuing entity relating to a series of securities as one or more REMICs, each class of securities of such series will constitute, in whole or in part, “regular interests” in a REMIC or the “residual interest” in a REMIC.

•        A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the assets of the issuing entity.

•        If notes are issued by an owner trust, such notes generally will be treated as indebtedness for federal income tax purposes.

•        If a issuing entity is classified as a partnership for federal income tax purposes, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable owner trust agreement are complied with and the statutory and regulatory requirements are satisfied.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

The federal income tax considerations for investors associated with the purchase, ownership and

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disposition of the securities are set forth in this prospectus under “Federal Income Tax Considerations.” The federal income tax considerations for investors associated with the purchase, ownership and disposition of the securities offered pursuant to this prospectus and the related prospectus supplement will be set forth under the heading “Federal Income Tax Considerations” in the related prospectus supplement. See “Federal Income Tax Considerations” in this prospectus.

ERISA Considerations

A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or any federal, state or local law that is substantially similar to ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, the Code or similar law. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment

The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Classes of securities that qualify as “mortgage related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities.

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Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

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RISK FACTORS

An investment in the securities involves significant risks. You should consider the following information and the information under the caption “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase the securities.

Risks Related to Prepayment and Yield

The timing and amount of prepayments on the assets may reduce your yield to maturity.

Prepayment

Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the underlying mortgage loans in your issuing entity;
•	how payments of principal are allocated among the classes of securities of a series, as specified in the related prospectus supplement;
•	if any party has an option to terminate your issuing entity or redeem the securities early, the effect of the exercise of the option;
•	the rate and timing of payment defaults and losses on the mortgage loans in your issuing entity;
•	the extent to which amounts in any pre-funding account have not been used to purchase additional mortgage loans for your issuing entity; and
•	repurchases of mortgage loans in your issuing entity as a result of material breaches of representations and warranties made by the depositor, the originator, the servicer or the sponsor.

The mortgage loans included in your issuing entity generally may be prepaid at any time, although sometimes only with a prepayment penalty. When interest rates decline, borrowers are more likely to prepay so that they may obtain lower cost financing. If the mortgage loans in your issuing entity are repaid more quickly than you expected, principal on your securities will be paid to you sooner than you predicted. Depending on then-prevailing economic conditions and interest rates, you may not be able to reinvest these proceeds in comparable investments with a yield that is equal to or greater than the yield on your securities. When interest rates increase, borrowers are less likely to prepay. If the mortgage loans in your issuing entity are repaid more slowly than you expected, principal on your securities will be paid to you later than you predicted. Your ability to reinvest these funds, therefore, would be delayed. If the yield on your securities is lower than the yield available on comparable investments at the date on which you expected your securities to prepay or mature, you will be disadvantaged by having less principal

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available to reinvest and by having your investment dollars remain invested in the securities for a longer than expected period.

Yield

In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities’ sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

The yield to maturity on certain classes of securities, including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the assets and to the occurrence of an early retirement of the securities than other classes of securities.

The difference between end of the accrual period and the related payment date may reduce the effective yield of your securities.

Interest payable on the securities on any payment date will include all interest accrued during the related accrual period. The accompanying prospectus supplement will specify the accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated coupon rate.

The overcollateralization provisions of the offered securities, if any, will affect the yields to maturity of the offered securities.

If a particular series involves overcollateralization, that will affect the weighted average lives of the offered securities and consequently the yields to maturity of the offered securities. If the overcollateralization level is reduced below the required level due to realized losses on the mortgage loans, any payments to the securities to maintain overcollateralization would have the effect of reducing the weighted average lives of the offered securities. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal on the offered securities in order to restore or maintain the required amount of overcollateralization.

Timing of prepayments on the mortgage loans may result in interest shortfalls on the securities.

When a mortgage loan is prepaid in full, the underlying obligor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in

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settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When an asset is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are paid to securityholders. To partially mitigate this reduction in yield, the pooling and servicing agreement or transfer and servicing agreement relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each payment date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the payment date resulting from those principal prepayments by borrowers and (ii) all or a portion of the servicer’s or the master servicer’s, as applicable, servicing compensation for the payment date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of securities as described in the related prospectus supplement. No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any assets. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate securityholders or any other credit support arrangements described in this prospectus.

The interest rates or pass-through rates on the offered securities may be capped depending on movements of the indices on the mortgage loans.

The adjustable rate mortgage loans for a series may have interest rates that adjust at different times or adjust based on an index other than the index that is used to determine the pass-through rates on the offered securities. In a rising interest rate environment, the interest rates on the offered securities may rise before the interest rates on the adjustable rate mortgage loans. Even if all the indices move in the same direction, one index may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In addition, in any of these interest rate environments, the interest rates or pass-through rates on the offered securities may be limited by the available funds rate or the weighted average adjusted net asset rate or available funds rate described in the related prospectus supplement. Any shortfalls arising from the application of the available funds rate or the weighted average adjusted net asset rate or available funds rate or “basis risk shortfalls,” respectively, will be carried over as described in the related prospectus supplement with accrued interest at the then-applicable pass-through rate (computed without regard to the weighted average adjusted net asset rate or available funds rate) and paid to the extent of excess cashflow available therefor on later distribution dates.

To provide limited protection to the offered securities, the issuing entity may enter into a cap agreement which may provide additional funds to pay the offered securities. However, we can give you no assurance that amounts, if any, received under the cap agreement will be adequate to protect the offered securities against interest shortfalls because (a) the cap agreement provides payments for specified increases in the index on which the pass-through rate of the offered securities is based and (b) the amount paid under the cap agreement will be calculated

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based on a notional amount that may be less than the aggregate scheduled principal balance of the mortgage loans. In addition, the cap agreement will terminate after the distribution date specified in the related prospectus supplement and the issuing entity will not receive any further cap payments thereafter.

Risks Related to the Securities

Limited liquidity for securities may affect your ability to resell your securities.

The liquidity of your securities may be limited. You should consider that:

•

a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the securities of any series;

•	the prospectus supplement for any series of securities may indicate that an underwriter intends to establish a secondary market in those securities, but no underwriter will be obligated to do so; and
•	unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

As a result, you may not be able to sell your securities or you may not be able to sell your securities at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk (such as securities that receive only payments of principal or interest or subordinate securities), or that have been structured to meet the investment requirements of limited categories of investors.

An investment in the offered securities may not be appropriate for some investors.

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of securities, certain securities of a series may not be an appropriate investment for you. This may be the case because, among other things:

•

if you purchase your securities at a price other than par, your yield to maturity will be especially sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

•

the rate of principal distributions on, and the weighted average lives of, the securities will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of securities. Because of this, the securities may be inappropriate investments for you if you require a distribution of a particular

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amount of principal on a specific date or an otherwise predictable stream of distributions;

•

you may not be able to reinvest amounts distributed relating to principal on your securities (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate as high as the applicable interest rate or your expected yield;

•	a secondary market for the securities may not develop or provide you with liquidity of investment; and
•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

Book-entry registration may affect the liquidity of your securities.

Because transfers and pledges of securities registered in the name of a nominee of the depository, which initially is expected to be The Depository Trust Company (“DTC”), can be effected only through the book-entry system at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to purchase securities for which the investors cannot obtain physical certificates. Beneficial owners of DTC registered securities may, in certain cases, experience delay in the receipt of payments of principal and interest because payments will be forwarded by the trustee to DTC. DTC will then forward payment to the participants, who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain payment of principal and interest on DTC registered securities may be impaired.

The assets of your issuing entity are the only source of payments for your securities.

Your securities will be payable solely from the assets of your issuing entity, including any credit enhancement, and will not have any claims against the assets of any other issuing entity or recourse to any other party. Unless otherwise provided in the related prospectus supplement, your securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the servicer, the originator, any of their affiliates, or any other person.

Since certain representations and warranties with respect to the assets may have been made and/or assigned in connection with transfers of the assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

Proceeds of the assets included in the related issuing entity for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, the sponsor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided

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for under the securities. As a result, you must depend on payments on the assets and any related credit enhancement for the required payments on your securities.

In addition, certain amounts remaining in certain funds or accounts, including the Payment Account, the Custodial Account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

Certain transaction participants are entitled to indemnification for costs and expenses prior to payment on the offered securities.

Certain transaction participants are entitled to indemnification for costs and expenses incurred by them with respect to the trust and the assets prior to the payment of any amounts on the offered securities. Any such payments could result in a reduction of payments made on the offered securities.

If amounts in any pre-funding account are not used to purchase assets, you may receive a prepayment on the related securities.

The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the issuing entity generally during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of any such specified period will be paid as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

Credit enhancement may not cover all losses on your securities.

Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula as set forth in the related prospectus supplement. Furthermore, credit enhancement may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

An issuing entity may include one or more financial instruments, such as guaranteed investment contracts, interest rate hedge agreements, currency exchange hedge agreements, letters of credit, guarantees and insurance, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to

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such provider may reduce the market price of the applicable certificates or notes and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities or the application of realized losses to such class, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded or if losses or prepayments on the related assets substantially exceed the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the sponsor, the master servicer, the originator, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

Losses on the mortgage loans may have a greater impact on holders of subordinate securities.

The rights of subordinate securityholders to receive payments to which they would otherwise be entitled with respect to the mortgage loans will be subordinate to the rights of the servicer, master servicer and the trustee, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

The yields on the subordinate securities may be extremely sensitive to the loss experience of the mortgage loans in your issuing entity and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans in your issuing entity exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses.

The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinate securities or other items of credit enhancement, like a reserve fund, then you may experience losses on your securities.

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You may experience delays or reductions of payments on your securities if the transfer of assets to your issuing entity is not considered a sale in the event of bankruptcy.

In an offering of certificates, it is expected that the sponsor and the depositor will treat each conveyance of assets by the sponsor to the depositor and by the depositor to the issuing entity, as a sale of those assets. In an offering of notes, the sponsor may treat the overall transaction as a financing for accounting purposes, in which case the transfer of assets by the sponsor to the depositor or, in the case of subsequently conveyed assets, the issuing entity, nevertheless will be structured as a sale for contractual and legal purposes, rather than a pledge of the assets to secure indebtedness. In each case, the depositor will treat each conveyance of assets from the depositor to the issuing entity as a sale of those assets.

Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the issuing entity as a sale for contractual and legal purposes, in the event that the sponsor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the sponsor secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the issuing entity to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities.

Your issuing entity may be subject to optional termination prior to the stated maturity of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the accompanying prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your issuing entity or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your issuing entity or redeem your securities.

If one or more REMIC elections are made for your issuing entity, then your issuing entity also may be terminated and your securities retired upon a determination; however, any such optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

The termination of your issuing entity and the early retirement of securities may adversely affect your yield.

There is a possibility that, upon an optional termination of the issuing entity, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.

Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein. If provided in the related

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prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

Certain certificates may have adverse tax consequences.

Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receipt of the related cash payments.

In addition, if an election is made to treat your issuing entity, or one or more segregated pools of assets, as one or more REMICs, holders of the related REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Considerations” in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal or are not entitled to any stated principal or interest. The holder’s share of a REMIC’s taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities;
•	for a tax-exempt holder, will be treated as unrelated business taxable income; and
•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer, which may affect their liquidity. See “Federal Income Tax Considerations” in this prospectus.

ERISA plans that invest in the securities must follow technical benefit plan regulations.

If you are buying the securities on behalf of or with the assets of an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law

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that is substantially similar to ERISA or the Code, special rules apply to you. Due to the complexity of regulations that govern these plans, if you are a plan or using the assets of a plan, we suggest that you consult with your counsel regarding any consequences under ERISA, the Code or any similar law of the acquisition, ownership and disposition of the securities. See “ERISA Considerations” in this prospectus.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment.

Your securities may be rated by one or more nationally recognized rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not downgrade, withdraw or qualify its rating in the future. The rating agency could downgrade, withdraw or qualify its rating due to:

•	any decrease in the adequacy of the value or payment performance of the underlying assets or any related credit enhancement; or
•	any adverse change in the financial or other condition of any credit enhancement provider.

In the event any rating is downgraded, withdrawn, or qualified the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the issuing entity that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Risks Related to Mortgage Loans

The payment performance of your securities will relate to the payment performance of your mortgage loans, and certain types of mortgage loans may involve greater risks of loss.

Certain mortgage loans may have a greater likelihood of delinquency, foreclosure and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your issuing entity, resulting losses not covered by credit enhancement will be allocated to the securities in the manner described in the related prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should

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consider the following risks associated with certain types of mortgage loans that may be included in your issuing entity.

Negatively Amortizing Loans

Some mortgage loans may be subject to negative amortization, if the borrower (or someone else on his or her behalf) is not obligated to pay the entire amount of accrued interest in a month. This could occur with respect to a mortgage loan where the interest rate is adjusted monthly or more often than the payment amount. In addition, the adjustment of the payment amount could be subject to caps not applicable to interest rate adjustments. In such event, the amount of accrued and unpaid interest is added to the principal amount of the mortgage loan. Although there will typically be limitations on the amount of negative amortization on any mortgage loan, the principal balance of a mortgage loan could be increased to an amount in excess of the value of the underlying mortgaged property. This would increase the likelihood of default. To the extent recoveries from mortgaged properties for defaulted mortgage loans are less the outstanding principal and unpaid interest on the defaulted mortgage loans, and resultant losses are not covered by credit support, you could suffer a loss on your securities.

Buydown Mortgage Loans

Some mortgage loans are subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan are less than the scheduled monthly payments on the mortgage loan, with the difference contributed by the sponsor of the mortgaged property or another source and placed in a custodial account, together with investment earnings. Generally, the borrower under a buydown mortgage loan will be qualified only for a loan that would result in a monthly payment equal to the borrower’s portion of the total monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit support, you could suffer a loss on your securities.

Balloon Loans

Certain mortgage loans may not be fully amortizing—or may not amortize at all—over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage assets of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower’s ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to satisfy the balloon payment obligation. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

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Interest-Only Loans

The mortgage loans owned by an issuing entity may have interest-only periods. During this period, the scheduled payments made by the borrowers will be less than they would be if the mortgage loans amortized. In addition, each such mortgage loan’s scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the offered certificates may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related mortgage loan, except in the case of a prepayment.

The scheduled monthly payment on mortgage loans with an initial interest-only period will increase substantially after the expiration of such period, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loans not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any realized losses, to the extent not covered by credit enhancement, may be allocated to the securities in reduction of their respective principal balances as described in the related prospectus supplement.

Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with new mortgage loans, which may result in higher or lower prepayment speeds than would otherwise be the case. A general decline in housing prices where the related mortgaged property is located could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these mortgage loans.

The presence of these mortgage loans will, absent other considerations such as increased prepayments resulting from refinancings, result in longer weighted average lives of the securities than would have been the case had these mortgage loans not been included in the trust. If you purchase an offered security at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of a mortgage as a disincentive to prepayment during that period.

Adjustable Rate Mortgage Loans

The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment may change. If it does, a borrower may be unable to

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continue to pay the mortgage loan as interest rates rise. If the monthly payment does not adjust, the payment amount may be insufficient to pay the interest due, resulting in negative amortization. In either case, borrowers with adjustable rate mortgage loans may be more likely to default on their obligations than borrowers with mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan.

Junior Liens

Some of the assets serving as collateral for your series of securities may be secured by junior liens subordinate to the rights of the senior lienholder under the related senior loans. The proceeds from any liquidation, insurance or condemnation proceedings in connection with an asset will be available to satisfy the outstanding balance of the junior loan only after the claims of all senior lienholders have been satisfied in full, including any related foreclosure costs. In addition, a junior lienholder may not foreclose on the property securing a junior loan unless it forecloses subject to the senior loans, in which case it must either pay the entire amount due on the senior loans to the senior lienholders at or prior to the foreclosure sale or undertake the obligation to make payments on the senior loans in the event the borrower is in default thereunder. The trust fund will not have any source of funds to satisfy any senior loans or make payments due to any senior lienholders and may therefore be prevented from foreclosing on the related underlying property.

Hybrid Mortgage Loans

The mortgage loans included in an issuing entity may be hybrid mortgage loans, which have a fixed interest rate typically for a period of up to ten years following origination, and then convert to an adjustable interest rate. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. A failure by the borrower to refinance the mortgage loan may result in delinquencies or defaults that may disrupt interest payments on the mortgage loan, and if the proceeds from the sale of the related mortgaged property are insufficient to pay the mortgage loan, realized losses may occur.

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Limited Recourse and Non-Recourse Obligations

Some or all of the mortgage loans included in your issuing entity may be non-recourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Non-Conforming Loans

Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored entities such as Fannie Mae and Freddie Mac. Mortgage loans included in an issuing entity may conform to the requirements for purchase by Fannie Mae or Freddie Mac, except that the initial principal balances of the mortgage loans may exceed Fannie Mae and Freddie Mac purchase limits. These loans are commonly referred to as “jumbo” loans. In addition, certain of the mortgage loans may be originated with more flexible underwriting standards or documentation requirements than would be required by Fannie Mae or Freddie Mac. Also, other loan characteristics, such as loan-to-value ratio and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines. Interest rates on non-conforming mortgage loans typically are somewhat higher than those charged on conforming mortgage loans. Therefore, it is possible that non-conforming mortgage loans may experience somewhat higher rates of prepayment or default than conforming loans underwritten in accordance with similar underwriting guidelines.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

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Varying underwriting standards of originators may present a greater risk of loss.

Mortgage loans included in your issuing entity will have been purchased by the depositor from one or more originators. These mortgage loans generally will have been originated in accordance with underwriting standards acceptable to the sponsor and generally described in this prospectus and in the accompanying prospectus supplement. However, in some cases, particularly those involving various originators, the underwriting standards used in the origination of the mortgage loans may differ, perhaps significantly. Holders of securities cannot assume that the underwriting standards are uniform. The lack of uniformity among the underwriting standards may mean that the performance of the pool of mortgage loans included in your issuing entity may not be as good as the performance of pools of mortgage loans included in other issuing entities, and any greater losses on the mortgage loans in your issuing entity may adversely affect the yield to maturity of your securities.

Failure of the originator or sponsor to repurchase or replace a mortgage loan may result in losses.

Each originator will make representations and warranties in respect of the mortgage loan sold by it. In addition, the sponsor or an affiliate will typically make limited representations and warranties with respect to the mortgage loans. In the event of a breach of an originator’s or sponsor’s representations or warranties that materially and adversely affects your interests, the originator (or sponsor, in certain circumstances), will be obligated to cure the breach or repurchase or replace the mortgage loan. An originator or sponsor may not have the resources to honor its obligation to cure the breach or repurchase or replace any mortgage loan as to which such a breach of a representation or warranty arises. An originator’s or sponsor’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

In instances where an originator or sponsor is unable or disputes its obligation to repurchase affected mortgage loans, the servicer or trustee may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected mortgage loans. A settlement could lead to losses on the mortgage loans, which would be borne by the securities. None of the depositor, the sponsor, the master servicer or the servicer will be obligated to purchase an a mortgage loan if an originator defaults on this obligation; provided, however, that the sponsor may have limited obligations to make representations and warranties with respect to the mortgage loans and to undertake repurchase obligations to the extent of a breach thereof that materially and adversely affects your interests. We cannot assure you that originators or the sponsor will carry out their repurchase obligations. A default by an originator is not a default by the depositor, the sponsor, the master servicer or the servicer, and a default by the sponsor is not a default by the depositor, the master servicer or the servicer. Any affected mortgage loan not repurchased or substituted for shall remain in your issuing entity and losses shall be allocated first to the reduction of credit support and next to the classes of securities.

Unless otherwise specified in the related prospectus supplement, the representations and warranties of an originator in respect of a mortgage loan generally will have been made as of the date on which that originator sold the asset to the sponsor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of

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securities evidencing an interest in that asset. Since the representations and warranties of an originator do not address events that may occur following the sale of a mortgage loan by that originator, the originator’s repurchase and substitution obligation will not arise if, during the period commencing on the date of sale of a mortgage loan by that originator to the sponsor or an affiliate, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period could lead to losses that, to the extent not covered by representations and warranties made by the sponsor or by other credit enhancement, may adversely affect the yield to maturity of your securities.

Economic downturns and the decline in the value of mortgaged properties could result in losses.

An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your issuing entity. If residential real estate values decline and the balances of the mortgage loans in your issuing entity exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

Servicing transfer may result in payment delays or losses.

If specified in the prospectus supplement for a series, the owner of the right to service the assets may transfer the servicing from the existing servicer to a successor servicer. Any servicing transfer will involve notifying borrowers to remit payments to the successor servicer, transferring physical possession of the loan files and records to the successor servicer, and entering loan and borrower data on the information management systems of the successor servicer. Such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Industry experience indicates that the rate and severity of delinquencies, defaults and losses on assets are likely to temporarily increase, and may increase significantly, during the transition to a successor servicer and immediately following the servicing transfer. Any transfer of servicing is expected to increase the rate of delinquencies, defaults, and losses on assets at least until all of the related borrowers are informed of such transfer, the successor servicer has received all of the related loan files and records, and all relevant data has been entered on the successor servicer’s management information systems. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults, or losses due to transfers of servicing. In addition, if the transferring servicer becomes bankrupt, a bankruptcy trustee may have the power to prevent or delay the completion of the servicing transfer. Any related delay in transfer of servicing may result in

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increased delinquencies, defaults and losses on the assets. To the extent that any such loss is not otherwise covered by the credit support, securityholders will experience a loss on their securities.

Following the occurrence of a servicer event of default under a pooling and servicing agreement or transfer and servicing agreement, the trustee or master servicer for the related series may, in its discretion or pursuant to direction from securityholders, remove the defaulting master servicer or servicer, as applicable, and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or other parties will be entitled to reimbursement of their costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related issuing entity if the predecessor fails to pay. In the event that such reimbursement is made from the issuing entity, the resulting shortfall will be borne by holders of the related securities, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, borrowers of the related assets may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities.

Consumer protection laws may adversely affect your issuing entity’s assets.

The mortgage loans in your issuing entity may be subject to federal and state laws relating to the origination and underwriting of loans. These laws

•	require certain disclosures to prospective borrowers regarding the terms of the loans;
•

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	regulate the use and reporting of information related to the borrower’s credit experience; and
•

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The mortgage loans may also be subject to federal laws that impose additional disclosure requirements on lenders with respect to non-purchase money loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the issuing entity, as assignee of the lender, would generally be subject to all claims and defenses that the borrower could assert against the lender, including the right to rescind the loan.

If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The issuing entity also could be subject to damages and administrative enforcement.

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The failure to comply with consumer protection laws may create liabilities for your issuing entity.

A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your issuing entity. These liabilities could include a reduction in the amount payable under the mortgage loans, the inability to foreclose on the mortgaged property, or liability of your issuing entity to a borrower. Each originator will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your issuing entity’s interest in any mortgage loan would create an obligation on the part of the originator to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator to repurchase the defective mortgage loan or pay the liability could expose your issuing entity to losses.

In addition, some violations of consumer protection laws may subject the issuing entity to damages and administrative enforcement. If so provided in the related prospectus supplement, each originator will be required to indemnify the sponsor or an affiliate (which indemnification obligation will be assigned to the issuing entity) for any liability arising from a violation of consumer protection laws. However, the failure of an originator to pay such indemnification obligation may result in your issuing entity suffering a loss.

Geographic concentration of mortgage loans may adversely affect the offered securities.

The mortgage loans owned by an issuing entity may be secured by mortgaged properties located predominantly in one state or region of the United States. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher if mortgage loans are concentrated in a small number of states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

•	weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;
•	declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the effective loan-to-value ratios; or
•

a region’s economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

A number of states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in the western United States in particular are more susceptible to earthquakes, fires and mudslides. Properties located in the southeast

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portion of the United States may be particularly susceptible to wind and flood damage from hurricanes and tropical storms.

Effects of military action.

The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations, may increase the likelihood that the interest rates of the assets in the trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. These borrowers may not be charged interest on a loan in excess of 6.0% per annum during the period of the borrower’s active duty. If any mortgage loan in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the offered securities.

The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations. Any adverse impact resulting from these events could be borne by the holders of the offered securities. Neither the master servicer nor the servicer will make advances in respect of such interest shortfalls.

State law may limit a servicer’s ability to foreclose on assets in a manner that maximizes your return.

Substantial delays can be encountered in connection with the liquidation of defaulted assets and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property or other secured property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property or other secured property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or other secured property or to obtain sufficient liquidation proceeds. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated asset and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any secured properties fail to provide adequate security for the related assets and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

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Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the asset at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted assets, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of assets with lower principal balances than of assets with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for assets with lower principal balances, as compared with the percentage recovery for assets with higher principal balances.

The liquidation proceeds of mixed use loans may take longer to recover.

Due to the limited market for the type of properties securing multifamily and mixed use loans, in the event of a foreclosure on such properties, we expect that it will take longer to recover proceeds from the liquidation of a property securing a multifamily or mixed use loan than it would for a loan secured by a one- to four-family dwelling.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on “owners” and “operators” of property whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage loans contained in your issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. To the extent that any servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent an originator does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

THE SPONSOR

Luminent Mortgage Capital, Inc. will be the sponsor of the transaction (the “sponsor”). The sponsor is a Maryland corporation which was incorporated in April 2003 and commenced operations in June 2003. Its common stock is traded on the New York Stock Exchange, or NYSE, under the trading symbol “LUM”, and its headquarters and executive offices are located at 101 California St., 13th Floor, San Francisco, California 94111, Telephone: (415) 217-4500.

The sponsor has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, and its business objective is to invest primarily in mortgage-backed securities and other mortgage-related assets, to finance its investments in the capital markets and to use the related financing to generate an attractive return on its stockholders’ equity. The sponsor manages all of its mortgage-related assets other than its

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agency mortgage securities and some of its more highly-rated mortgage-backed securities, which are managed by Seneca Capital Management LLC, or Seneca, pursuant to a management agreement between Seneca and the sponsor that expires in March 2008.

The purpose of the sponsor’s asset-backed securities transactions is to use securitization as a form of long-term financing for mortgage loan assets in which the sponsor invests. The sponsor has been engaged in the securitization of mortgage loans since November 2005. Consequently, the sponsor has limited experience in securitizing mortgage loans.

The sponsor purchases mortgage loans in which it wishes to invest from originators or others in the secondary market, directly or indirectly through its affiliates, and finances those assets for an interim period pending their securitization. The sponsor determines whether it wishes to invest in particular mortgage loan assets by analyzing the pricing, terms and credit quality of those assets, the  cost  and availability of hedges and financing for those assets, the documentation, underwriting, origination, servicing and performance of those assets (including delinquencies and prepayments) and the  other  information available with respect to those assets. The sponsor determines whether to securitize the mortgage loans in which it invests on the basis of this analysis and by evaluating the structure, terms, pricing and other features of a prospective asset-backed securities transaction. The sponsor does not originate any of the mortgage loans that it securitizes.

In its asset-backed securities transactions, the sponsor participates in structuring the transactions, pools the mortgage loan assets to be securitized and receives the net cash proceeds of the related securitizations. The sponsor also makes certain representations and warranties as to those assets for the period during which they were held by the sponsor, and it agrees either to cure a breach of any such representation or warranty having a material adverse effect or to repurchase the mortgage loan asset as  to  which such breach occurred. The sponsor generally does not service the mortgage loan assets in its asset-backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to “special foreclosure” rights and “clean-up call” rights. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities and certain other securities issued in its asset-backed securities transactions.

Luminent Mortgage Capital, Inc. is an affiliate of the Depositor. The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

THE DEPOSITOR

Lares Asset Securitization, Inc. (the “Depositor”) was incorporated in Delaware in June 2006, and is a wholly owned, limited-purpose securitization subsidiary of Luminent Mortgage Capital, Inc., a Maryland corporation. The Depositor’s principal executive office is located at 101 California St., 13th Floor, San Francisco, California 94111, Telephone: (415) 978-3000. The Depositor has authorized capital stock consisting of 250 shares of $0.01 par value Common Stock, all of which have been issued and currently are held by the sponsor.

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The Depositor was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. It is not expected that the Depositor will have any business operations other than offering asset-backed pass-through securities and related activities. The Depositor’s Certificate of Incorporation limits its business to the foregoing and places certain other restrictions on the Depositor’s activities.

The Depositor will have limited obligations and rights under each Pooling and Servicing Agreement or Transfer and Servicing Agreement after the closing date for any series. Except with respect to its authority to convey the mortgage loans, the Depositor generally will not make any representations with respect to the mortgage loans.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or Transfer and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

Neither the Depositor nor any of the Depositor’s affiliates will insure or guarantee distributions on the Securities of any series.

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STATIC POOL INFORMATION

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at www.luminentcapital.com/phoenix.zhtml?c=142466jp=debtABS. Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of mortgage loans or other assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to an Issuing Entity will include information, to the extent material, presented in periodic increments, relating to:

•	payment delinquencies of the mortgage loans or other assets;
•	cumulative losses with respect to the mortgage loans or other assets; and
•	prepayments of the mortgage loans or other assets.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans or other assets, as applicable, may be provided in the prospectus supplement, to the extent material. This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or other assets or originated or purchased mortgage loans or other assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the mortgage loans or other assets.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any Issuing Entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans or other assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any Issuing Entity established on or after January 1, 2006, information regarding those mortgage loans or other assets for periods before January 1, 2006.

Static pool information made available via an internet website in connection with an offering of Securities of any series will remain available on that website for at least five years following commencement of the offering.

In the event that static pool information cannot be acquired by the Sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.

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USE OF PROCEEDS

Substantially all of the net proceeds from the sale of each series of Securities will be applied by the Depositor to purchase the assets sold to the Issuing Entity underlying each series, and to pay for certain expenses incurred in connection with such acquisition of assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

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DESCRIPTION OF THE SECURITIES

General

The Securities will be issued from time to time in series offered by this prospectus and the related prospectus supplements and may be sold in amounts, at prices and on terms determined at the time of sale as set forth in the related prospectus supplement. A particular series of Securities will consist of certificates (the “Certificates”) or notes (the “Notes”) and, as applicable, may include one or more separate classes, (each, a “Class”) of Certificates or Notes. Certificates may be styled as “mortgage pass-through certificates,” “pass-through certificates,” “asset-backed certificates,” “collateralized mortgage obligations” or another similar name. Notes may be styled “mortgage-backed notes,” “asset-backed notes” or another similar name.

Each series of Certificates will be issued pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, the Trustee (as defined herein), the Sponsor, and if applicable, the servicer (the “Servicer”), the master servicer (the “Master Servicer”) and/or securities administrator (the “Securities Administrator”). The issuing entity of a series of Notes will be a trust established by the Depositor for the sole purpose of issuing the series of Notes (the “Issuing Entity”) pursuant to an owner trust agreement among the Depositor, an issuing entity administrator (the “Issuing Entity Administrator”) and the owner trustee (the “Owner Trustee”) (each, an “Owner Trust Agreement”). Each series of Notes will be issued pursuant to an indenture among an Issuing Entity, the indenture trustee (the “Indenture Trustee”) and, if applicable, the Master Servicer and/or Securities Administrator (each, an “Indenture”) and a transfer and servicing agreement among an Issuing Entity, the Depositor, the Indenture Trustee, the Sponsor, and if applicable, the Servicer, the Master Servicer and/or Securities Administrator (each, a “Transfer and Servicing Agreement”). In either case, the servicing provisions may be contained in servicing agreements separate from the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

For purposes of the discussion in this prospectus, each of a Pooling and Servicing Agreement, an Indenture, a Transfer and Servicing Agreement and an Owner Trust Agreement is referred to as an “Agreement” in certain instances and each of the trustee, the Indenture Trustee and the Owner Trustee is referred to as “Trustee” in certain instances. The Sponsor, Master Servicer, Servicer, Securities Administrator, Trustee, Indenture Trustee and Owner Trustee, as applicable, will be named in the accompanying prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Securities to be issued and the nature of the Issuing Entity. Forms of the Pooling and Servicing Agreement, the Indenture, the Transfer and Servicing Agreement and the Owner Trust Agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

The following summaries describe the material provisions common to each series of Securities. These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the Agreements. When particular provisions or terms used in an Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this prospectus.

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The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture for a series generally will provide that Securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include

•	one or more classes of senior Securities entitled to certain preferential rights to payments of principal and interest,
•	one or more classes of subordinate Securities,
•

one or more classes representing an interest only in a specified portion of interest payments on the mortgage loans in the related Issuing Entity and that may have no principal balance, a nominal principal balance or a notional principal balance (“Interest Only Class,” “IO Class”or “Strip Class”),

•	one or more classes representing an interest only in payments of principal on the mortgage loans in the related Issuing Entity (“Principal Only Class”or “PO Class”),
•	one or more classes upon which interest will accrue but will not be paid until certain other classes of that series have received their final distribution (each “Accrual Securities”),
•	one or more classes entitled to prepayment penalties with respect to the mortgage loans (“P Class”),
•	one or more classes entitled to control the servicing of the mortgage loans (“ES Class”),
•	one or more classes entitled to specified amounts of principal (“TAC Classes”),
•	one or more classes entitled to payments from specified portions of the mortgage loans in the related Issuing Entity, and
•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes thereto, referred to as companion classes.

Some series or classes of Securities may be covered by insurance policies, letters of credit or other forms of credit enhancement, in each case as described in “Credit Enhancement” in this prospectus and in the related prospectus supplement.

As to each series of Certificates, one or more elections may be made to treat the related Issuing Entity or designated portions thereof as a “real estate mortgage investment conduit” (a “REMIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”). The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any federal income tax considerations to applicable securityholders that are not

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otherwise described in this prospectus. If such an election is made with respect to a series of Certificates, one of the classes of Certificates comprising such series will be designated as evidencing all “residual interests” in the related REMIC as defined under the Code (the “Residual Certificates”). In the case of multiple REMIC elections, one class of Certificates may be designated as evidencing all “residual interests” in certain REMICs and a second class of Certificates may be designated as evidencing all “residual interests” in the remaining REMICs. All other classes of Certificates in such a series will constitute, at least in part, “regular interests” in the related REMIC as defined in the Code and will be generally referred to as the “REMIC Regular Certificates.” See “Federal Income Tax Considerations—REMIC Certificates” in this prospectus.

With respect to a series of Notes, the ownership of the equity of an Issuing Entity will be represented by equity Certificates issued under the Owner Trust Agreement. Any equity Certificate will be subordinate to the Notes of the same series.

The Securities of a series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings, Inc. or Dominion Bond Rating Service. In addition to the Securities being offered pursuant to this prospectus and the related prospectus supplement, the Depositor may sell to investors one or more classes of a series of Securities in transactions not requiring registration under the Securities Act of 1933, as amended.

The Securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee will make payments of principal and interest to each class of Securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of Securities in certificated form will be made only upon presentation and surrender of such Securities at the corporate trust office of the Trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related Agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of Securities by wire transfer of “immediately available” or “next day” funds. Payments with respect to Securities in book-entry form will be made as set forth below. See “Description of the Securities—Book-Entry Procedures and Definitive Securities” in this prospectus.

Principal and Interest Payments

The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the mortgage loans in the related Issuing Entity with respect to the due date in the current month, and the amount of principal prepaid during the applicable prepayment period, net of applicable servicing, Trustee, administrative, guarantee and other fees and indemnities, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The

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available distribution amount will be allocated among the classes of Securities of your series—including any Securities not offered through this prospectus—in the proportion and order of application found in the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, as applicable, and described in the accompanying prospectus supplement. The available distribution amount may be allocated so that amounts collected as interest on the assets may be paid as principal on the Securities and amounts collected as principal on the assets may be paid as interest on the Securities.

The final scheduled payment date for each class of Securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the Issuing Entity for that series, as set forth in the related prospectus supplement.

Payments of Interest

Interest will accrue on the aggregate principal balance (or, in the case of Securities entitled only to payments allocable to interest, the aggregate notional amount) of each class of Securities entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or adjustable rate as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of Securities entitled to interest (other than Accrual Securities) will be payable on the business day set forth in the related prospectus supplement on which payments are made to the securityholders (the “Payment Date”) until the aggregate principal balance of that class of Securities has been paid in full or, in the case of Securities entitled only to payments allocable to interest, until the aggregate notional amount of those Securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original aggregate principal balance of each class of Securities will equal the aggregate payments allocable to principal to which that security is entitled. Payments allocable to interest on each security that is not entitled to payments allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to payments allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

Interest payable on the Securities of a series on a Payment Date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a Payment Date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that Payment Date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

The interest rate on the Securities could be fixed or variable. If variable, it could be based upon one of a number of indices, or it simply could reflect the pass-through rate of the underlying assets, net of expenses payable out of interest payable on the assets (the “Pass-Through Rate”). The interest rate could be based upon the London Interbank Offered Rate (“LIBOR”) for one, three or six-month dollar deposits; or the prime rate of a particular bank or

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as reported by a specified source, in any case as specified in the related prospectus supplement. In addition, the interest rate may be variable, but may be subject to a cap such as the Pass-Through Rate, or a cap based upon the funds available to pay on the Securities. In certain cases, the difference between the variable rate (on an uncapped basis) and a lower cap rate will still be payable on the Securities, but only after certain other payments are made, and only to the extent of available funds. The Depositor may seek to mitigate the effect of any interest rate cap through the use of one or more derivative instruments.

If specified in the related prospectus supplement, any interest that has accrued on a class of Accrual Securities but is not paid on a given Payment Date will be added to the aggregate principal balance of that class of Accrual Securities on that Payment Date. Payments of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related prospectus supplement. Until payment of interest commences, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of that class of Accrual Securities, will increase on each Payment Date by the amount of interest that accrued on that class of Securities during the preceding accrual period (the “Accrual Period”) but was not paid to that class on that Payment Date. Each class of Accrual Securities will thereafter accrue interest on its outstanding aggregate principal balance as so adjusted.

Payments of Principal

The related prospectus supplement will specify the method by which the amount of principal to be paid on the Securities on each Payment Date will be calculated and the manner in which principal will be allocated among the classes of Securities entitled to payments of principal. The aggregate principal balance of any class of Securities entitled to payments of principal generally will be the initial aggregate principal balance of that class of Securities specified in the related prospectus supplement, reduced by all payments reported to the holders of those Securities as allocable to principal and,

•	in the case of Accrual Securities, increased by all interest accrued but not then payable on the Accrual Securities, and
•	in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of these payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of Principal Prepayments to a class or classes of Securities will have the effect of accelerating the amortization of those Securities while increasing the interests evidenced by one or more other classes of Securities. Increasing the interests of the other classes of Securities relative to that of specific Securities is intended to preserve the availability of the subordination provided by the other Securities. See “Credit Enhancement—Subordinate Securities” in this prospectus.

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Unscheduled Payments

If specified in the related prospectus supplement, the Securities will be subject to receipt of payments before the next scheduled Payment Date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the Trustee will be required to make unscheduled payments on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage loans, the Trustee or the Servicer determines that the funds available or anticipated to be available from the Payment Account and, if applicable, any reserve account, may be insufficient to make required payments on the Securities on that Payment Date. The applicable prospectus supplement may provide for limits on the amount of any unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid as principal on the Securities on the next Payment Date. The applicable prospectus supplement may specify whether unscheduled payments will include interest, but if it does not, unscheduled payments will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

Residual Certificates

Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Payment Account on any Payment Date after allocation of scheduled payments to all other outstanding classes of Certificates of that series and after all required deposits have been made into any related reserve funds.

Allocation of Realized Losses

A “Realized Loss”, or collectively, “Realized Losses”, unless otherwise defined in your prospectus supplement, means

•

the amount of any loss realized by an Issuing Entity in respect of any related liquidated mortgage loan, which shall generally equal the unpaid principal balance of the liquidated asset, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the Servicer for previously unreimbursed advances, minus net liquidation proceeds in respect of the liquidated asset,

•

the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that

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remains secured by the secured property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•

any other amount of a loss realized by an Issuing Entity in respect of any mortgage loan, which has been allocated to the mortgage loan in accordance with its terms as described in the prospectus supplement.

With respect to a series that includes one or more classes of subordinate Certificates, the senior Certificates generally will not bear any Realized Losses on the related mortgage loans in the related Issuing Entity until the subordinate Certificates of that series have borne Realized Losses up to a specified subordination amount or loss limit, until the principal amount of the subordinate Certificates has been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or until both of the foregoing have occurred. With respect to a series that includes a class of subordinate Certificates, any shortfall may result in a reallocation of amounts otherwise payable to less senior Certificates for payment to more senior Certificates.

Realized Losses will not reduce the principal amount of any Notes issued by your Issuing Entity. However, in the event that the aggregate principal balance of the assets is reduced below the aggregate principal balance of the related Notes, you may experience a loss on your investment.

Payments of interest on Certificates may be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to prepayment interest shortfalls on the assets. “Prepayment Interest Shortfall” means, for any asset that is prepaid in full or in part, or liquidated on any date other than a due date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first due date after the prepayment in full or in part, or liquidation had the asset not been prepaid or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the applicable due period with respect to such Payment Date. Payments of interest on Certificates may also be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to a “Relief Act Reduction” on the assets, which is a shortfall in respect of an asset resulting from application of the federal Servicemembers Civil Relief Act or similar state laws.

Optional Redemption or Termination

To the extent and under the circumstances specified in the related prospectus supplement, the Securities of any series may be redeemed and/or the Issuing Entity terminated, prior to the final scheduled payment date of the Securities of any series at the option of the Sponsor, the Servicer, the Master Servicer or another party or parties as specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the

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outstanding series of Securities or the purchase of the mortgage loans of the Issuing Entity. The right to redeem the Securities generally will be conditioned upon

•	the passage of a certain date specified in the prospectus supplement, or
•

the scheduled principal balance of the mortgage loans in the Issuing Entity, or the outstanding principal amount of a specified class of Securities at the time of purchase, aggregating less than a percentage specified in the prospectus supplement of the initial asset value of the mortgage loans in the Issuing Entity or the initial principal amount of the applicable class of Securities.

In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal the unpaid principal amount of the mortgage loans, together with accrued and unpaid interest therein, unpaid expenses of the Issuing Entity and the fair market value of any real estate owned by the Issuing Entity; provided that with respect to a series of Notes, such purchase price may not be less than 100% of the outstanding principal amount of the Notes, together with accrued and unpaid interest thereon. With respect to a series of Certificates, this amount may not be sufficient to pay off in full the entire aggregate principal amount of Securities, together with accrued and unpaid interest thereon. Notice of the redemption of the Securities of any series will be given to related securityholders as provided in the related Pooling and Servicing Agreement or Indenture.

In addition, in the case of an Issuing Entity for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the related Pooling and Servicing Agreement. See “Federal Income Tax Considerations—REMIC Certificates—Liquidation of the REMIC” in this prospectus.

Definitive Securities

If so specified in the related prospectus supplement, Securities of a series may be issued as definitive securities (“Definitive Securities”). Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the applicable Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement. The Definitive Securities of a series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee (or Securities Administrator) or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee (or Securities Administrator) or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Issuing Entity (or one or more pools of segregated assets therein) as a REMIC, the Residual Certificates thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Certificate may be transferred without the receipt by the transferor and the Trustee of an affidavit

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described under “Federal Income Tax Considerations—Tax Treatment of Residual Certificates” in this prospectus.

Book-Entry Securities and Procedures

Persons acquiring beneficial ownership interests (“Beneficial Owners”) in the book-entry securities (the “Book-Entry Securities”)), will hold their Securities through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the “Participants”), or indirectly through organizations which are participants in those systems (the “Indirect Participants”). Each Class of the Book-Entry Securities of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the “holder” or “securityholder” of those Securities, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Security will be entitled to receive a Definitive Security representing that person’s interest in the Book-Entry Security, except as set forth below. Unless and until Definitive Securities are issued under the limited circumstances described below, all references to actions taken by securityholders or holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to securityholders or holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Securities are similarly required to make

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book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess Certificates representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Unless and until Definitive Securities are issued, securityholders who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

Because of time zone differences, credits of Securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in Securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities see “—Certain U.S. Federal Income Tax Documentation Requirements” below and “Federal Income Tax Considerations—REMICs—Taxation of Certain Foreign Investors” and “—Backup Withholding” in this prospectus.

Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving Securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

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DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.

Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing. Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors” and “—Backup Withholding” in this prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Securities, may be limited due to the lack of physical certificates for their Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Book-Entry Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

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Definitive Securities will be issued to Beneficial Owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Securities of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable Beneficial Owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or Certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of those Definitive Securities as securityholders under the Pooling and Servicing Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of the Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Securities may be impaired.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issued in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear Purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include

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interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the Accrual Period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry

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Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the Accrual Period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Book-Entry Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A Beneficial Owner of Book-Entry Securities that is not a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Holder”) holding a Book-Entry Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax (any of the foregoing, a “U.S. Withholding Agent”) establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

(i) from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest

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exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form);

(ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder’s income from the Book-Entry Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(iii) from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

(iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of Book-Entry Securities):

(a) if the intermediary is a “qualified intermediary” within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a “Qualified Intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

(1) stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

(2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

(3) certifying that, with respect to accounts it identifies on its withholding statement, the Qualified Intermediary is not acting for its own account but is acting as a Qualified Intermediary, and

(4) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury regulations; or

(b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

(1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

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(2) certifying that the non-Qualified Intermediary is not acting for its own account,

(3) certifying that the non-Qualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary’s Beneficial Owners, and

(4) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

(v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

(a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

(b) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. Person; or

(c) can be treated as a “exempt recipient” within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g, a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Securities.

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MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Maturity and Prepayment Considerations

The prepayment experience on the mortgage loans will affect

•	the average life of the Securities and each class thereof issued by the related Issuing Entity,
•	the extent to which the final distribution for each class occurs prior to its final scheduled payment date, and
•	the effective yield on each class of such Securities.

The “Weighted Average Life” of a class of Securities in a series is the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Weighted Average Life will be influenced by the rate at which principal on the assets comprising or underlying the assets in the Issuing Entity is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default). Because prepayments will be passed through to the holders of Securities as payments or payments of principal on such Securities, it is likely that the actual final payments on the classes of Securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the assets of an Issuing Entity experience significant prepayments, the actual final payments on the Securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the Weighted Average Life of each class of such series.

In addition, the Weighted Average Life of the Securities may be affected by the varying maturities of the mortgage loans of an Issuing Entity. If any mortgage loans in a particular Issuing Entity have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage loans will, to some extent, be a function of the mix of mortgage loan rates and maturities of the mortgage loans. Other factors affecting Weighted Average Life include the types of asset, defaults, foreclosures, refinancings and inclusion of due-on-sale clauses.

Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (“CPR”) or the Standard Prepayment Assumption prepayment model (“SPA”), each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the

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thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a CPR of 6% per annum each month. It is unlikely that the prepayment of the assets of any Issuing Entity will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement. The assumption with respect to any particular series may use one model for fixed rate mortgage loans and another for adjustable rate mortgage loans.

No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans. The rate of principal payments on mortgage loans included in an Issuing Entity will be affected by the amortization schedules of the mortgage loans and by the rate of Principal Prepayments—including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the Servicer. The rate of Principal Prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in an Issuing Entity, such assets are likely to be the subject of higher Principal Prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

Yield Considerations

Payments of interest on the Securities generally will include interest accrued through the last day of the Accrual Period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your Securities, because payments to you will not be made until the Payment Date following the applicable Accrual Period.

Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related Issuing Entity. The prospectus supplement with respect to any series of Securities will specify the interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of any mortgage loan on the interest rate of one or more classes of Securities.

The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from the price at which a security will yield its coupon, after giving effect to any payment delay (the “Parity Price ”), calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

The timing of changes in the rate of prepayments on the assets may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of

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principal on an underlying mortgage loan, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher—or lower—than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction—or increase—in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of Securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying mortgage loans and the suitability of the applicable Securities to their investment objectives. See “—Maturity, Prepayment and Yield Considerations” in this prospectus.

The yield on your Securities also will be affected by Realized Losses, Prepayment Interest Shortfalls or Relief Act Shortfalls allocated to your Securities. If Realized Losses, Prepayment Interest Shortfalls and Relief Act Shortfalls are not absorbed by Securities subordinate to your Securities or by other forms of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your Securities. Losses on your Securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities—Allocation of Realized Losses” in this prospectus.

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THE ISSUING ENTITIES

Assignment of Assets

In connection with the issuance of Certificates, the Depositor will cause the assets to be sold, assigned and transferred to the Trustee, together with all principal and interest paid on the mortgage loans from the cut-off date under a Pooling and Servicing Agreement. The Trustee will, in exchange for the mortgage loans, deliver to the Depositor Certificates of a series in authorized denominations registered in the names that the Depositor requests, representing the beneficial ownership interest in the assets.

In connection with the issuance of Notes by an Issuing Entity that is an owner trust, the Depositor will cause the assets to be assigned and transferred to the Owner Trustee, together with all principal and interest paid on the mortgage loans from the cut-off date under a Transfer and Servicing Agreement. The Issuing Entity of the Notes, typically a Delaware statutory trust, will pledge all of its rights in and to the assets to a Trustee pursuant to an Indenture. The Issuing Entity will direct the Trustee to deliver Notes of a series secured by a first priority security interest in the assets. The Notes will be issued in authorized denominations registered in the names requested by the Depositor.

Each mortgage loan included in your Issuing Entity will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement or Transfer and Servicing Agreement. This schedule will include information as to the scheduled principal balance of each mortgage loan as of the cut-off date and its interest rate, original principal balance and other information.

The assets for your series will be assigned and transferred to your Issuing Entity and/or pledged to your Issuing Entity’s Indenture Trustee for the sole benefit of securityholders. If so provided in the related prospectus supplement, the assets for your series may be segregated into one or more pools that serve as collateral for different Securities issued by your Issuing Entity.

Mortgage Loans

The Depositor will deliver or cause to be delivered to your Trustee of the Issuing Entity the related mortgage note endorsed in blank or to the order of the Trustee, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the Trustee as assignee (unless the mortgage loan is registered on the book-entry system of the Mortgage Electronic Registration Systems, Inc. (the “MERS System”)), and certain other original documents evidencing or relating to each mortgage loan. With respect to mortgage loans registered on the MERS System, the Depositor or the related Sponsor or Servicer must deliver to MERS the original recorded assignment or assignments showing a complete chain of assignments. To the extent required by the applicable rating agencies, the Depositor or the related Sponsor or Servicer will cause the assignments of the mortgage loans (other than mortgage loans registered on the MERS System) to be recorded in the appropriate public office for real property records within one year following the settlement date for an offering. The original mortgage documents (other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System) will be held by the Trustee or a

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custodian, except to the extent released to a Servicer from time to time in connection with servicing the mortgage loan. The Servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the Trustee or MERS and instruments concerning your Issuing Entity’s assets.

The Assets

Your prospectus supplement will describe the type of assets that will be transferred to your Issuing Entity. The assets may include the following asset types, each of which is more fully described in this prospectus:

•	mortgage loans secured by one-to four-family residential properties;
•	mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;
•	mortgage loans secured by mixed residential and commercial real estate properties;
•	apartment cooperative loans;
•	closed-end or revolving home equity loans or balances secured by one- to four-family residential properties;
•	other assets evidencing interests in loans secured by residential property; and
•	all payments on these items.

Mortgage Loans

Mortgage loans that are assets of your Issuing Entity will consist of one or more of the following:

•	mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties;
•	mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties and other multifamily residential properties;
•	mortgage loans secured by shares issued by housing cooperatives and related leases and occupancy agreements; and
•	closed-end and/or revolving home equity loans or balances thereof secured by first and/or subordinate liens on one- to four-family residential properties.

With the potential exception of mortgage loans acquired with funds deposited into a pre-funding account at the issuance of related Securities, or upon the substitution of a mortgage loan in

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respect of a breach of a representation or warranty, all mortgage loans will be purchased by the Depositor, either directly or through an affiliate, from one or more originators. The originators will have either originated the mortgage loans or purchased the mortgage loans from other lenders. As more fully described in the related prospectus supplement, the mortgage loans may be “conventional” mortgage loans, mortgage loans that are insured or guaranteed by a governmental agency like the Federal Housing Administration (“FHA”) or Department of Veterans Affairs (“VA”) or non-conforming mortgage loans.

All of the mortgage loans will have monthly payments due on a set day, but not necessarily the first day, of each month. The payment terms of the mortgage loans to be included in an Issuing Entity will be described in the related prospectus supplement and may include any of the following features (or a combination thereof), all as described below or in the related prospectus supplement.

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Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under specific circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic payment and rate limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate of the mortgage loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

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Principal may be payable in equal installments over the term of the mortgage loan, may be calculated on the basis of an assumed term to maturity that is significantly longer than the actual term to maturity (resulting in the need to make a larger “balloon” payment upon final maturity) or on an interest rate that is different from the loan’s specified interest rate, or may not be payable during all or a portion of the original term. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

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Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•

The mortgage loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment premium, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for specific periods, which are called lockout periods. Some

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loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment premium in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a premium unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related originator or Servicer.

The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the related property. In the case of home equity loans, these liens generally will be subordinated to one or more senior liens on the related properties as described in the related prospectus supplement.

If provided for in the applicable prospectus supplement, the mortgage rate on some of the adjustable rate loans will be convertible from an adjustable rate to a fixed rate at the option of the mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the unaffiliated originator from which convertible adjustable rate loans were acquired will be obligated to repurchase from the Issuing Entity any adjustable rate loan as to which the conversion option has been exercised (a “Converted Mortgage Loan”), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Payment Account and will be paid to the securityholders on the Payment Date in the month following the month of the exercise of the conversion option. The obligation of the unaffiliated originator to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (“Buy-Down Loans”). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related mortgaged property, the Servicer or another source and placed in a custodial account (the “Buy-Down Fund”) by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. Buy-Down Loans included in an Issuing Entity will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of the mortgage loans.

If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans pursuant to which the monthly payments by the borrower during the early years of the related mortgage note are less than the amount of interest that would otherwise be payable on the mortgage note, with the interest not so paid added to the outstanding principal balance of the mortgage loan (“GPM Loans”). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the “GPM Fund”). In lieu of a cash

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deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the rating agency rating the related series to fund the GPM Fund.

Mortgage loans may be secured by a first lien or second lien on the related mortgaged property, as provided in the related prospectus supplement. Also as provided in the related prospectus supplement, the mortgage rate on some of the mortgage loans may provide for a fixed interest rate for a fixed period of up to ten years following origination, and then convert to an adjustable interest rate (“Hybrid Mortgage Loans”). The mortgage loans included with respect to any series may also include loans that are not fully amortizing or may not amortize at all, over their terms to maturity and will require substantial payments of principal at their stated maturity (“Balloon Mortgage Loans”). The mortgage loans included with respect to any series may also include loans whereby only interest is payable for a specified number of years (“Interest-Only Mortgage Loans”). The residential mortgage market regularly develops new mortgage products and these will be described, as applicable, in the related prospectus supplement.

If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans where the interest rate adjusts more often than the payment rate and/or the payment rate adjustments are subject to caps not applicable to interest rate adjustments (“Option ARMs”). If the interest accrued on these mortgage loans is more than the amount paid, the difference will be added to the principal. Conversely, if the interest accrued on these mortgage loans is less than the amount paid, the amortization of the mortgage loans may increase. These features may make the timing and amount of principal payable more uncertain than conventional mortgage loans.

The properties relating to residential loans and home equity loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, cooperative apartments, individual units in planned unit developments, and some other one- to four-family dwelling units (“Single Family Properties”). The properties relating to mixed use loans will consist of other multifamily properties and structures, which include residential dwelling units and space used for retail, professional or other commercial uses (“Mixed Use Properties”). The properties may include vacation and second homes and investment properties and may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other territory of the United States.

The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either

•

the making of a representation by the borrower at origination of the loan that the underlying property will be used by the borrower for a period of at least six months every year, or that the borrower intends to use the property as a primary residence, or

•	a finding that the address of the underlying property is the borrower’s mailing address.

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Multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties typically is dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be more sensitive to adverse economic conditions than residential mortgage loans. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

Home Equity Loans

Some of the loans included in your Issuing Entity may be non-purchase money loans secured by the borrower’s equity in his or her home (“Home Equity Loans”). These Home Equity Loans may consist of closed-end loans and/or revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The full amount of a closed-end loan is advanced at the inception of the loan and, except to the extent provided in the related prospectus supplement, generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan by its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 480 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding principal balance of the loan.

The applicable prospectus supplement may provide that all or a portion of the principal collections on any revolving credit line loans may be applied by the Trustee to the acquisition of subsequent revolving credit line loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period during which principal will be paid. Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

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Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the mortgage loans, which may include:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;
•	the type of property securing the mortgage loans;
•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;
•	the weighted average coupon of the mortgage loans;
•	the weighted average credit score of the mortgage loans;
•	the earliest and latest origination date and maturity date of the mortgage loans;
•	the range of the loan-to-value ratios at origination of the mortgage loans;
•	the rates or range of rates and the weighted average rate borne by the mortgage loans;
•	the state or states in which most of the mortgaged properties or other secured properties are located;
•	information with respect to the prepayment provisions, if any, of the assets;
•

with respect to mortgage loans with adjustable rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable rates;

•	information regarding the payment characteristics of the mortgage loans, including without limitation, prepayment penalties balloon payment and other amortization provisions; and
•	a description of the underwriting criteria used to originate the mortgage loans.

If specific information respecting the mortgage loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be filed as part of a current report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) within 15 days after initial issuance.

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Payment Provisions of the Mortgage Loans

Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

•	have individual principal balances at origination of not less than $25,000;
•	have original terms to maturity of not more than 40 years; and
•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed rate or a different adjustable rate, or from a fixed to an adjustable rate, from time to time pursuant to an election or as otherwise specified on the related note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.

Substitution of Mortgage Loans

The Depositor or the Sponsor may, within three months of the closing date or as otherwise specified in the related prospectus supplement, deliver to the Trustee other mortgage loans in substitution for any one or more mortgage loans initially included in your Issuing Entity. In general, substitute mortgage loans must, on the date of substitution,

•	be of the same type as the replaced mortgage loan,
•	have an unpaid principal balance not greater than the unpaid principal balance of the replaced mortgage loan,
•	have an applicable interest rate not less than, and not more than two percentage points in excess of, the applicable interest rate of the replaced mortgage loan,
•	have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced mortgage loan, and
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comply with each representation and warranty relating to the mortgage loans and, if the Sponsor is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the mortgage loans to the Depositor.

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In addition, the substitute mortgage loan must have a loan-to-value ratio as of the substitution date not greater than the loan-to-value ratio of the replaced mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the replaced mortgage loan,
•	have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the replaced mortgage loan,
•

provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the replaced mortgage loan and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the replaced mortgage loan,

•	have a gross margin not less than the gross margin of the replaced mortgage loan,
•	have a periodic rate cap equal to the periodic rate cap on the replaced mortgage loan,
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have a next interest adjustment date that is the same as the next interest adjustment date for the replaced mortgage loan or occurs not more than two months prior to the next interest adjustment date for the replaced mortgage loan, and

•	not be a mortgage loan convertible from an adjustable rate to a fixed rate unless the replaced mortgage loan is so convertible.

In the event that more than one mortgage loan is substituted for a replaced mortgage loan, one or more of the preceding characteristics may be applied on a weighted average basis as described in the Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture.

Pre-Funding Account

If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your Securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the Trustee (the “Pre-Funding Account”), which will be used to acquire additional assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional assets, the Pre-Funded Amount may be invested in one or more eligible investments.

During any Pre-Funding Period, the Depositor will be obligated, subject only to availability, to transfer to your Issuing Entity additional assets from time to time during the Pre-

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Funding Period. Additional assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the assets included in your Issuing Entity on the settlement date, but exceptions may expressly be stated in the prospectus supplement.

Use of a Pre-Funding Account with respect to any issuance of Securities will be conditioned upon the following:

•	the Pre-Funding Period will not exceed a period specified in the related prospectus supplement, which for a REMIC will not exceed three months from the settlement date;
•

the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the assets included in the Issuing Entity on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement; and

•	the Pre-Funded Amount will not exceed a specified percentage of the principal amount of the Securities issued, which for a REMIC will not exceed 25% of the principal amount of the Securities issued.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of Securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

Information regarding additional assets acquired by your Issuing Entity during the Pre-Funding period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K within 15 days following the end of the Pre-Funding Period.

Other Accounts

For each Issuing Entity, the Trustee or the Servicers will maintain the accounts described below. The prospectus supplement may describe additional accounts, including various custodial accounts in which assets are held.

Custodial Account

With respect to a Payment Date, each Servicer will deposit into a custodial account (the “Custodial Account”) all payments of principal and interest on the mortgage loans for the period from the second day of the calendar month preceding the calendar month in which the Payment Date occurs through the first day of the calendar month in which the Payment Date

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occurs (“Due Period”) and all unscheduled prepayments received during the principal prepayment period, unless otherwise specified in the prospectus supplement. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the Servicer shall remit to the Securities Administrator or Trustee all amounts deposited in the Custodial Account for the related Due Period and Prepayment Period; provided that the Servicer may retain any fees owing to such Servicer with respect to the related Payment Date.

Escrow Account

Each Servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Period for any loans for which the obligors escrow their taxes and insurance premiums. Unless otherwise specified in the related prospectus supplement, any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers shall be retained by the Servicer.

Payment Account

The Trustee or its designee will maintain a payment account (the “Payment Account”) into which it will deposit all amounts received from the Servicers or the Master Servicer on any Servicer Remittance Date and any payments received in respect of any financial asset. The Payment Account will be an eligible account as required by the rating agencies. On the related Payment Date, the Trustee or its designees will make payments of amounts in the Payment Account as set forth in the prospectus supplement.

Investment of Funds

Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the Trustee, as directed by the Depositor, in certain investments approved by the rating agencies rating your series. Eligible investments may include any dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee, the Master Servicer or any of their respective affiliates, provides services or receives compensation):

•	cash;
•	obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States;
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demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state subject to supervision and examination by federal and/or state banking authorities, provided that the long-term unsecured debt obligations and/or commercial paper of the depository institution or trust company—or provided that the long-term unsecured debt obligations and/or commercial paper of the parent company of the depository institution or trust company—are then rated in the security

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rating category required to support the then-highest rating assigned to any class of Securities in your series;

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certain unleveraged repurchase obligations with an institution with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

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registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

•	commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;
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guaranteed reinvestment agreements issued by any bank, insurance company, corporation or other entity with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series; or

•	interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the rating agencies.

Unless otherwise specified in the related prospectus supplement, eligible investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from Standard & Poor’s which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

Eligible investments will include only obligations or securities that mature on or before the date when the Payment Account, reserve fund and other funds or accounts for your series are required or may be anticipated to be required to be applied. Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series and may be paid to one or more transaction parties as additional compensation. Reinvestment income from eligible investments may be payable to the Servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

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Cash Flow Agreements and Derivative Instruments

If so provided in the related prospectus supplement, the Issuing Entity may include one or more of the following agreements: guaranteed investment contracts, interest rate hedge agreements and currency exchange swap agreements. In such event, the prospectus supplement will disclose the information required by Item 1115 of Regulation AB (17 C.F.R. § 229.1115), including the principal terms of any such cash flow agreement or derivative instrument, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof. In addition, the prospectus supplement for the related series will provide descriptive and financial information about any counterparty under a cash flow agreement or derivative instrument whose maximum probable exposure under the cash flow agreement is a “significant percentage,” as that term is defined under the rules and regulations promulgated by the SEC, of the Securities for a series.

Guaranteed Investment Contract

If specified in the accompanying prospectus supplement, your series of Securities may have the benefit of one or more guaranteed investment contracts provided by one or more financial institutions or insurance company. Under the terms of a guaranteed investment contract, a financial institution or insurance company will provide for a specified return on an investment deposited by the trust with the financial institution or insurance company.

Interest Rate Hedge Agreement

To mitigate the effects of fluctuations of prevailing interest rates, if so specified in accompanying prospectus supplement, your series of Securities may have the benefit of one or more interest rate hedge agreements. Under each hedge agreement, the Issuing Entity (or the Trustee on behalf of the trust) will enter into a bilateral agreement with a financial institution on the closing date pursuant to which, based upon a notional balance, the parties will exchange interest payments for a set length of time. The amount of each counterparty’s interest payment will be determined pursuant to a formula established in the hedge agreement. One party’s entire payment or a portion thereof may be paid at the outset of the agreement, either as a lump sum or in set payments. In addition, the parties may agree to certain other upfront payments that will result in future payments that differ from the expected payments in the absence of such upfront payment. Unless otherwise stated in your prospectus supplement, the interest rate hedge agreements will be documents on standard forms and using definitions established by the International Swap Dealers Association (“ISDA”).

As set forth in the prospectus supplement for any series that has the benefit of an interest rate hedge agreement, in the event the agreement is terminated, the parties will calculate a termination payment. Generally, this payment will either represent (a) an estimate of the cost to enter into a new interest rate hedge agreement with another counterparty on the remaining term of the contract, or (b) the amount of loss, including benefit of the bargain, that each party sustains. It is possible, unless the terms of the hedge agreement dictates otherwise, that both parties are obligated to make termination payments, and such payments may be netted. To the extent the trust (or the Trustee on the trust’s behalf) must make a payment to the counterparty upon termination of the interest rate hedge agreement, such payment will be subject to the priority of payments or other limitations as set forth in the related prospectus supplement.

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(i)	Interest Rate Exchange or Swap Agreement

Under an interest rate exchange or swap agreement, one party will agree to pay an amount of interest on each payment date at a fixed rate based upon the notional balance of the interest rate exchange or swap agreement. In return, the other counterparty will pay an amount of interest on each payment date at floating rate based upon the notional balance of the exchange or swap agreement.

(ii)	Interest Rate Cap Agreement

Under an interest rate cap agreement, one party will pay the other a fixed premium in return for which the other party agrees to make payments on agreed payment dates to the other party, based upon the positive difference between the then-current interest rate and the agreed strike rate. In certain interest rate cap agreements, the current interest rate may be subject to a ceiling, above which current interest rates are deemed to be at such ceiling rate.

(iii)	Interest Rate Floor Agreement

Under an interest rate floor agreement, one party will pay the other a fixed premium in return for which the other party agrees to make payments to the first party, on agreed payment dates, based upon the positive difference between the agreed strike rate and the then current interest rate. In certain interest rate cap agreements, the current interest rate may be subject to a floor, below which the then-current interest rates are deemed to be at such floor rate.

(iv)	Interest Rate Corridor Agreement

Under an interest rate corrider agreement, one party, typically the Issuing Entity (or the Trustee on behalf of the Issuing Entity) will (a) enter into a interest rate cap agreement at a strike rate above which it will receive future payments, and (b) contemporaneously enter into another interest rate cap agreement at a higher strike rate above which it will make future payments. Such an arrangement may be documented in the same agreement or in separate agreements. For certain series of Securities, the interest rate corrider agreement might consist of two interest rate cap agreements entered into with different parties but having the same overall economic effect as a single agreement.

Currency Exchange Swap Agreement

Unless otherwise defined in your prospectus supplement, your series of Securities may be supported by a currency exchange swap agreement. A currency exchange swap agreement is (a) an agreement between two parties to exchange cash flows in two currencies or (b) the exchange and re-exchange of two currencies for different value dates. Typically, the exchange is the sale of one currency for another in the spot market with the simultaneous repurchase of the first currency in the forward market, however, currency exchange swaps also can be made against two forward rates. Unless otherwise specified in the prospectus supplement for your series, currency exchange swap agreements will be documented on forms and using definitions developed by ISDA.

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CREDIT ENHANCEMENT

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related Issuing Entity may be provided to one or more classes of Securities in the related series. Credit support may be in the form of the subordination of one or more classes of Securities, cross-support, overcollateralization, letters of credit, insurance policies, guarantees, cash flow agreements and derivative instruments as described herein, the establishment of one or more reserve funds, cash flow agreements or derivative instruments, or the delivery of additional assets, or any combination of the foregoing. The credit enhancement will not provide protection against all risks of loss and may not guarantee repayment of the entire balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies.

The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. § 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of Securities of a series may be subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate Securities to receive payments of principal and interest on any Payment Date will be subordinated to the rights of the holders of senior Securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Overcollateralization

If stated in the related prospectus supplement, the principal balance of the Securities may be less than the aggregate scheduled principal balance of the mortgage loans. In such event, the Securities will be said to be “overcollateralized,” and payments on the mortgage loans may be used to pay down the Securities faster than would otherwise be the case. In addition, the overcollateralization may be used to absorb realized losses on the mortgage loans.

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Cross-Support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit enhancement may be provided by cross-support provisions requiring that payments be made on senior Securities evidencing interests in one group of assets prior to payments on subordinate Securities evidencing interests in a different group of assets within the Issuing Entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Excess Interest

If stated in the related prospectus supplement, interest collections on the assets included in an Issuing Entity may exceed interest payments on the Securities issued by such Issuing Entity for the related Payment Date. To the extent such excess interest is applied as Principal Prepayments on the related Securities, the effect will be to reduce the principal balance of such Securities relative to the outstanding balance of the related assets, thereby creating overcollateralization and additional protection to the securityholders.

Letter of Credit

If so provided in the prospectus supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit issued by a bank or financial institution (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of Securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses or shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Issuing Entity.

Reserve Fund or Accounts

The Depositor may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the Trustee to make payments of principal or interest on your Securities to the extent funds are not otherwise available, if so provided in the Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture and described in the accompanying prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute assets of your Issuing Entity. The Depositor may have certain rights on a Payment Date to cause the Trustee to make withdrawals from the

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reserve fund and to pay these amounts in accordance with the instructions of the Depositor, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Guarantee

If so specified in the related prospectus supplement, some or all of the payments of principal and interest on one or more classes of Securities of a series may be guaranteed by a transaction party or one of its affiliates. The terms of and limitations on any guarantee will be described in the related prospectus supplement.

Securities Insurance Policy

If specified in the accompanying prospectus supplement, your series of Securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers. Securities insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of the financial guarantee insurance policy for your Securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K following the issuance of your Securities.

Primary Mortgage Insurance

If so specified in the related prospectus supplement for a series of Securities, each primary mortgage insurance (“PMI”) policy covering any mortgage loans in your trust will be issued by a mortgage insurer under its master policy. The Depositor or issuer, and the Trustee as assignee of the Depositor or issuer under each mortgage loan, generally will be the insureds or assignees of record, as their interests may appear, under each PMI policy. The Servicer will cause a PMI policy to be maintained in full force and effect on each covered mortgage loan and to act on behalf of the insured concerning all actions required to be taken by the insured under each PMI policy.

The amount of a claim for benefits under a PMI policy generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest and reimbursement of some expenses, less

•	all rents or other payments collected or received by the insured—other than the proceeds of hazard insurance—that are derived from or are in any way related to the mortgaged property,
•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,
•	amounts expended by the Servicer but not approved by the mortgage insurer, and
•	unpaid premiums.

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As conditions precedent to the filing of or payment of a claim under a PMI policy, the insured generally will be required to, in the event of default by the borrower

•	advance or discharge all hazard insurance premiums and, as necessary and approved in advance by the mortgage insurer,
•	real estate property taxes,
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all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted,

•	property sales expenses,
•	any outstanding liens on the mortgaged property, and
•	foreclosure costs, including court costs and reasonable attorneys’ fees,
•

in the event of any physical loss or damages to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted, and

•	tender to the mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each PMI policy generally will provide that:

•	no change may be made in the terms of the mortgage loan without the consent of the mortgage insurer;
•

written notice must be given to the mortgage insurer within ten days after the insured becomes aware that a borrower is delinquent in the payment of two scheduled payments due under the mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property have been commenced;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;
•

the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price specified in the third bullet point at least 15 days

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prior to the sale of the mortgaged property by foreclosure, and bid this amount unless the mortgage insurer specifies a lower or higher amount;

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the insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the mortgage insurer, provided that the ability of the insured to assign specified rights to the mortgage insurer are not impaired or the specified rights of the mortgage insurer are not adversely affected;

•

the insured agrees that the mortgage insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter; and

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under most policies, the mortgage insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts—including error or omission—by some persons, or claims involving or arising out of the negligence of persons if this negligence is material either to the acceptance of the risk or to the hazard assumed by the mortgage insurer.

Pool Insurance

If any mortgage loan is not covered by a full coverage insurance policy or other credit enhancement, the Depositor may obtain a pool insurance policy to cover loss by reason of default by the borrowers of all or a portion of the mortgage loans included in your Issuing Entity to the extent not covered by a PMI policy. The Servicer must maintain the pool insurance policies, if any, for your series and will present claims to the insurer on your behalf.

The amount and principal terms of the pool insurance policy, if any, will be specified in the accompanying prospectus supplement. A pool insurance policy will not be a blanket policy against loss, because claims may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions.

Hazard Insurance Policies

Standard Hazard Insurance Policies

The Servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the Servicer under any standard hazard insurance policy—less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer—will be deposited to the Custodial Account or the Payment Account.

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The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by the U.S. Department of Housing and Urban Development (“HUD”) pursuant to the National Flood Insurance Act of 1968, the Servicer will cause flood insurance to be maintained for such properties.

The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage—generally 80% to 90%—of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value—the replacement cost less physical depreciation—of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

Any losses incurred with respect to mortgage loans due to uninsured risks—including earthquakes, mudflows and floods—or insufficient hazard insurance proceeds may reduce the value of the assets included in your Issuing Entity to the extent these losses are not covered by the special hazard insurance policy and could affect payments to you.

Special Hazard Insurance Policy

A special hazard insurance policy may be obtained with respect to the mortgage loans included in your Issuing Entity. The amount and principal terms of any such coverage will be set forth in the prospectus supplement. A special hazard insurance policy generally will protect you from

•

loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your Issuing Entity caused by certain hazards—including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows—not covered by the standard hazard insurance policies, and

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•

loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

Any special hazard insurance policy, however, generally will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.

The Servicer will be obligated to maintain the special hazard insurance policy in full force and effect. The Servicer also will be required to present claims, on behalf of the Trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims. See “Servicing of the Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Assets” in this prospectus.

Partially or entirely in lieu of a special hazard insurance policy, the Depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the Trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to Issuing Entities for other series of Securities or that secure other asset-backed securities obligations issued by the Depositor or one of its affiliates. However, the extension of coverage—and the corresponding assignment of the special hazard insurance policy—to any other series or other Securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading, withdrawal or qualification of the credit rating of any outstanding Securities of your series. The Depositor may also elect to insure against special hazard losses by the delivery of additional assets to your Issuing Entity rather than through a special hazard insurance policy or special hazard fund.

Borrower Bankruptcy Insurance on the Assets

In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the secured property of the borrower at an amount less than the then-outstanding principal balance of the asset secured by the secured property. The amount of the secured debt could be reduced to this value, and the holder of the asset would become an unsecured creditor to the extent the outstanding principal balance of asset exceeds the value so assigned to the secured property by the bankruptcy court. In addition, other modifications of the terms of an asset can result from a bankruptcy proceeding. See “Certain Legal Aspects of the Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Losses resulting from a bankruptcy proceeding affecting assets may be covered by borrower bankruptcy insurance or any other instrument that will not result in a downgrading, withdrawal or qualification of the credit rating of your Securities by any rating agency. The amount and term of any borrower bankruptcy insurance, which will be specified in the

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accompanying prospectus supplement, must be acceptable to each rating agency rating your Securities. Subject to the terms of the borrower bankruptcy insurance, the Issuing Entity may have the right to purchase any asset if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the asset plus accrued and unpaid interest. In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, the Depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your Securities in an initial amount acceptable to each rating agency. This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the Trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance. The borrower bankruptcy fund or account may or may not constitute a part of your Issuing Entity. The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a downgrade, withdrawal or qualification of the credit rating of any Securities in your series. The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on assets assigned to Issuing Entities for other series of Securities or that secure other asset-backed Securities issued by the Depositor or one of its affiliates. However, the extension of coverage—and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund—to any other series or Securities may not result in the downgrading, withdrawal or qualification of the credit rating of any Securities of your series. The Depositor may elect to deposit or cause to be deposited additional assets to your Issuing Entity in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement or Transfer and Servicing Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The related Pooling and Servicing Agreement or Transfer and Servicing Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in the Pooling and Servicing Agreement or Transfer and Servicing Agreement are met.

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ORIGINATION AND SALE OF ASSETS

General

The Sponsor or its affiliates have purchased the assets, directly or indirectly, from various lenders that have originated the assets (the “Originator” or “Originators”). The assets that the Depositor acquires will have been originated in accordance with the underwriting criteria specified under “— Origination of the Assets and Underwriting Standards” below or such other underwriting criteria as are specified in the related prospectus supplement.

If any Originator or group of affiliated Originators originated 10% or more of the mortgage loans or other assets in an Issuing Entity, the applicable prospectus supplement will disclose the identity of the Originator, and, if such Originator or group of affiliated Originators originated 20% or more of the mortgage loans or other assets, the applicable prospectus supplement will provide information about the Originator’s form of organization and, to the extent material, a description of the Originator’s origination program and how long it has been engaged in originating mortgage loans or other assets of the same type.

An Originator or an affiliate may act as a Servicer of assets included in your Issuing Entity or an unrelated party may act as Servicer.

Origination of the Assets and Underwriting Standards

Underwriting Standards for Mortgage Loans

The Depositor expects that the Originator of each of the mortgage loans will have applied, consistent with applicable federal, state and local laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The Depositor expects that any FHA loan or VA loan will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the Originators of the mortgage loans included in a pool may vary significantly among Originators. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the Depositor, that were applied by the Originators of the mortgage loans. In most cases, the Depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

The underwriting standards of any particular Originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

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Mortgage loans may have been originated over the internet, or acquired by the Depositor or the Sponsor pursuant to a purchase that was arranged over the internet.

Single Family and Multifamily Mortgage Loans

Except as provided below or in the related prospectus supplement, the mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with Freddie Mac and Fannie Mae regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for cooperative loans follows a procedure that generally complies with applicable federal and state laws and regulations and applicable Fannie Mae regulations and guidelines, except for the loan amounts and qualifying ratios and documentation requirements. The Originator of a mortgage loan generally will review a detailed credit application by the prospective borrower designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective borrower’s credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification generally is obtained from the prospective borrower’s employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective borrower will continue such employment in the future. If the prospective borrower is self-employed, he or she may be required to submit copies of signed tax returns. The prospective borrower may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets Fannie Mae requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser’s judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

•	a statistical valuation;
•	a broker’s price opinion;
•	the tax assessment; or
•	a drive-by appraisal or other certification of value.

Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective borrower has sufficient monthly income available to meet the prospective borrower’s monthly obligations on the proposed loan and other

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expenses related to the residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each Originator’s lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower’s gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. Lenders’ underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GPM Loans, Payment Option ARMs with potential negative amortization, and Interest-Only Loans provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger monthly payments in subsequent years. In some instances the borrower’s income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

To the extent specified in the related prospectus supplement, the Depositor may purchase mortgage loans for inclusion in an Issuing Entity that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a “limited documentation” program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers’ credit history and income profile is undertaken by the Originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or cooperative dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the Originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

Other examples of underwriting standards that may be less stringent than traditional underwriting standards include standards applied to investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories. Loans with high loan-to-value ratios and no primary mortgage insurance are underwritten with an emphasis on the creditworthiness of the related borrower and with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

The loan-to-value ratio of a mortgage loan will be equal to:

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•	the original principal amount of the mortgage loan divided by the lesser of the “appraised value” or the sales price for the mortgaged property; or
•	such other ratio as described in the related prospectus supplement.

The underwriting standards for mortgage loans secured by multifamily properties will be described in the related prospectus supplement.

Mixed Use Mortgage Loans

The underwriting procedures and standards for mixed use mortgage loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third parties and acquired by the Sponsor or its affiliates directly or through its affiliates in negotiated transactions.

The majority of Originators of mixed use mortgage loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management’s past performance record, its management reporting and control procedures to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

If stated in the related prospectus supplement, the adequacy of a mixed use property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with pre-established guidelines established by or acceptable to the loan Originator. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

No assurance can be given that values of any Mixed Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Mixed Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any mixed use mortgage loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the forms of credit enhancement described in this prospectus, they will be borne by the securityholders of the series. Even where credit enhancement covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase

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prepayment experience on the related mortgage loans, thus shortening Weighted Average Life and affecting yield to maturity.

Qualifications of Unaffiliated Originators

Each Originator unaffiliated with the Depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations and Warranties; Repurchases

Unless otherwise specified in the prospectus supplement, each Originator that sells assets directly or indirectly to the Sponsor will make certain representations and warranties in respect of the mortgage loans sold by that Originator. These representations and warranties generally will include, among other things:

•	that the Originator had good and marketable title to each mortgage loan sold by it;
•	that the mortgage loan was underwritten in accordance with the underwriting guidelines disclosed to the Sponsor;
•	that each mortgage loan was originated in material compliance with all applicable laws, rules and regulations;
•	that each mortgage loan was originated by the Originator or a banking institution supervised by a federal or state authority, or by a mortgagee approved as such by HUD;
•	that the Originator did not use adverse selection procedures in determining which mortgage loans to sell to the Sponsor;
•	that each mortgage loan and related security agreement are enforceable against the borrower;
•

with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney’s certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of sale of the mortgage loan to the Sponsor;

•

with respect to each mortgaged property or other secured property, that each mortgage or security interest constituted a valid first lien, or, if applicable, a more junior lien, on such property, subject only to customary or immaterial exceptions;

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•	with respect to each mortgaged property or other secured party, that there were no mechanics liens, tax liens or other liens or assessments on the property at the time of sale;
•	to the best of the Originator’s knowledge, the mortgaged property or other secured property was free from damage and in good repair on the date of sale;
•	no residential mortgage loan asset had a loan-to-value ratio in excess of 100% at the time of origination;
•	that no asset was more than some number of days delinquent as of the date of sale; and
•	that the borrower holds good and marketable title to the mortgaged property or other secured property;

With respect to a cooperative loan, the Originator will represent and warrant that:

•

the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the cooperative loan, subject to the right of the related cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related cooperative for unpaid assessments representing the borrower’s pro rata share of the cooperative’s payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

•	the related cooperative apartment was free from damage and was in good repair.

The representations and warranties of an Originator in respect of an asset generally will have been made as of the date on which that Originator sold the asset to the Sponsor or its affiliate. A substantial period of time may have elapsed between such date and the cut-off with respect to an issuance of a series of Securities evidencing an interest in that asset. In connection with the assignment of the Originator’s representations and warrantees for the benefit of a series of Securities, the Sponsor generally will “bring down” those representations that could involve a change in condition due to the lapse of time. In addition, the Sponsor may make limited representations that duplicate those of the Originator. Other than as to its authority to sell the assets, the Depositor generally will not make representations and warranties with respect to the mortgage loans.

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Upon the discovery of the breach of any representation or warranty made by an Originator or the Sponsor in respect of a mortgage loan that materially and adversely affects the interests of the securityholders of the related series, the Originator or the Sponsor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the scheduled principal balance thereof at the date of repurchase or, in the case of a series of Certificates as to which the Depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the asset, to the first day of the month following the repurchase, and the amount of any unreimbursed advances made with regard to that mortgage loan. The Trustee, or the Securities Administrator or Master Servicer on behalf of the Trustee, will be required to enforce this obligation for the benefit of the securityholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the Originator or the Sponsor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the securityholders of the related series for a breach of representation or warranty by an Originator or the Sponsor.

If stated in the related prospectus supplement, if the Originator, the Sponsor or Depositor discovers or receives notice of any breach of its representations and warranties relating to an mortgage loan within two years of the date of the initial issuance of the Securities, or other period as may be specified in the related prospectus supplement, the Originator, the Sponsor or Depositor may remove that mortgage loan from the trust fund, rather than repurchase the asset as provided above, and substitute in its place a substitute asset. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the Trustee for any breach of representation.

No assurance can be given that Originators or the Sponsor will carry out their respective repurchase obligations with respect to mortgage loans. Neither the Depositor nor the Sponsor will be obligated to repurchase mortgage loans if the Originator fails to do so unless it has also breached a representation with respect to that mortgage loan.

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SERVICING OF THE ASSETS

General

One or more Servicers will provide customary servicing functions with respect to the assets pursuant to the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or separate servicing agreements, as set forth in the related prospectus supplement which will be assigned to the Trustee. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliations with the other parties to the securitization transaction, (iii) each Servicer that services 10% or more of the mortgage loans and (iv) any other material Servicer that is responsible for performing an aspect of the servicing on which the performance of the related mortgage loans or Securities are materially dependent.

For certain series, a Master Servicer may oversee the performance of the Servicers. Upon the default of any Servicer for any such series, the Master Servicer will assume, or cause another Servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted Servicer. For purposes of the following discussion, the Master Servicer is deemed to be a Servicer. The Servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the mortgage loans they service.

Each Servicer generally will be approved by Fannie Mae or Freddie Mac. In addition, the Servicer likely will be evaluated by the Master Servicer, who will review the credit of the Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer’s mortgage servicing personnel will review the Servicer’s servicing record and will evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer has been evaluated, the Master Servicer, if any, will continue to monitor on a regular basis the financial position and servicing performance of the Servicer.

The duties to be performed by the Servicers include collection and remittance of principal and interest payments on the assets, administration of escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the assets. Each Servicer also will provide necessary accounting and reporting services to the Trustee, and if applicable, the Master Servicer. Each Servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the Master Servicer, some servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer.

A Master Servicer may administer and supervise the performance by the Servicers of their duties and responsibilities. The Master Servicer may be entitled to receive a portion of the interest payments on the assets included in your Issuing Entity to cover its fees as Master Servicer. In addition or in the alternative, the Master Servicer may be entitled to the investment earnings on one or more accounts established with respect to the Trust Fund.

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Remittance of Payments on Mortgage Loans

Each Servicer will be required to establish and maintain one or more separate, insured custodial accounts into which the Servicer will deposit within two Business Days payments of principal and interest received with respect to mortgage loans serviced by it. These amounts will include Principal Prepayments (may include Prepay Penalties), insurance proceeds and liquidation proceeds, any advances by the Servicer, and proceeds of any mortgage loans repurchased from your Issuing Entity for defects in documentation, breach of representations or warranties or otherwise.

The amount on deposit in any Custodial Account will be invested in eligible investments, typically for the account of the Servicer establishing the Account.

On each Servicer Remittance Date, which will be identified in the accompanying prospectus supplement, each Servicer will be required to remit to the Account amounts advanced by the Servicer that were due during the applicable Due Period, Principal Prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the Servicer. To the extent that a borrower prepays an asset in full or an asset is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the Servicer may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the servicing fee which is owed to the Servicer, as applicable (any such payment shall constitute a “Compensating Interest Payment”). The Master Servicer will withdraw from the Custodial Account and remit to the Payment Account those amounts allocable to the available distribution for the Payment Date. In addition, there will be deposited in the Payment Account for your series advances of principal and interest made by the Servicer or the Master Servicer and any insurance, guarantee or liquidation proceeds—including amounts paid in connection with the purchase of defective assets from your Issuing Entity—to the extent these amounts were not deposited in the custodial account or received and applied by the Servicer or the Master Servicer.

On each Determination Date, the Servicer will furnish to the Trustee a statement setting forth required information concerning the assets included in your Issuing Entity.

Advances

Unless otherwise specified in the related prospectus supplement, each Servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan,

•	delinquent payments of principal and interest on the mortgage loans,
•	delinquent payments of taxes, insurance premiums, and other escrowed items, and
•	foreclosure costs, including reasonable attorneys’ fees.

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The Servicer or any other party will not be obligated to make advances with respect to the final payment of any Balloon Mortgage Loan or any shortfall of interest on a mortgage loan resulting from the servicemember’s Civil Relief Act or a deficient valuation in connection with a borrower’s bankruptcy. The failure of a Servicer to make advances may constitute a default for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may be required to make advances to the extent necessary to make required payments on your Securities, provided that the advancing party deems the amounts to be recoverable. Alternatively, the Depositor may obtain an endorsement to a pool insurance policy that obligates the insurer to advance delinquent payments of principal and interest. The insurer would only be obligated under an endorsement to the extent the borrower fails to make a payment and the Servicer fails to make a required advance. The Servicer may agree to reimburse the insurer for any sums the insurer pays under an endorsement.

The advance obligation of the Servicer, Master Servicer, Trustee or the insurer may be further limited to an amount specified by the rating agencies rating your Securities. Any advances by the Servicers, the Trustee or the insurer, as the case may be, must be deposited into the Custodial Account or the Payment Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced will be reimbursable out of future payments on the assets, insurance proceeds and liquidation proceeds of the assets for which these amounts were advanced. If an advance made by a Servicer, Master Servicer or the Trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the Pooling and Servicing Agreement or Transfer and Servicing Agreement, a Servicer, Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Custodial Account or the Payment Account (including collections in respect of other assets) prior to the distribution of payments to you.

Any advances made by a Servicer, Master Servicer or the Trustee are intended to enable the Trustee to make timely payment of the scheduled payments of principal and interest on your Securities. However, none of the Servicer, the Master Servicer or the Trustee will insure or guarantee your Securities or the assets included in your Issuing Entity.

Withdrawals from the Payment Account

A Trustee (or other entity acting in such capacity) may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make withdrawals from the Payment Account for each Issuing Entity for any of the following purposes:

(i)	to make payments to the securityholders on each Payment Date;
(ii)

to reimburse a Servicer for unreimbursed amounts advanced as described under “Servicing of the Assets—Advances,” such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees) and principal of the particular assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such assets, to the extent not previously withdrawn by the Servicer from the Custodial Account;

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(iii)

to reimburse a Servicer and Master Servicer for unpaid servicing fees and master servicing fees, respectively, earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such assets and properties, to the extent not previously withdrawn by the Servicer from the Custodial Account;

(iv)

to reimburse the Trustee, a Servicer or Master Servicer, as the case may be, for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Trustee’s, Servicer’s or Master Servicer’s, as applicable, good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other assets to the extent not previously withdrawn by the Servicer from the Custodial Account;

(v)

to reimburse a Servicer, Master Servicer or other transaction parties, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(vi)

if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Master Servicer’s or other transaction parties’ fees;

(vii)	to pay itself interest earned on funds deposited in the Custodial Account;
(viii)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property or secured personal property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(ix)

if one or more elections have been made to treat the Issuing Entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Issuing Entity or its assets or transactions, as and to the extent described under “Federal Income Tax Considerations—REMIC Certificates” in this prospectus;

(x)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted asset or a property acquired in respect thereof in connection with the liquidation of such asset or property;

(xi)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement for the benefit of securityholders;

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(xii)

to pay for the costs of recording the related servicing agreement if such recordation materially and beneficially affects the interests of securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warranting party to remedy any breach of representation or warranty under the servicing agreement;

(xiii)

to pay the person entitled thereto any amounts deposited in the Payment Account in error, including amounts received on any asset after its removal from the Issuing Entity whether by reason of purchase or substitution;

(xiv)	to make any other withdrawals permitted by the related Pooling and Servicing Agreement or Transfer and Servicing Agreement; and
(xv)	to clear and terminate the Payment Account at the termination of the Issuing Entity.

The Servicer shall keep and maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from Custodial Account.

Collection and Other Servicing Procedures

Each Servicer, directly or through other Servicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your Issuing Entity and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise provided in the prospectus supplement, provided such procedures are consistent with:

•	the terms of the related Servicing Agreement and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related Issuing Entity;
•	applicable law; and
•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

The Servicer may waive, modify, or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any homeowner if in the Servicer’s reasonable and prudent determination, consistent with accepted servicing practices, such waiver, modification, postponement or indulgence is not materially adverse to the Issuing Entity or the securityholders; provided, however, the Servicer shall not extend the due dates for scheduled monthly payments on a mortgage loan beyond the final maturity for the related Securities.

The note or security instrument used in originating a conventional mortgage loan may contain a “due-on-sale” clause. The Servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In

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any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the Servicer will be authorized, on behalf of the Trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the Servicer, on behalf of the Trustee as holder of the note, will release the original borrower from liability under the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the Servicer as additional servicing compensation.

Each Servicer will, to the extent permitted by law and required by the related loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some Servicers may provide insurance coverage acceptable to the Servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the Servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The Servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists.

Custody

Unless otherwise specified in the prospectus supplement, the files and documents related to the mortgage loans will be held by an entity independent of the Sponsor and the Depositor. The custodian will be identified in the related prospectus supplement, and will be obligated to retain custody of the mortgage loan files (except when required for servicing) in secure and fire-resistant facilities.

Interim Servicers

A Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement may provide for certain interim servicers. Each interim servicer will service the mortgage loans for such period of time and pursuant to such terms as specified in the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement. Each interim servicer will be entitled to such compensation as designated in the related servicing agreement.

In the event an interim servicer meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. § 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. § 229.1108).

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Subservicers

A Servicer may delegate its servicing obligations in respect of the mortgage loans to subservicers, but such Servicer will remain obligated under the related servicing agreement. Each subservicing agreement between a Servicer and a subservicer must be consistent with the terms of the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement and must provide that, if for any reason the Servicer for the related series of Securities is no longer acting in such capacity, the Trustee, Master Servicer or any successor Master Servicer may assume the Servicer’s rights and obligations under such agreement.

Unless otherwise provided in the related prospectus supplement, the Servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the Servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees.

In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. § 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. § 229.1108). In the event that such appointment occurs after the issuance of the related series of Securities, the Depositor will report such appointment on Form 8-K.

Maintenance of Insurance Policies; Insurance Claims and Other Realization upon Defaulted Mortgage Loans

The Servicer will maintain a standard hazard insurance policy on each mortgaged property or secured personal property in full force and effect as long as the coverage is required and will pay the premium on a timely basis.

If applicable, the Servicer will be required to maintain any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy in full force and effect throughout the term of your Issuing Entity, subject to payment of premiums by the Trustee. The Servicer will be required to notify the Trustee to pay from amounts in your Issuing Entity the premiums for any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy for your series on a timely basis. Premiums may be payable on a monthly basis in advance, or on any other payment schedule acceptable to the insurer. In the event that the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the Master Servicer or the Trustee may obtain from another insurer a comparable replacement policy with a total coverage equal to the then existing coverage (or a lesser amount if the Master Servicer or the Trustee, as the case may be, confirms in writing with the rating agencies that the lesser amount will not impair the rating on your Securities) of the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy. However, if the cost of a replacement policy or bond is greater than the cost of the policy or bond that has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.

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The Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to this borrower’s cooperative dwelling or this cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

The Servicer, Master Servicer or Trustee will present claims to the insurer under any insurance policy applicable to the assets and will take reasonable steps as are necessary to permit recovery under the insurance policies.

If any property securing a defaulted asset is damaged and the proceeds, if any, from the standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged property or other secured property to the condition to permit recovery under the mortgage insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines that these expenses will be recoverable to it through liquidation proceeds or insurance proceeds.

If recovery under a mortgage insurance policy or from additional assets is not available, the Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted mortgage loan. In this regard, the Servicer will sell the mortgaged property pursuant to foreclosure, Trustee’s sale or, in the event a deficiency judgment is available against the borrower or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceedings are less than the unpaid principal balance or asset value of the defaulted mortgage loan, there will be a reduction in the value of the assets of your Issuing Entity such that you may not receive payments of principal and interest on your Securities in full.

Evidence as to Servicing Compliance

Each Servicer, Master Servicer and Securities Administrator, as applicable, will deliver annually to the Trustee, Securities Administrator or Master Servicer, as applicable, on or before the date specified in the applicable servicing agreement, an officer’s certificate stating that (i) a review of the Servicer’s, Master Servicer’s or Securities Administrator’s activities during the preceding calendar year and of performance under the applicable servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the Servicer, Master Servicer or Securities Administrator has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or underlying servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and/or other assets comprising a trust fund will deliver annually to the

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Depositor and the Trustee (or the Securities Administrator), a report that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. § 229.1122) (an “Assessment of Compliance”). Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria (an “Attestation Report”).

The Assessment of Compliance must contain the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;
•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
•

the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Servicer Compensation

Unless otherwise specified in the related prospectus supplement, the Servicer’s primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Issuing Entity property. Since a Servicer’s primary compensation is a percentage of the principal balance of each mortgage loan, such amounts will decrease in accordance with the amortization of such mortgage loan. The prospectus supplement with respect to a series of Securities evidencing interests in an Issuing Entity that includes mortgage loans may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment penalties collected from borrowers and any interest or other income which may be earned on funds held in any account held by any Servicer pursuant to the Pooling and Servicing Agreement, Transfer and Servicing Agreement or Servicing Agreement.

The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Issuing Entity property, including, without limitation, payment of the fees and disbursements of the independent accountants and payment of expenses incurred in connection with payments and reports to securityholders. Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Issuing Entity.

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If and to the extent provided in the related prospectus supplement, the Servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any assets in the related Issuing Entity during the Prepayment Period prior to their due dates therein.

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CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT,

THE TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE

The Agreements

The following discussion summarizes the material provisions of the Pooling and Servicing Agreement (with respect to a series of Certificates) and the Transfer and Servicing Agreement and Indenture (with respect to a series of Notes). When particular provisions or terms used in the agreements are referred to, the actual provisions are incorporated by reference in this prospectus as part of these discussions.

The Trustee

The Trustee under each Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture will be named in the related prospectus supplement. The Trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The Trustee must be an institution insured by the FDIC, have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Depositor or the Servicer, the Depositor or a Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer and the Servicer within 90 days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the Pooling and Servicing Agreement or Indenture. If at any time the Trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, or the Trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, or the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the Trustee, remove the Trustee without cause and appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee under an Owner Trust Agreement will be named in the related prospectus supplement.

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The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture, Pooling and Servicing Agreement or Transfer and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such agreement, unless such securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Administration of the Issuing Entity

The Trustee, Master Servicer, or a designee shall act as administrator of an Issuing Entity and therefore will be responsible under the applicable agreement for providing general administrative services to an Issuing Entity including, among other things:

•	oversight of payments received on assets;
•	monitoring the amounts on deposit in various Issuing Entity accounts;
•	calculation of the amounts payable to securityholders on each Payment Date;
•	preparation of periodic reports to the Trustee(s) or the securityholders with respect to the foregoing matters;
•	preparation of federal, state and local, if applicable, tax and information returns; and
•	preparation of reports, if any, required under the Exchange Act.

Master Servicer

The Pooling and Servicing Agreement or the Transfer and Servicing Agreement may designate a person to act as Master Servicer with respect to each series of Securities. In respect of transactions in which Notes are issued, such parties may be designated in separate agreements. The entity serving as Master Servicer may be an affiliate of the Depositor or the Trustee and may have normal business relationships with the Depositor or the Depositor’s affiliates.

In the event that a Servicer is terminated or resigns, the Master Servicer is responsible to perform or cause to be performed the servicing obligations of the former Servicer until a successor Servicer is appointed. The Master Servicer’s obligations to act as a Servicer following the termination of a servicing agreement will not, however, require the Master Servicer to purchase assets from the Issuing Entity due to a breach by the Servicer of a representation or warranty under its servicing agreement, purchase from the Issuing Entity any converted asset, or advance payments of principal and interest on a delinquent asset or make servicing advances in respect of the assets in excess of the Master Servicer’s independent advance obligation under the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

The Master Servicer will be required to supervise and administer the performance of one or more Servicers. In addition, the Master Servicer may be obligated to make advances of

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delinquent payments of principal and interest on the assets or servicing advances to the extent that the related Servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the Master Servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance.

The compensation of the Master Servicer with regard to a particular series will be set forth in the related prospectus supplement. The Master Servicer’s compensation may be derived from a portion of the interest payable on the assets or from interest earned on various accounts, or some combination of the foregoing.

The Master Servicer for a series may resign from its obligations and duties under the Pooling and Servicing Agreement, Transfer and Servicing Agreement, servicing agreement or other governing document with respect to such series with the consent of the Depositor, or if the Trustee or the Master Servicer determines that the Master Servicer’s duties under the Agreement(s) are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties. If specified in the prospectus supplement for a series, the Depositor may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.

Master Servicer Events of Default

Unless otherwise provided in the related prospectus supplement, Master Servicer events of default under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the obligations of the Master Servicer in respect of a series will include, among other things,

•

any default in the performance or breach of any covenant, agreement, representation or warranty of the Master Servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the Master Servicer by the Trustee or by the holders of Securities entitled to at least 2/3% of the aggregate voting rights,

•

any failure by the Master Servicer to make any payment required to be made to the Trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement, including any advances, and such failure continues for at least two business days,

•

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer, if any, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations, and

•

a dissolution of the Master Servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the Master

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Servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement, assignment of rights of the Master Servicer thereunder or an assignment or a delegation of the rights or duties of the Master Servicer thereunder shall have occurred in any manner not otherwise permitted thereunder and without the prior written consent of securityholders entitled to at least 2/3% of the voting rights.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee shall, not later than the later of 45 days after the occurrence of any event which constitutes an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor of the applicable series notice of such occurrence, unless such default shall have been cured or waived. Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of Securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

Rights Upon Master Servicer Event of Default

So long as an event of default with respect to the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the Master Servicer’s obligations, as applicable, remains unremedied, the Trustee may, and at the direction of the holders of a series entitled to at least 2/3 of the voting rights, as specified in the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the Master Servicer’s obligations, terminate all of the rights and obligations of the Master Servicer under the applicable agreement. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such agreement (except that if the Trustee is to so succeed the Master Servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint or, if the holders of Securities representing a certain percentage of the voting rights, as specified in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, Indenture or other document governing the Master Servicer’s obligations, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $25,000,000 to act as successor to the Master Servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade, withdrawal or qualification of the then-current rating of the Securities of the related series. The Trustee and such successor may agree upon the master servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

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No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless

•	such holder previously has given to the Trustee written notice of default and the continuance thereof,
•

the holders of Notes or equity Certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity,

•	the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity, and no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority of the outstanding principal balance of such class.

Servicer Events of Default

Unless otherwise provided in the related prospectus supplement, Servicer events of default under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the obligations of the Servicer in respect of a series will include, among other things,

•

any default in the performance or breach of any covenant, agreement, representation or warranty of the Servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the Servicer by the Trustee or by the Master Servicer,

•

any failure by the Servicer to make any payment required to be made to the Trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement, including any advances, and such failure continues for two business days,

•

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer, if any, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations,

•

a dissolution of the Servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the Servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement,

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assignment of rights of the Servicer thereunder or an assignment or a delegation of the rights or duties of the Servicer thereunder shall have occurred in any manner not otherwise permitted thereunder,

•	a failure by the Servicer to comply with various licensing requirements, including its eligibility as a servicer under Fannie Mae or Freddie Mac guidelines, and
•	a failure of the Servicer to provide reports and certifications as required pursuant to SEC Rules.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of Securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

Rights Upon Servicer Event of Default

So long as an event of default with respect to the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the Servicer’s obligations, as applicable, remains unremedied, the Master Servicer or the Trustee may terminate all of the rights and obligations of the Servicer under the applicable agreement. Upon termination, the Master Servicer or the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreement (except that if either is to so succeed the Servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. If either the Master Servicer or the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint or, if the holders of Securities representing a certain percentage of the voting rights, as specified in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, Indenture or other document governing the Servicer’s obligations, so request in writing, it or the Depositor shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution to act as successor to the Servicer under the applicable agreement. The Depositor and such successor may agree upon the master servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the applicable Agreement.

In certain cases, the Depositor may retain the ownership rights with respect to the servicing of the mortgage loans. In such event, it may retain a portion of the servicing compensation, and may remove the Servicer at any time.

No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless

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•	such holder previously has given to the Trustee written notice of default and the continuance thereof,
•

the holders of Notes or equity Certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity,

•	the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity, and
•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority of the outstanding principal balance of such class.

Limitation on Liability and Indemnification

The transaction parties and their respective directors, officers, employees or agents generally shall not be liable to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment. The transaction parties and their respective directors, officers, employees or agents generally shall be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the related Securities other than loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties or by reason of reckless disregard of their respective obligations and duties.

Amendment

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture may be amended without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake,
•	correcting any defective provision or supplementing any inconsistent provisions,
•	adding to the duties of the Depositor, Servicer or Master Servicer,
•

modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Issuing Entity as a REMIC under the Code, if applicable, or

•

adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the Issuing Entity that are not covered by the related agreement and which shall not be inconsistent with the

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current provisions of the agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the Trustee written notification from each rating agency that rated the applicable Securities to the effect that such amendment or supplement will not cause any rating agency to downgrade, withdraw or qualify the then current rating assigned to such Securities.

However, with respect to any series of Certificates as to which one or more REMIC elections are to be made, the Trustee will not consent to any amendment of a Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the imposition of any tax on any REMIC or the certificate holders, or cause the trust fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture may also be amended by the parties thereto with the consent of the holders of outstanding Securities holding at least a majority (or such other percentage as defined in the prospectus supplement) of the voting rights of a series; provided, that no such amendment will (i) reduce the amount of, or delay the timing of, payments on the Securities without the consent of each securityholder affected thereby, (ii) adversely affect in any other manner the interests of the securityholders absent the consent of at least 66% of the affected securityholders, or (iii) reduce the aforesaid percentages required to consent to any amendment.

Voting rights with respect to any series may be allocated to specific classes of Securities without regard to such classes’ outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding.

Termination

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the assets in the Issuing Entity and the related secured properties acquired in respect thereof, if the related prospectus supplement so provides, or
•	the later of the final payment or other liquidation of the last asset remaining in the Issuing Entity or the disposition of all secured properties acquired in respect thereof.

Written notice of termination of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or Indenture will be given to each securityholder, and the final distribution

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will be made only upon surrender and cancellation of the Securities at the corporate trust office of the Trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Issuing Entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Issuing Entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

In addition, in the case of a trust fund for which one or more REMIC elections have been made, an early termination will constitute a “qualified liquidation” under Section 860F of the Code. See “Federal Income Tax Considerations—REMIC Certificates—Liquidation of the REMIC” in this prospectus.

Certain Terms of the Indenture

With respect to any series of Notes, the Trustee, the Issuing Entity and an Issuing Entity Administrator will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the Notes. The following summary supplements the general discussion above regarding certain provisions of the Indenture.

Removal, Replacement or Resignation of Trustee

The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer and the Servicer at least 90 days before the date of resignation specified in the notice. If at any time the Trustee shall cease to be eligible to continue as such under the Indenture, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, or the Trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the Trustee may be removed. Holders of the Securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the Trustee, remove the Trustee without cause and appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

Indenture Events of Default

Unless otherwise specified in the related prospectus supplement, events of default under the Indenture for each series of Notes include:

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•	a default for 5 days (or such other number of days specified in such prospectus supplement) or more in the payment of any current interest on any note of such series;
•	a default in the failure to pay required principal on a Payment Date or upon final maturity;
•

failure to perform any other covenant of the Issuing Entity in the Indenture which continues for a period of 30 days (or such other number of days specified in such prospectus supplement) after notice thereof has been given to the Issuing Entity by the Trustee or by holders of Securities entitled to at least 25% of the aggregate voting rights;

•

any representation or warranty made by the Depositor or the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	if the Issuing Entity becomes subject to federal income tax as a taxable asset pool or otherwise;
•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity; or
•	any other event of default provided with respect to Notes of that series.

If an indenture event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

If, following an indenture event of default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may:

•	institute proceedings for the collection of all amounts payable on the Notes;
•	exercise any remedies of a secured party under the uniform commercial code, including selling all or any part of the assets of such series;

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provided, however, that absent a payment default, the Trustee may not sell or otherwise liquidate the assets for a series unless:

•	the proceeds of such sale would be sufficient to repay the Notes; or
•

it is determined that the assets will not continue to provide sufficient funds to continue making payment on the Notes absent acceleration, and the Trustee receives written direction from noteholders evidencing at least 66-2/3% of the voting rights.

Notwithstanding the foregoing, the Trustee may elect to maintain possession of the assets.

In the event that the Trustee liquidates the assets in connection with an indenture event of default involving a default for 30 days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an indenture event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders after the occurrence of such an indenture event of default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an indenture event of default shall occur and be continuing with respect to a series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

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Limitation of Suits

No noteholder has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy, unless:

•	such noteholder has previously given written notice to the Trustee of a continuing event of default;
•	noteholders evidencing at least 25% of the then-outstanding Notes have made written request to the Trustee to institute such proceeding;
•	such noteholder or noteholders have offered reasonable indemnity to the Trustee against the costs, expenses and liabilities to be incurred in complying with such request;
•	the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and
•	directions inconsistent with such written request have not been given to the Trustee during such 60-day period by noteholders evidencing a majority of the then-outstanding Notes.

Discharge of the Indenture

The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such series.

In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Issuing Entity will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

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CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion contains summaries of the material legal aspects of the mortgage loans that are general in nature. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, these summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the assets is situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the assets. In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

The mortgage loans, other than cooperative loans, will be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the Depositor or the Sponsor will make certain representations and warranties with respect to any assets that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the prospectus supplement.

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Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings often are not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages also may be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust generally is accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the Trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the Trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the Trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed

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to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the Trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the Trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “Credit Enhancement—Primary Mortgage Insurance,” “—Pool Insurance” and “—Hazard Insurance Policies” in this prospectus.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Rights of Reinstatement and Redemption

In many states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

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If one or more REMIC elections are made with respect to your Issuing Entity, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the Issuing Entity acquired the property. The Pooling and Servicing Agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Cooperative Loans

The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each cooperative owns in fee or has a leasehold interest in all of the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease. Similarly, upon non-payment of the land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held

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by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Realizing Upon Cooperative Loan Security

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

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Recognition agreements also typically provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Consumer Protection Laws with respect to Assets

Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the Originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both Originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the Originators or assignees.

Under federal and state predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles generally are designed to relieve a consumer from the legal consequences of a default.

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Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied

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this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the Servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•

are entitled to have interest rates reduced and capped at 6% per annum on obligations—including mortgage loans—incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service, and
•

may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

States have enacted similar legislation which mandate interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on an asset included in your Issuing Entity is relieved pursuant to the Servicemembers Civil Relief Act or similar state laws, neither the Servicer nor the Trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on assets included in your Issuing Entity resulting from application of the Servicemembers Civil Relief Act and similar state laws may be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these assets had this interest shortfall not occurred, unless a different allocation is specified in the related prospectus supplement.

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Environmental Considerations

The federal Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA “), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act “) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved

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in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. Each of the Originators will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you. However, no representations or warranties are made by the Depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property.

Generally, a servicer is not permitted to foreclose on any mortgaged property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property is, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged property is determined to be contaminated or affected.

“Due-on Sale” Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. Over the years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce

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such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Garn-St Germain Act are enforceable within limitations identified in the Garn-St Germain Act and its regulations.

By virtue of the Garn-St Germain Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,
•

a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

•

a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

•

the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed,

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and
•	other transfers set forth in the Garn-St Germain Act and its regulations.

As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St Germain Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities—Maturity, Prepayment and Yield Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges

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which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states, of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Unless otherwise stated in the related prospectus supplement, late charges and prepayment fees may be retained by the Servicers as additional servicing compensation to the extent permitted by law and not waived by the Servicers.

Equitable Limitations on Remedies

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The assets may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the assets may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the assets may preclude secondary financing—by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the secured property or in some other fashion—or may require

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the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

Where the borrower encumbers the secured property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans, or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject the applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The

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government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is based on the advice of Hunton & Williams LLP as to the anticipated material federal income tax considerations in respect of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Considerations” if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the Securities offered under this prospectus and the related prospectus supplement. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, REITs, investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the Securities as part of a hedge, straddle or an integrated or conversion transaction, securityholders whose functional currency is not the United States dollar and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the Securities as capital assets—generally, property held for investment—within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the United States Department of the Treasury (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the IRS will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state, local or foreign income tax consequences to investors of owning and disposing

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of the Securities. Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the Securities.

General

Many aspects of the federal income tax treatment of the Securities will depend upon whether an election is made to treat your Issuing Entity, or one or more segregated pools of assets of such Issuing Entity, as one or more REMICs. The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your Issuing Entity. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to Lares Asset Securitization, Inc., will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with all provisions of the related Pooling and Servicing Agreement and certain other documents specified in the opinion, the Issuing Entity—or one or more segregated pools of assets—will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the Issuing Entity will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the “Partnership Securities”), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue Notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

Each REMIC certificate will be classified as either a REMIC regular certificate (for purposes of the REMIC provisions, a (“REMIC Regular Certificate”)), which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC Regular Certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” with the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC

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certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC Regular Certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

Tax Treatment of REMIC Regular Certificates

Payments received by holders of REMIC Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC Regular Certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC Regular Certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The Trustee, the Master Servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC Regular Certificate holders each taxable year (the “Tax Administrator”).

A “single-class REMIC”, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under temporary Treasury regulations, holders of REMIC Regular Certificates issued by single-class REMICs who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s “allocable investment expenses”—i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums—and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses—including Section 212 expenses—only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC—either directly or through a pass-through entity—will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of

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itemized deductions otherwise allowable for the taxable year. These limitations will phase out and be eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of Certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

Original Issue Discount

Certain classes of REMIC Regular Certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC Regular Certificate—generally, its principal amount—over its “issue price.” Holders of REMIC Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC Regular Certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC Regular Certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC Regular Certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues final guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC Regular Certificates. The Tax Administrator will account for income on certain REMIC Regular Certificates that provide for one or more contingent payments as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither the Depositor, the Trustee nor any Servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

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The amount of original issue discount on a REMIC Regular Certificate is an amount equal to the excess, if any, of the certificate’s stated redemption price at maturity over its issue price. Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than qualified stated interest (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property—other than debt instruments of the Issuing Entity—at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC Regular Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

Since a certificate that is part of an Accrual Security generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC Regular Certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions—determined based on all the facts and circumstances—generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single Issuing Entity to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash—or property traded on an established market—to parties who are not related to the Issuing Entity or holder and who do not purchase other debt instruments of the same Issuing Entity in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC Regular Certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC Regular Certificates for purposes of reporting to securityholders.

Under a de minimis rule, a REMIC Regular Certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC Regular Certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC Regular Certificate will be computed using the Pricing Prepayment Assumptions. A REMIC Regular Certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of

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the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC Regular Certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC Regular Certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

REMIC Regular Certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more Accrual Periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

The holder of a REMIC Regular Certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC Regular Certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any Accrual Period the certificate’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC Regular Certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity—adjusted to take into account the length of the particular Accrual Period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the Accrual Period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC Regular Certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

The yield to maturity of a REMIC Regular Certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of mandatory

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redemptions, that are taken into account by the parties in pricing the REMIC Regular Certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC Regular Certificates is more likely than not to occur is binding on each holder of a REMIC Regular Certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

In many cases, REMIC Regular Certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Depositor will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If the Depositor is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the Depositor will not be presumed to exercise its option to redeem the certificates because a redemption by the Depositor would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, the Depositor may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether the Depositor will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the Depositor will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

A REMIC Regular Certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC Regular

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Certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC Regular Certificate having original issue discount may make an All OID Election with respect to the certificate.

The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC Regular Certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC Regular Certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method. See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If the interval between the issue date of a current interest certificate and the first Payment Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full Accrual Period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First

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Distribution Period would be the amount by which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule”, if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (ii) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC Regular Certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

It is not entirely clear how income should be accrued with respect to a REMIC Regular Certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

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In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC Regular Certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

Variable Rate Certificates

A REMIC Regular Certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an “Excess Premium”); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (iii) the qualified floating rate or the objective rate in effect during an Accrual Period is set at a current value of that rate—i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.

Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the Issuing Entity of the debt instrument or for Issuing Entities in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC Regular Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar

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restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

An objective rate is a rate—other than a qualified floating rate—that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the Issuing Entity—or a related party—or is unique to the circumstances of the Issuing Entity or related party, such as dividends, profits, or the value of the Issuing Entity’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the Issuing Entity. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an Accrual Period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such Accrual Period exceeds or is less than the interest assumed to be accrued or paid during such Accrual Period under the related hypothetical fixed rate certificate.

Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or

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the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an Accrual Period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such Accrual Period exceeds or is less than the interest assumed to be accrued or paid during such Accrual Period under the hypothetical equivalent fixed rate certificate.

The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate—other than an initial fixed rate that is intended to approximate the subsequent variable rate—is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate—or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

REMIC Regular Certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related Pooling and Servicing Agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

REMIC Regular Certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans—or other interest

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bearing assets—held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

Interest Weighted Certificates and Non-VRDI Certificates

The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC Regular Certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC Regular Certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC Regular Certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

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Anti-Abuse Rule

Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

Market Discount

A subsequent purchaser of a REMIC Regular Certificate at a discount from its outstanding principal amount—or, in the case of a REMIC Regular Certificate having original issue discount, its adjusted issue price—will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount—in addition to any original issue discount remaining with respect to the certificate—as ordinary income. A person who purchases a REMIC Regular Certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus. A REMIC Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate—or in the case of a REMIC Regular Certificate having original issue discount, the adjusted issue price of such certificate—multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC Regular Certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). The IRS has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC Regular Certificate purchased with market discount. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus.

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Until the Treasury promulgates applicable regulations, the purchaser of a REMIC Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A certificateholder who has acquired any REMIC Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the Issuing Entity of such certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC Regular Certificate subject to optional redemption by the Depositor that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC Regular Certificates. Prospective investors in REMIC Regular Certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

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Amortizable Premium

A purchaser of a REMIC Regular Certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC Regular Certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC Regular Certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Amortizable premium on a REMIC Regular Certificate that is subject to redemption at the option of the Issuing Entity generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC Regular Certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the Issuing Entity of such certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Consequences of Realized Losses

Under Section 166 of the Code, both corporate holders of REMIC Regular Certificates and noncorporate holders that acquire REMIC Regular Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC Regular Certificates become wholly or partially worthless as the

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result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC Regular Certificate becomes wholly worthless—i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in payments attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC Regular Certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

The Tax Administrator will adjust the accrual of original issue discount on REMIC Regular Certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC Regular Certificates.

Gain or Loss on Disposition

If a REMIC Regular Certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

If the holder of a REMIC Regular Certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC Regular Certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable

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in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

A holder of a REMIC Regular Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult its tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Tax Treatment of Residual Certificates

Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other asset-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the Issuing Entity or one or more segregated pools of assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Federal Income Tax Considerations—REMIC Certificates—REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes—i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests—i.e., REMIC Regular Certificates. As described in “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC Regular Certificates will generate interest and original issue discount deductions for the REMIC. Each Issuing Entity for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the

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REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income—i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles—which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC Regular Certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC Regular Certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Federal Income Tax Considerations—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.

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The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter—or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of payments made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC Regular Certificates. In general, the issue price of a REMIC Regular Certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC Regular Certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Federal Income Tax Considerations—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which

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economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

Treasury regulations concerning the federal income tax treatment of inducement fees received by transferees of noneconomic residual interests require that inducement fees be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income and net loss to its holder. Under two safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same time period that the holder used for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular interests and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interest under the applicable prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of its certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.

A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“Excess Inclusion Income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at

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the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a REIT, the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the Issuing Entity in proportion to the dividends received by the shareholders from the Issuing Entity, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a noneconomic residual interest to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,—i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

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Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) as stated in the preceding paragraph, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer. In addition, for purposes of the computations above, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate.

Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (i), (ii) and (iii) above, (a) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or

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political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization—other than a farmers’ cooperative described in Section 521 of the Code—that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the Trustee, (ii) the applicable Pooling and Servicing Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

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Third, the Code imposes an annual tax on any pass-through entity—i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381—that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required payments. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” within the meaning of Section 860E(c) of the Code holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Trustee. The Trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a Disqualified Organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Pooling and Servicing Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

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Special Considerations for Certain Types of Investors

Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificates” in this prospectus.

Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

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Employee Benefit Plans. See “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors—Tax-Exempt Entities” and “ERISA Considerations” in this prospectus.

REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of Residual Certificates—Taxation of Residual Certificateholders” in this prospectus.

A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

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Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Federal Income Tax Considerations—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates

A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized—or the fair market value of any property—received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

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A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Liquidation of the REMIC

A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a “qualified liquidation” under Section 860F of the Code if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC Regular Certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

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Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Federal Income Tax Considerations—REMIC Certificates–Amortizable Premium” in this prospectus, a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal

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balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

To the extent that a REMIC derives certain types of income from foreclosure property—generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

The organizational documents governing the REMIC Regular Certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

REMIC Qualification

The Issuing Entity underlying a series, or one or more designated pools of assets held by the Issuing Entity, will qualify under the Code as a REMIC in which the REMIC Regular Certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition

In order for an Issuing Entity, or one or more designated pools of assets held by an Issuing Entity, to be eligible for REMIC status, substantially all of the assets of the Issuing Entity must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages

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and permitted investments. A qualified mortgage is any obligation if (i) it is principally secured by an interest in real property, including a regular interest in another REMIC, (ii) is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter, and (iii) any increase in the principal amount of the obligation is (a) attributable to an advance made to the obligor pursuant to the original terms of the obligation, (b) occurs after the startup day of the REMIC and (c) is purchase by the REMIC pursuant to a fixed price contract in effect on the startup day. Under the REMIC regulations, a qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The assets of each Series REMIC will be treated as qualified mortgages.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price contract or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50 percent of the aggregate fair market value of all assets of the REMIC on the startup day. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

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Investors’ Interests

In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified ten-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which payments are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC Regular Certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC Regular Certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC Regular Certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates—e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible,

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provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificates—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.

Consequences of Disqualification

If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC Regular Certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Considerations—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC—i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Certificates and any administrative expenses of the REMIC—would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC Regular Certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC Regular Certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt

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obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. The Depositor generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.

Taxation of Certain Foreign Holders of REMIC Certificates

REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC Regular Certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as portfolio interest and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the Trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”) (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.

Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those

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amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax—i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective for payments made after December 31, 200_, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding

Under federal income tax law, a certificateholder may be subject to backup withholding under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the Trustee, (ii) furnishes the Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the Trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to reportable payments which include interest payments and principal payments to the extent of accrued original issue discount, as well as payments of proceeds from the sale of REMIC Regular Certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain

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foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC Regular Certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.

Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. The Depositor, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement

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identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

Treatment of the Issuing Entity for Federal Income Tax Purposes

With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the assets assigned to your Issuing Entity for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the assets, net of certain fees, (“IO Securities”),
•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the assets (“PO Securities”),
•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets (“Ratio Securities”), and
•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the assets (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Moreover, where there is a retained interest with respect to the assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

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Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the assets would qualify for such treatment.

The assets constituting certain Grantor Trusts may include Buy-Down Loans. The characterization of an investment in Buy-Down Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buy-Down Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buy-Down Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buy-Down Loans.

One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable

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year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount—will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC Regular Certificates. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “— Variable Rate Certificates,” “— Market Discount” and “— Amortizable Premium” in this prospectus.

For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and
•	the Pricing Prepayment Assumptions.

As in the case of REMIC Regular Certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC Regular Certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

It is anticipated that most or all of the assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains assets purchased for a price below their outstanding principal amount, Pass-Through Securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for assets over their adjusted issue prices. See “Federal Income Tax

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Considerations—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus.

Treatment of Strip Securities

Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams LLP believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the assets or that represent an ownership interest in the assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the assets also falls within this category. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity—or, in the case of a stripped coupon, the amount payable on the due date of such coupon—over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,
•	an aggregation approach similar to the Aggregation Rule may be applied, and
•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

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In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Federal Income Tax Considerations—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.

The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the assets to be treated as a separate debt instrument;
•

in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount—i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the assets—to be treated as a separate debt instrument; and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the security’s purchase price to each separate payment on the assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “— Variable Rate Certificates,” “— Interest Weighted Certificates and Non-VRDI Securities,” “— Anti-Abuse Rule,” “— Market Discount”

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and “— Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC Regular Certificate is subject to the same tax accounting considerations applicable to the REMIC Regular Certificate to which it corresponds. As described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC Regular Certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus.

Purchase of Complementary Classes of Strip Securities

Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

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Possible Alternative Characterizations

The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate paid from the Issuing Entity taking into account all of the Securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,
•	the Contingent Payment Regulations should not apply to the IO Securities, or
•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

The holder of a Strip Security will be treated as owning an interest in each of the assets and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Federal Income Tax Considerations—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security

A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC Regular Certificate. See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of

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the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,
•	the Trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,
•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and
•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest—including original issue discount—paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate—or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Federal Income Tax Considerations—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to securityholders who are foreign persons. However, because the scope of those provisions is not

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entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding

The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC Regular Certificates. See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration

For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC Regular Certificates. See “Federal Income Tax Considerations—REMIC Certificates—Reporting and Tax Administration” in this prospectus.

Debt Securities and Partnership Trusts

Classification of Debt Securities and Partnership Trusts

With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that the Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel’s conclusion that either the Issuing Entity is not a publicly traded partnership or the nature of the income of the Issuing Entity will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

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Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to Debt Securities. See “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “— Gain or Loss on Disposition” in this prospectus.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership

If so specified in the applicable prospectus supplement, the Depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the Depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

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Partnership Taxation

As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet paid; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash payments of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust (including fees of the Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust

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in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually paid to such holder over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed paid to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

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Gain or Loss on Disposition of Partnership Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any payments received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The Depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Payments

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money paid with respect to such

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security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money paid exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

In the event that a securityholder sells its Partnership Securities at a profit (or loss), the purchasing securityholder will have a higher (or lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial

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institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The Depositor will be designated as the TMP in the Pooling and Servicing Agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be paid to the Foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered portfolio interest. As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or

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eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding

Payments made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a backup withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

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STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Considerations” in this prospectus, you should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the Securities.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in Certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulation”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by benefit plan investors (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not significant. This treatment could cause certain

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transactions concerning the assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

Under the Plan Asset Regulation, an Issuing Entity’s assets will not be considered plan assets of a Plan if the Securities are considered debt. For this purpose, the Securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term “substantial equity features” has no definition under the Plan Asset Regulation. In the absence of such a definition, we cannot assure you that the Securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of Securities may tell you whether the Issuing Entity believes the Securities are debt for ERISA purposes. To the extent that the Securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulation will not apply if (i) the security is registered under the Exchange Act, is freely transferable and is part of a class of Securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the Issuing Entity (the “insignificant participation exception”). If the Securities may be treated as an equity investment under the Plan Asset Regulation, the prospectus supplement may tell you whether either of the following exceptions to the Plan Asset Regulation will apply.

However, without regard to whether the Securities are treated as an equity interest or as debt, the acquisition or holding of Securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Issuing Entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Securities.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a fiduciary of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of Certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

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•	Prohibited Transaction Class Exemption (“PTCE “) 95-60, regarding investments by insurance company general accounts;
•	PTCE 96-23, regarding investment decisions by in-house asset managers;
•	PTCE 91-38, regarding investments by bank collective investment funds;
•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;
•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;
•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and
•	various underwriter exemptions.

Underwriters’ Exemption

For purposes of the “ERISA Considerations” section of this prospectus, the term “underwriter” includes (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an underwriter and where the trust and the offered Securities meet certain specified conditions, several of which are set forth below. Amendments to the Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

The Exemption also sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

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the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•

if the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•

the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by a Rating Agency;

•

one- to four-family residential and Home Equity Loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	the Trustee may not be an affiliate of any other member of the Restricted Group, other than any underwriter;
•

the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the Master Servicer and any other Servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	the Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and
•	for certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of an Issuing Entity only if the transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase Securities issued by the Issuing Entity.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well

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as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an Issuing Entity that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more Issuing Entities containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not a Plan that is sponsored by a member of the Restricted Group, which consists of the Trustee, each underwriter, any insurer of the Issuing Entity, the Sponsor, each Servicer, any obligor with respect to obligations included in the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons (an “Excluded Plan”).

A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the

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meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

•

the ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed 25%;

•

all assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the Issuing Entity, which terms and conditions have been approved by at least one Rating Agency;

•

the transfer of the Subsequent Assets to the Issuing Entity during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the Issuing Entity;

•

the weighted average annual percentage interest rate for all of the assets in the Issuing Entity at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the Issuing Entity on the closing date;

•	in order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the Issuing Entity:

(1) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the Depositor; or (2) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the Issuing Entity as of the closing date;

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the pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs);

•	amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain eligible investments;
•

the prospectus or prospectus supplement must describe: (1) the pre-funding account and/or capitalized interest account used in connection with the pre-funding account; (2) the duration of the pre-funding period; (3) the percentage and/or dollar amount of the pre-funding limit for the Issuing Entity; and (3) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal; and

•

the related agreement must describe the eligible investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

The Exemption also permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the Issuing Entity, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

•	the Cap Agreement is denominated in U.S. dollars;
•

the trust fund pays or receives, on or immediately prior to the respective payment or Payment Date for the class of Securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g, LIBOR) or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

•

payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference;

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•	the Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee;
•

the Cap Agreement is entered into between the Issuing Entity and an “eligible counterparty” which means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency; and

•

the notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

The Exemption covers Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Issuing Entity and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Issuing Entity. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein.

In the event that the Exemption is not applicable to the Notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of Certificates should consider the federal income tax consequences of that investment.

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The sale of Certificates to a Plan is in no respect a representation by the Depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

A purchaser of Securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain Issuing Entities. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Issuing Entity or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of Securities from, or the sale of Securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or Sponsor in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the Sponsor. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. None of the Depositor, the Trustee, the Servicer or any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in Securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Certain Required Representations

Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the Securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the Trustee unless the transferee provides the Depositor with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to the Depositor (and upon which the Depositor, the Trustee, the TMP, and their respective counsel are authorized to rely) that the ownership of a security of such class:

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•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code, and
•	either
•	will not cause any of the assets in the Issuing Entity — or in the case of a REMIC, the REMIC’s assets — to be regarded as plan assets for purposes of the Plan Asset Regulation, or
•	will not give rise to any fiduciary duty under ERISA on the part of the Depositor, the Trustee, the Servicer or the TMP in addition to any obligation undertaken in the agreement.

A Benefit Plan Opinion will not be required with respect to the purchase of Book-Entry Securities. Any purchaser of a Book-Entry Security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

This discussion is a general discussion of some of the rules that apply to Plans and similar entities. Prior to making an investment in Securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

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LEGAL INVESTMENT CONSIDERATIONS

The accompanying prospectus supplement describes whether the Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any Securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the Securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the Securities; and national banks may purchase the Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered Securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk.

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Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered Securities will not be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

If specified in the related prospectus supplement, other classes of offered Securities offered pursuant to this Prospectus will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered Securities, may be subject to significant interpretive uncertainties.

The Depositor will make no representations as to the proper characterization of the offered Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered Securities) may adversely affect the liquidity of the offered Securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

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PLAN OF DISTRIBUTION

The Depositor may sell the Securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The accompanying prospectus supplement sets forth the terms of the offering of your Securities, including the name or names of the underwriters, the proceeds to and their use by the Depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the Securities will be determined.

Your Securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the accompanying prospectus supplement, if any are purchased. If Securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of these Securities.

This Prospectus may be used, to the extent required, by any underwriter in connection with offers and sales related to market making transactions.

The place and time of delivery for your Securities is set forth in the accompanying prospectus supplement.

The Depositor or certain of its affiliates may retain certain of the Securities but may offer such Securities for sale from time to time in the future.

Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by the Depositor and deposited by the Depositor to be part of the estate of a new Issuing Entity. In addition, other securities issued by affiliates of the Depositor or persons unaffiliated with the Depositor may be acquired by the Depositor and deposited to new Issuing Entities to be part of the Issuing Entity estate for Securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization (a “Rating Agency”).

Any ratings on the Securities address the likelihood of receipt by you of all collections on the underlying assets to which you are entitled. These ratings address the structural, legal and Issuing Entity-related aspects associated with your Securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of Principal Prepayments by borrowers or of the degree by which prepayments might

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differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

REPORTS TO SECURITYHOLDERS

The Trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the Issuing Entity. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a Servicer with respect to compliance with the provisions of an Agreement, as applicable, will be furnished to securityholders upon written request addressed to Lares Asset Securitization, Inc., 101 California St., 13th Floor, San Francisco, California 94111, Attention: President.

The monthly statement generally will set forth, among other things, the following information, if applicable:

•

the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the Servicer or the Master Servicer;

•	the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the Servicer or the Master Servicer;
•	in the case of a series of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;
•

the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that Payment Date;

•

the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the Payment Date after giving effect to payments of principal distributed to securityholders on the Payment Date;

•	the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise;
•	the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent; and
•	the remaining balance, if any, in the Pre-Funding Account.

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ADDITIONAL INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports. With respect to each series of Securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Securities, that relate specifically to the related series of Securities. Reports and other information filed by the Depositor with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the SEC’s public reference facilities may be obtained by calling the SEC at (800) SEC-0330. In addition, the SEC maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding the Depositor may be viewed. The internet address of the SEC’s site is http://www.sec.gov.

This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits the Depositor has filed with the SEC. Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to the Depositor, Attention: President.

Financial Information

A new Issuing Entity will be formed with respect to each series of Securities and no Issuing Entity will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Issuing Entity will be included in this prospectus or in the related prospectus supplement.

LEGAL MATTERS

The validity of the Securities and certain federal income tax matters in connection with the Securities will be passed on for the Depositor by Hunton & Williams LLP.

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INDEX OF TERMS

1996 Lender Liability Act	113
30% Test	154
Accrual Period	3, 38
Accrual Securities	35
Aggregation Rule	123
Agreement	34
All OID Election	124
AMT	122
Applicable Amount	121
Assessment of Compliance	91
Asset Qualification Test	149
Attestation Report	91
Balloon Mortgage Loans	58
Bankruptcy Code	111
Beneficial Owners	42
Benefit Plan Opinion	180
Book-Entry Securities	6, 42
Buy-Down Fund	57
Buy-Down Loans	57
Cap	128
Cap Agreement	178
CERCLA	113
Certificates	34
Class	34
Code	6, 35
compensating interest payment	84
Complementary Securities	161
Contingent Payment Obligations	131
Contingent Payment Regulations	131
Converted Mortgage Loan	57
CPR	51
Crime Control Act	117
Current Recognition Election	132
Custodial Account	63
Debt Securities	120
Deemed Principal Payments	123
Definitive Securities	41
Depositor	30
Determination Date	3
Disqualified Organization	142
distribution date	3
DOL	172
Due Period	3, 64
due-on-sale	114
ERISA	8, 157
ES Class	35
Euroclear Operator	44
European Depositaries	42
excess inclusion income	139
Excess Premium	128
Exchange Act	44
Excluded Plan	176
Exemption	174
FHA	56
Financial Intermediary	42
First Distribution Period	126
Floor	128
foreign person	153
foreign person certification	153
Garn-St Germain Act	115
Governor	128
GPM Fund	57
GPM Loans	57
Grantor Trust	156
Grantor Trust Securities	120
Home Equity Loans	59
HUD	73
Hybrid Mortgage Loans	58
Indenture	34
Indenture Trustee	1, 34
Indirect Participants	42
insignificant participation exception	173
Interest Only Class	35
Interest Weighted Certificate	127
Interest-Only Mortgage Loans	58
Inverse Floater Certificates	130
IO Class	35
IO Securities	156
IRS	49
ISDA	178
Issuing Entity	1
Issuing Entity Administrator	34
L/C Bank	69
LIBOR	37
Mark-to-Market Regulations	144
Master Servicer	2, 34
MERS System	54
Mixed Use Properties	58
Model Law	183
mortgage related securities	182

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Multiple Rate VRDI Certificate	129
NCUA	117
Net Series Rate	162
Non-U.S. Holder	48
Non-VRDI Certificate	131
Notes	34
OID Regulations	122
Option ARMs	58
Ordinary Ratio Security	161
Originators	76
OTS	117
Owner Trust Agreement	34
Owner Trustee	34
P Class	35
PAC Classes	35
Parity Price	52
Participants	42
Partnership Securities	120
Partnership Trust	164
Pass-Through Rate	37
Pass-Through Securities	156
Pass-Through Securityholder	157
Payment Account	64
Payment Date	3, 37
Plan Asset Regulation	172
Plans	172
PMI	70
PO Class	35
PO Securities	156
Pooling and Servicing Agreement	34
portfolio interest	153
Pre-Funded Amount	62
Pre-Funding Account	62
Pre-Funding Limit	177
Pre-Funding Period	62
Pre-Issuance Accrued Interest	127
Pre-Issuance Accrued Interest Rule	127
Prepayment Interest Shortfall	40
Prepayment Period	4
Pricing Prepayment Assumptions	122
Principal Only Class	35
Principal Prepayments	38
PTCE	174
publicly offered exception	173
Qualified Intermediary	49
Qualified Reserve Fund	150
Qualifying REIT Interest	145
Rate Bubble Certificate	126
Rating Agency	184
Ratio Securities	156
Realized Loss	39
Record Date	3
Relevant Depositary	42
Relief Act Reduction	40
REMIC	35
REMIC Regular Certificate	120
REMIC Regular Certificates	36
REMIC Regulations	119
Residual Certificates	36
Restricted Group	176
RICO	117
RICs	121
Rules	42
SEC	60
Securities Administrator	34
Series REMIC	120
Servicer	2, 34
Servicer Remittance Date	3
Single Family Properties	58
Single Rate VRDI Certificate	129
single-class REMIC	121
SMMEA	8, 182
SPA	51
sponsor	29
Strip Class	35
Strip Securities	156
Stripping Regulations	159
Subsequent Assets	177
Superpremium Certificates	127
TAC Classes	35
Tax Administrator	121
Taxable Mortgage Pools	152
Teaser Certificates	124
TIN	154
Title VIII	117
TMP	155
Transfer and Servicing Agreement	34
Treasury	119
True Discount	124
Trustee	34
U.S. Withholding Agent	48
UBTI	137

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underwriter	174
VA	56
Variable Rate Certificate	128
VRDI	128
WAM	123
Weighted Average Certificates	130
Weighted Average Life	51

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Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus until 90 days after the date hereof.

$765,779,000

(Approximate)

LUMINENT MORTGAGE TRUST 2006-6

Mortgage-Backed Pass-Through Certificates, Series 2006-6

Lares Asset Securitization, Inc.

Depositor

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

BARCLAYS CAPITAL	BEAR, STEARNS & CO. INC.

September __, 2006